As filed with the U.S. Securities and Exchange Commission on January 15, 2025.

Registration No. 333-276231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

AMENDMENT NO. 6
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

MICROPOLIS HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

_______________________

Cayman Islands	3714	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Warehouse 1, Dar Alkhaleej Building
Dubai Production City, Dubai, UAE
+971 4 276 7008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

MPOLIS LLC
16192 Costal Highway
Lewes, Delaware 19958, County of Sussex
+1-510-344-2323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: +1 212 530-2206

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JANUARY 15, 2025

5,000,000 Ordinary Shares

Micropolis Holding Company

We are offering 5,000,000 ordinary shares, $0.0001 par value per share (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares (the “Shares”). It is currently estimated that the initial public offering price per share will be between $4.00 and $5.00.

We intend to apply to list our Shares on the NYSE Group, or NYSE, under the symbol “MCRP.” At this time, NYSE has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon NYSE’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on NYSE.

Micropolis Holding Company is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiary. Investors in our Ordinary Shares thus are purchasing equity interest in a Cayman Islands holding company. Micropolis Holding Company directly holds equity interests in its subsidiary, and does not operate its business through variable interest entities. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Micropolis Holding Company and when describing the financial results of Micropolis Holding Company, also includes its subsidiary. This structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiary for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiary to pay dividends to us may be restricted by the debt they incur on their own behalf or laws and regulations applicable to them.

Investing in the shares involves risks. See section titled “Risk Factors” of this prospectus, beginning on page 17.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Initial public offering price(1)	$4.5	$22,500,000
Underwriting discounts(2)(3)	$0.315	$1,575,000
Proceeds, before expenses, to us	$4.185	$20,925,000

____________

(1)       Assuming an initial public offering price of $4.5 per Ordinary Share, being the mid-point of the estimated range of the initial public offering price.

(2)       The underwriters will receive compensation in addition to the discounts. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 115.

(3)       Does not include a non-accountable expense allowance equal to 1% of the proceeds from the sale of the Shares, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. We have agreed to issue, on the closing date of this offering, the underwriters’ warrants to the representative of the underwriters, Network1 Financial Securities, Inc., to purchase an amount equal to 6% of the aggregate number of Ordinary Shares sold by us in this offering. These underwriters’ warrants will be exercisable at any time after the effective date of this registration statement at a price equal to 125% of the public offering price of the Ordinary Shares set forth on the cover page of this prospectus, may be exercised immediately on a cashless basis, and will expire five years from the commencement of sales of the offering. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 115.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1,000,000, exclusive of the above discounts. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the shares to purchasers against payment on            , 2025.

Prospectus dated            , 2025

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

i

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

General

“AI”	:	Artificial intelligence.
“AMR”	:	Autonomous mobile robots.
“Amended and Restated Memorandum and Articles”	:

The amended and restated memorandum and articles of association of the Company to be adopted by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective.

“Audit Committee”	:	The audit committee of our Board of Directors (defined below).
“Board” or “Board of Directors”	:	The board of Directors (defined below) of our Company (defined below).
“Company” or “Micropolis Cayman”	:	Micropolis Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands on February 23, 2023.
“Compensation Committee”	:	The compensation committee of our Board of Directors.
“COVID-19”	:	Coronavirus disease 2019.
“Directors”	:	The directors of our Company.
“Executive Officers”	:	The executive officers of our Company. See section titled “Management.”
“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending December 31.
“GCC”	:	Gulf Cooperation Council.
“GCC country”	:	A member state of the GCC.
“U.S. GAAP”	:	Accounting principles generally accepted in the United States of America
“Group”	:	Our Company and our subsidiary(ies).
“Industry 4.0”	:	The integration of intelligent digital technologies into manufacturing and industrial processes.
“Listing”	:	The listing and quotation of our Shares (defined below) on NYSE.
“Major Shareholder”	:

A person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 5.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company.

“MENA”	:

collectively refers to Middle East and North Africa region, including, for the purposes of this prospectus only, Algeria, Bahrain, Egypt, Jordan, Kuwait, Morocco, Oman, Qatar, Saudi Arabia, and the United Arab Emirate.

“Micropolis Dubai”	:

Micropolis Digital Development FZ-LLC, a wholly-owned subsidiary of the Company and a free zone company with limited liability organized pursuant to the laws of the Dubai Technology & Media Free Zone Private Companies Regulations 2003 under the laws of the Emirate of Dubai.

“NYSE”	:	New York Stock Exchange.

“NYSE Listing Rules”	:	The NYSE rules governing listed companies.
“Nominating and Corporate Governance Committee	:	The nominating and corporate governance committee of our Board of Directors.
“Offering Price”	:	Between $4.00 and $5.00 for each share being offered in this Offering (defined below).
“Offering”	:	The Offering of Shares (defined below) by the Underwriter on behalf of our Company for subscription at the Offer Price, subject to and on the terms and conditions set out in this prospectus.
“PTZ”	:

Pan-tilt-zoom. In relation to the camera of a robotic device, the term “pan” refers to the horizontal movement of the lens, “tilt” refers to the vertical movement of the lens, and “zoom” refers to the adjustment of the focal length of the lens.

“R&D”	:	Research and development.
“Share(s)” or “Ordinary Share(s)	:	Ordinary share(s) in the capital of our Company.
“Shareholders”	:	Registered holders of Shares.
“UAE”	:	United Arab Emirates.

Currencies, Units, and Others

“AED”	:	United Arab Emirates Dirham, the lawful currency of the United Arab Emirates.
“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.
“sq. m.”	:	Square meters.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, a reference to “we,” “our,” “us” or “our Group” or their other grammatical variations is a reference to our Company and our subsidiary taken as a whole.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes trademarks, trade names and service marks, certain of which belong to us, including the Micropolis logo, and others that are the property of other organizations. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All such trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Shares. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.”

Our Business

Micropolis Digital Development FZ-LLC (“Micropolis Dubai”), our wholly-owned subsidiary, is a robotics manufacturer founded in 2014, based in the United Arab Emirates (“UAE”) with its headquarters located in Dubai Production City, Dubai, UAE. We specialize in developing autonomous mobile robots (“AMRs”) that utilize wheeled electric vehicle (“EV”) platforms and are equipped with autonomous driving capabilities.

We have historically conducted our business through Micropolis Dubai. For purposes of this Offering, in February 2023, we incorporated Micropolis Holding Company (“Company” or “Micropolis Cayman”), an exempted company with limited liability under the laws of the Cayman Islands, as the listing vehicle for this Offering. In July 2023, Micropolis Cayman acquired 100 shares of Micropolis Dubai, representing 100% of the issued and outstanding share capital of Micropolis Dubai, from its five shareholders (the “Former Shareholders”) for an aggregate purchase price of AED100,000. As a result, Micropolis Dubai became a wholly-owned subsidiary of Micropolis Cayman. In March and September 2023, Micropolis Cayman issued an aggregate of 23,706,000 ordinary shares, representing 79.02% of its issued share capital, to the Former Shareholders and 6,294,000 ordinary shares, representing 20.98% of its issued share capital, to three new investors. From June to July 2024, a total of 1,024,000 ordinary shares were transferred from these shareholders to five additional investors. As of the date of this prospectus, the Former Shareholders own approximately 77.27% of Micropolis Cayman. For details, see “Corporate Structure and History.” The Company is currently a pre-revenue organization since most of our existing projects are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production for our robotics, which is expected to be by the second quarter of 2025.

As part of our product offerings, we integrate application-specific pods that serve as the primary purpose of a robot. These pods are designed to accommodate various functionalities, including surveillance cameras, road sweepers, logistics compartments, as well as collaborative robots (cobots) intended for direct human-robot interaction.

Collaboration-based Business Model

Our business is collaboration-based. In collaboration with our customers and partners, we are actively engaged in the development of cutting-edge technologies that aim to bring enhancements in security, logistics, and surveillance operation management. We have established a strong track record of successful partnerships with local governments and real estate developers. Our work with the Dubai Police is a prime example of this ongoing effort; they are playing an essential role in the creation of “Microspot,” which is an AI-powered security software we are currently developing as of the date of this prospectus. In particular, the Dubai Police have assembled a team to assist us in shaping the Microspot software, providing crucial insights into police operations and supplying dummy data for data science and machine learning. This partnership has not only facilitated us in navigating regulatory complexities but also provided invaluable support in testing and validating our products. Further, we have partnered with Dubai Police to develop self-driving security patrolling vehicles that enhance security surveillance operations, to help reduce crime through security deterrence.

We are also working closely with the Road and Transportation Authority in Dubai, UAE (“RTA”) through Dubai Police Innovation Lab. RTA is aiding us by designating the Jumeirah 1 area in Dubai as a safe testing environment for our autonomous driving system, which is still in development as of the date of this prospectus. RTA is also supplying high-definition maps of the area and data that will be essential in shaping the autonomous driving system.

Furthermore, our ongoing partnership with The Sustainable City in Dubai is proving invaluable, as they provide us with both high-definition city mapping and a living lab within their residential community for testing and validation. This collaboration allows us to work within a real-life environment to iteratively refine our autonomous driving features.

Further, we have also worked with The Sustainable City in Dubai to develop autonomous community delivery robots that are able to autonomously deliver goods within their assigned territory, making urban and sub-urban logistics more cost effective and energy preserving.

Additionally, we have developed a surveillance robot for the ministry of interior in Saudi Arabia through our Saudi local partner Quality Support Solutions Limited (“QSS Robotics”), equipped with pan-tilt-zoom (“PTZ”) surveillance camera and a drone launcher.

Together, these strategic collaborations underscore our dedication to the continuous development and refinement of our technological offerings, recognizing that our products are works in progress, with exciting potential for future growth and innovation. We continually strive for innovation and excellence, aiming to provide our clients with cutting-edge solutions designed to drive growth, streamline processes, and meet the evolving demands of the modern world.

UAE-focused

We operate in the GCC region, with a focus on the UAE and Saudi Arabia. The robotics industry in the UAE and Saudi Arabia is rapidly growing, with governments committing significant resources to technological advancement. Furthermore, Dubai, a hub for technological innovation in the region, presents a unique opportunity for the Company. With a robust portfolio of AMRs and a strong track record of successful partnerships with local governments, the Company is poised to take advantage of the growing demand for innovative robotics solutions in the Middle East.

Our flagship products are customized AMRs that can operate without the need for human intervention. These robots can be used in a wide range of industries, including security, hospitality, real estate, retailing, city cleaning, and logistics. The robots can be equipped with advanced sensors, machine learning algorithms, and computer vision technology that enable them to navigate complex environments, avoid obstacles, and interact with humans.

Our Products

Overview

We specialize in the development and integration of AMR, operating software, electronic control units and power storage units. Our extensive product offerings are organized into three main categories:

A.     AMRs:    Our AMRs are engineered with precision and tailored to meet diverse requirements. They are composed of two main parts, namely the mobility specific platform and application-specific pods.

B.     Operating Software:    Our software suite is further segmented into three distinct categories: (1) autonomous driving software, allowing users to manage fleets of AMRs from an operational room with real-time streaming service; (2) fleet mission planner, aiding operators in mission planning, path management, and performance monitoring; and (3) user bespoke software development service, offering customized software solutions for customers, integrating additional robot functionalities with existing systems to ensure cost-effectiveness and seamless deployment

C.     Electronic Control Units and Power Storage Units:    Our in-house-developed control units and power storage solutions serve as the driving force behind our AMRs, providing energy-efficient and reliable performance. The Micropolis Robotics Controller Unit (“MRCU”) is an innovative and advanced electronics board designed to serve as a centralized control unit for a wide range of robots, including AMRs and EVs; while The Smart Power Distribution Unit (“SPDU”) is designed to address the challenges present in battery-based systems, i.e. efficient energy utilization.

Our Industry

The robotics industry in the GCC region is rapidly growing, driven by government initiatives and private sector investments. The UAE is positioning itself as a hub for robotics innovation, with a focus on developing autonomous systems for various industries, such as manufacturing, logistics, and healthcare. The UAE and Saudi Arabia governments have been actively supporting the development of the robotics industry through initiatives such as the National Advanced Sciences Agenda 2031, which includes a focus on artificial intelligence and robotics research. Additionally, the UAE government first launched the UAE Artificial Intelligence Strategy 2031 in 2017. The strategy is the first of its kind in the region and the world and aims to not only use an integrated smart digital system that can overcome challenges and provide quick efficient solutions but also make the UAE the first in the field of AI investments in various sectors. It seeks to engage AI across multiple sectors, including education, transportation, energy, space, and technology.

According to an article published on the UAE Artificial Intelligence website on October 16, 2019, AI technologies will hold a global market value of US$15.7 trillion in 2030, boosting the UAE’s GDP by 35 percent ($96 billion in GDP), and utilizing AI technologies will reduce UAE government spending costs by up to 50 percent, or approximately $3 billion in savings. The robotics market in the UAE is expected to experience significant growth in the coming years, driven by the increasing demand for automation and the adoption of Industry 4.0 technologies. UAE is home to several robotics’ companies, both local and international, that are leveraging the growing market opportunities to develop and commercialize innovative robotics solutions.

As stated on the United Arab Emirates’ Government portal, the Dubai Robotics and Automation Program aims to increase the sector’s contribution to Dubai’s GDP to 9% within 10 years by 2032 and seeks to make Dubai one of the world’s top 10 cities in R&D by adopting and developing advanced robotics technologies, empowering national talent, and generating innovative new solutions, products, and services. The Dubai Robotics and Automation Program, which features five key initiatives, namely, establishing a council for robotics and automation, developing an act for the use of robots, launching an academic excellence program, creating experimental living labs for robotics and automation, and initiating an enterprise adoption program, will focus on accelerating research and development in five areas. According to the Dubai Government Media Office official website, as part of the program, 200,000 robots will be provided over the next 10 years to increase efficiency and productivity in various sectors including services, logistics, and the industrial sector, and enhance the competitiveness of Dubai’s economy.

Competition

The robotics industry in UAE and the GCC region is growing rapidly. The UAE government is investing heavily in the sector, and there are a number of startups and multinational companies that are developing and commercializing robotics solutions. The main areas of application for robotics in UAE and GCC include:

•        Logistics and transportation: Robots are being used to automate warehouse operations, deliver packages, and even drive taxis.

•        Healthcare: Robots are being used to perform surgery, provide rehabilitation, and deliver medications.

•        Education: Robots are being used to teach students, provide tutoring, and conduct research.

•        Security and defense: Robots are being used to patrol borders, detect explosives, and fight fires.

We believe competition in the robotics industry in UAE and the GCC region is currently mild as the industry is still at an early development stage. However, there are a number of companies that are well-positioned to succeed in this market, including established international robotics companies which wish to expand to the UAE and GCC region, as well as regional startups that are developing innovative robotics solutions. These regional startups are often supported by government initiatives, such as the Dubai Robotics and Automation Program.

In the rapidly advancing world of automation and robotics, the AMR industry is a burgeoning field, particularly within the UAE. Despite being in its early stages in the region, this industry has been attracting significant attention and experiencing substantial demand, fueled by the UAE government’s encouragement and various market needs. As an early player in this industry, we acknowledge the formative nature of the competitive landscape. The UAE market, although still emerging, presents unique opportunities and challenges, offering an exciting frontier for businesses like ours.

Our Competitive Strengths

We believe our main competitive strengths are as follows:

In-house R&D and Prototyping Facilities.    Our in-house R&D and prototyping facilities are critical for our autonomous robotics business. By having the ability to design and develop core products in-house, we can effectively control quality standards and customize our products to meet specific customer needs. Our facilities allow us to quickly respond to changing market demands in a rapidly evolving industry. We intend to continue to invest in R&D and prototyping to remain at the forefront of technological advancements in the field, allowing us to develop new products and be competitive.

Innovation and Customization.    Our focus on innovation and customization is essential in the design and manufacturing of our autonomous robotics products. We understand that each customer has unique needs, and we work closely with our customers to develop customized solutions that meet those needs. By doing so, we believe that we differentiate ourselves from our competitors, providing a unique value proposition to customers. Our commitment to innovation also ensures that our products remain technologically advanced, making them more attractive to customers who require the latest technology to operate efficiently. As the industry evolves, our innovation and customization focus will be vital in maintaining our position as one of the key players in the field of autonomous robotics.

Working with Government entities.    Our partnerships with government entities allow us to have access to the latest technologies and provide valuable insights into industry trends and customer needs. Working with government entities also enables us to understand their requirements, which we believe can help us secure contracts and partnerships in the public sector. Furthermore, by leveraging these partnerships, we can position ourselves as a trusted provider of innovative autonomous robotics solutions, which can help us win new business.

Mobility-Specific AMR Platforms.    Our mobility-specific AMR platforms serve as the backbone of automation in various industries. These platforms are meticulously designed to optimize navigation, adaptability, and reliability in dynamic environments. Equipped with cutting-edge sensors, advanced mapping capabilities, and intelligent decision-making algorithms, our AMRs seamlessly integrate into existing workflows, enabling autonomous movement and efficient task execution.

Application-Specific Robotic Pods.    We offer application-specific robotic pods customized to address specific industry needs for different industries. These pods can be customized to perform tasks such as material handling, warehouse logistics, order fulfillment, and assembly line automation. By leveraging our expertise and technologies, businesses can achieve unparalleled levels of precision, accuracy, and speed in their operations.

Bespoke Software Powered by AI.    We go beyond hardware solutions by offering bespoke software that harnesses the power of artificial intelligence. Our AI-powered software enables seamless communication and coordination between our AMR platforms, robotic pods, and existing infrastructure. Through sophisticated algorithms, machine learning, and real-time data analysis, our software optimizes operational workflows, predicts maintenance needs, and enhances decision-making processes, ultimately driving efficiency and maximizing productivity.

Customization and Integration.    We emphasize customization and integration in our services. Our team of experts works closely with customers to understand their specific needs and design solutions that seamlessly integrate with their operations. Whether it is adapting our AMRs to specific environments or developing custom software modules, we ensure a tailored solution that maximizes value and minimizes disruption.

Comprehensive Support and Services.    We pride ourselves on providing end-to-end support and services to our clients. From the initial consultation and deployment to ongoing maintenance and updates, we are dedicated to ensuring a seamless experience. Our comprehensive services include installation assistance, training programs, technical support, and regular performance evaluations. We are committed to building long-term partnerships with our clients and supporting their growth and success.

Future-Proof Solutions.    We aim to always be positioned at the forefront of research and development in robotics and AI, continuously exploring emerging technologies and industry trends. We are devoted to staying agile and adaptable, enabling us to provide future-proof solutions that can scale and evolve alongside our clients’ businesses. By partnering with us, clients gain access to the latest advancements in automation and AI, ensuring they stay ahead in a rapidly changing landscape.

Our Challenges

Despite the promising growth and opportunities in the AI and robotics industry, our company, like many others operating in this sector within the GCC region, faces a number of challenges that we must navigate to fully realize our potential. These include, among others:

•        Talent Acquisition and Retention:    With the growing demand for AI and robotics specialists, attracting and retaining top talent has become a significant challenge. Despite regional efforts to foster education in these fields, the supply of highly skilled professionals is not meeting demand. This scarcity raises operational costs and impacts our ability to innovate rapidly.

•        Data Privacy and Security:    As our work revolves around the use of data, ensuring privacy and security is paramount. However, navigating the regulatory landscape can be complex. Regulations related to data use and privacy are in nascent stages in the GCC, leading to ambiguity and risk.

•        Regulatory Uncertainty:    Rapid advancements in AI and robotics have outpaced the development of regulations. The lack of clear regulatory frameworks can create uncertainties, especially for areas such as autonomous vehicles, AI ethics, and robotics safety standards.

•        Technological Infrastructure:    While strides have been made in technological infrastructure in the GCC region, there are still areas where improvements are needed. Inconsistent or unreliable connectivity, limited cloud infrastructure, and issues related to data storage and management can impede our operations.

•        Market Adoption:    Despite growing awareness of the benefits of AI and robotics, some sectors within the GCC are slower to adopt these technologies. This resistance can limit potential markets and slow our growth.

Our Business Strategies and Future Plans

Our business strategies and future plans are as follows:

Increasing Market Share:    To capture a larger market share, the Company intends to strategically target market segments that align with its capabilities. The Company intends to focus on industrial automation, healthcare robotics, and consumer robotics, where it believes it has a competitive advantage. The Company plans to develop products that are tailored to these specific market segments, offering unique and differentiated solutions. The Company intends to invest in marketing and sales efforts to promote its products and build brand recognition in these markets.

Developing Sophisticated Product Roadmap:    To develop a sophisticated product roadmap, the Company plans to conduct market research to understand the needs and preferences of its target market. Based on this research, the Company intends to then develop a product development plan that outlines the features, functionality, and design of its robotic solutions. The roadmap will be aligned with the Company’s mission, target market, and technological capabilities, ensuring that it can deliver high-quality products that meet the needs of its customers. The Company plans to also regularly update its roadmap to reflect changing market conditions and technological advancements.

Investing in Research and Development:    To stay at the forefront of technological innovation and meet the evolving needs of its target market, the Company intends to invest in research and development. The Company plans to collaborate with universities, research institutions, or other companies to develop new technologies and applications. The Company intends to prioritize innovation in its internal R&D efforts, continually exploring new ideas and pushing the boundaries of what is possible in the robotics industry. By investing in R&D, the Company is striving to deliver cutting-edge solutions that meet the needs of its customers.

Building Partnerships and Alliances:    To expand its market reach and leverage complementary strengths and expertise, the Company will form strategic partnerships and alliances with other organizations. The Company will identify partners that share its values and have complementary capabilities, such as government departments, suppliers, integrators, or distributors. These partnerships will enable the Company to reach new customers and markets, accelerate product development, and reduce costs through shared resources. The Company will prioritize building long-term relationships with its partners, based on mutual trust and respect.

Managing the Supply Chain:    To ensure the timely and cost-effective delivery of its products and services, the Company will manage its supply chain effectively. This will involve strengthening in-house production, sourcing components from multiple suppliers to reduce reliance on any one supplier, managing inventory to ensure that it can meet customer demand without carrying excessive stock, and optimizing logistics and distribution to minimize shipping costs and delivery times. By managing its supply chain effectively, the Company can ensure that it is delivering high-quality products and services to its customers in a timely and cost-effective manner.

Maintaining a Strong Brand and Reputation:    To maintain a strong brand and reputation, the Company will focus on providing high-quality products and services, excellent customer service and support, and effective communication with its customers and stakeholders. The Company will maintain a consistent and distinctive visual identity that reflects its values and mission. The Company will also regularly engage with its customers and stakeholders through social media, events, and other channels, building strong relationships and promoting brand loyalty. By maintaining a strong brand and reputation, the Company can differentiate itself from its competitors and build long-term customer loyalty.

Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Related to Our Business

•        Our Group does not have a long operating history as an integrated group. See page 17 in the section titled “Risk Factors.”

•        Rapid advancements in robotics and AI technology can potentially outpace our current offerings. Failure to innovate could negatively affect our competitive edge. See page 17 in the section titled “Risk Factors.”

•        We may continue to incur losses in the future. See page 18 in the section titled “Risk Factors.”

•        We must maintain sufficient funding for R&D, marketing, and other operational costs. Financial risk could arise from fluctuations in sales, increased costs, or economic downturns. Decisions to raise capital could affect existing shareholders, while opting for debt financing might increase our risk profile. See page 18 in the section titled “Risk Factors.”

•        We may not be able to conduct our marketing activities effectively, properly, or at reasonable costs, which will have an impact on our business operations. See page 19 in the section titled “Risk Factors.”

•        Our business will be subject to risks associated with relying on a limited number of customers and suppliers. See page 19 in the section titled “Risk Factors.”

•        We may not exclusively own 100% of all intellectual property and technologies that we develop in the projects with our partners, which may adversely affect our ability to effectively utilize and monetize such intellectual property and technologies in our business operations. See page 20 in the section titled “Risk Factors.”

•        We face the inherent risk of unproven market demand for our products and services. See page 21 in the section titled “Risk Factors.”

•        As a robotics company, we are exposed to the risk of software malfunctions and design flaws in our AMR products. See page 21 in the section titled “Risk Factors.”

•        We cannot assure you that we will be able to continue to successfully develop and launch new products, services or grow our complementary product or service offerings. See page 21 in the section titled “Risk Factors.”

•        Recruiting and retaining talent in the highly specialized fields of AI and robotics is a challenge we face. The departure of key personnel could disrupt our operations and slow our pace of innovation. See page 22 in the section titled “Risk Factors.”

•        We may enter into strategic acquisitions, investments and partnerships which could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability. See page 22 in the section titled “Risk Factors.”

•        Industry consolidation may give our competitors an advantage over us, which could result in a loss of customers and/or a reduction of our revenue. See page 23 in the section titled “Risk Factors.”

•        Operating in the field of robotics and AI, we face risks associated with potential governmental and regulatory scrutiny. See page 24 in the section titled “Risk Factors.”

Risks Related to Doing Business in Certain Countries and Regions

•        The economies of a number of our markets in the GCC region are highly dependent upon the oil and gas industry. See page 26 in the section titled “Risk Factors.”

•        Our business may be adversely affected by changes in government policies, laws, and regulations in the UAE. See page 27 in the section titled “Risk Factors.”

•        Our failure to obtain, maintain or renew licenses, approvals, permits, registrations, or filings necessary to conduct our operations could have a material adverse impact on our business, financial condition, and results of operations. See page 27 in the section titled “Risk Factors.”

Risks Related to Our Ordinary Shares

•        An active trading market for our Ordinary Shares may not develop and could affect the trading price of our Ordinary Shares. See page 28 in the section titled “Risk Factors.”

•        Our share price may fluctuate significantly in the future, and you may lose all or part of your investment, and litigation may be brought against us. See page 28 in the section titled “Risk Factors.”

•        Investors in our Ordinary Shares will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution. See page 29 in the section titled “Risk Factors.”

•        Our Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Ordinary Shares. See page 29 in the section titled “Risk Factors.”

•        We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Ordinary Shares for return on your investment. See page 30 in the section titled “Risk Factors.”

•        If we fail to meet applicable listing requirements, NYSE may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline. See page 30 in the section titled “Risk Factors.”

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See page 31 in the section titled “Risk Factors.”

•        We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company. See page 32 in the section titled “Risk Factors.”

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards. See page 33 in the section titled “Risk Factors.”

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject United States investors in the Ordinary Shares to significant adverse U.S. federal income tax consequences. See page 33 in the section titled “Risk Factors.”

•        We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. See page 33 in the section titled “Risk Factors.”

•        We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business. See page 34 in the section titled “Risk Factors.”

Our Corporate Structure and History

Our history spans several pivotal milestones, propelling the company to the forefront of software development and autonomous robotics. Since our establishment in 2014, we have been committed to delivering innovative solutions tailored to the needs of government entities and large real estate developers.

In 2014, Micropolis Dubai, a free zone company with limited liability organized pursuant to the laws of the Dubai Technology & Media Free Zone Private Companies Regulations 2003 under the laws of the Emirate of Dubai, emerged as a prominent software development company, focusing on leveraging cutting-edge graphic engines to create advanced software solutions. Its primary clientele included government entities and large real estate developers seeking to optimize their operations through technological advancements.

In 2018, Micropolis Dubai developed a groundbreaking software demo called Microspot for the Dubai Police. Microspot utilized a 3D environment technology for crime detection and identifying potential suspects. Such 3D environment technology is an intelligent digital model based on geometric and 3D scanned point cloud scenes, demographic, mobility, and other elements addresses the complexity of the monitored area, enabling Dubai Police operators to work in a systemic approach to collaborate around the common referential that allows them to simulate the evolutions of different areas in one platform.

Building upon the success of Microspot, we continued to pioneer advancements in the field AMRs. In 2020, we achieved a significant milestone by successfully developing our first AMR. This accomplishment garnered attention and support from local investors, securing seed funding that facilitated further research and development.

In 2021, Mindrock Capital, a San Francisco-based investment firm, provided additional seed funding to us. This infusion of capital enabled Micropolis to accelerate its progress, leading to the creation of two remarkable AMR prototypes, named M1 and M2, respectively. These prototypes were specifically designed to function as unmanned police patrols, revolutionizing law enforcement practices.

During late 2022 to early 2023, the Company entered into two pivotal contracts. The first contract involved a collaboration with QSS Robotics to develop customized AMR robots catering to the specific needs of the Saudi market. This partnership allowed the Company to expand its reach and further establish itself as a global leader in autonomous robotics.

Simultaneously, the Company secured another significant contract with the Dubai Police to advance the development of the M1 and M2 autonomous police patrols. This strategic partnership reaffirmed the Company’s commitment to creating state-of-the-art solutions for law enforcement agencies, enabling them to enhance public safety and security. Operating on a business model that emphasizes collaboration and shared research and development, the Company strategically opts for client-specific funding as a mean to avoid share dilution. On April 26, 2023, we formalized this approach through an investment agreement with Future General Trading to finance the final phase of our Dubai Police Autonomous Patrols project. As part of this agreement, Future General Trading will receive 25% of the sales margin in perpetuity. Additionally, they will hold a 50% ownership stake in the intellectual properties associated specifically with the electronic control units for this project, as well as a 25% ownership stake in Microspot.

The following diagram illustrates the ownership structure of the Company before giving effect to this Offering:

____________

Note: Mpolis LLC is managed by Mindrock LLC, a Delaware limited liability company that is owned 60% by Pavel Cherkashin and 40% by Grigorii Trubkin.

The following diagram illustrates the ownership structure of the Company after giving effect to this Offering assuming no exercise of the over-allotment option by the underwriters:

Corporate Information

Our registered office is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and our principal place of business is Warehouse 1, Dar Alkhaleej Building, Dubai Production City, Dubai, UAE. The telephone number of our principal place of office is +971 4 276 7008. Our agent for service of process in the United States is Mpolis LLC, the address of which is 16192 Costal Highway Lewes, Delaware 19958, County of Sussex. Our corporate website is www.micropolis.ai. The information contained on our website does not constitute part of this prospectus.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•        the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•        exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

•        to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Shares, and the price of the Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. The extended transition period provision only applies to companies preparing financial statements under U.S. GAAP. Because we prepare our financial statements in accordance with IFRS, we are unable to take advantage of the aforementioned provision. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Supervisory Board are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”).

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “AED” refer to United Arab Emirates Dirham, the lawful currency of the United Arab Emirates. The Company’s reporting currency is AED.

Unless otherwise noted, all translations from AED to U.S. dollars and from U.S. dollars to AED, as the case may be, in this prospectus are made at 3.672 AED to US$1.00, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on December 31, 2023. We make no representation that any of the aforementioned currencies could have been, or could be, converted into any of the other aforementioned currencies, at any particular rate, the rates stated above, or at all. On December 31, 2023, the noon buying rate for the AED was 3.672 to US$1.00.

We have made round adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Impact of COVID-19

We have diligently navigated the challenges posed by the COVID-19 outbreak, and our business remained resilient and was not materially affected by the pandemic. As the global health crisis subsides and restrictions imposed due to COVID-19 are progressively lifted by the local government, we anticipate minimal or no adverse impact on our operations. Our personnel, vendors, and service providers are now able to pursue their business objectives without the constraints previously imposed by COVID-19-related restrictions. We believe that the risk of future disruptions due to COVID-19 or other global concerns is significantly mitigated, and we are confident in our ability to pursue our business objectives without material adverse effects. Moreover, we expect improved market conditions, including reduced volatility and enhanced market liquidity, which will positively influence our ability to raise equity and debt financing as needed, with attractive terms available to us.

THE OFFERING

Shares offered by us:	5,000,000 Ordinary Shares (or 5,750,000 Ordinary Shares if the Underwriters exercise their option to purchase additional Shares within 45 days of the closing of this offering).
Offer Price:	We expect that the initial public offering price will be between $4.00 and $5.00 per Share.
Number of Shares outstanding before this Offering:	30,000,000 Shares are outstanding as of the date of this prospectus.
Shares to be outstanding immediately after this Offering:	35,000,000 Shares (or 35,750,000 Shares if the Underwriters exercise their option to purchase additional Shares within 45 days of the closing of this offering).
Over-allotment option to purchase additional Shares:	We have granted the Underwriters an option to purchase up to 750,000 additional Shares from us within 45 days of closing of this offering.
Use of proceeds:

We intend to use the proceeds from this offering for capital expenditure, expansion of the workforce, research and development and working capital and other general corporate purposes. See “Use of Proceeds” on page 37 for more information.

Lock-up:

All of our Directors and officers and our principal shareholders (5% or more shareholders) have agreed with the Underwriter and the Company, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the effectiveness of the registration statement of which this prospectus forms a part.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.]

Listing; proposed symbol:

We intend to list the Shares on NYSE under the symbol “MCRP.” At this time, NYSE has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon NYSE’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on NYSE.

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Shares.
Underwriter’s Warrants:

The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants to purchase Ordinary Shares equal to 6% of the total number of Ordinary Shares sold in this offering, including the number of Ordinary Shares upon the exercise of the Underwriter’s over-allotment option, as a portion of the underwriting compensation payable to the Underwriter in connection with this offering. The Underwriter’s Warrants will be exercisable at any time, will be subject to lock up for 180 days from the date of issuance in accordance with FINRA Rule 5510 and will expire five years from the commencement of sales of this offering. The Underwriter’s Warrants will be exercisable at a price equal to 125% of the public offering price of the Ordinary Shares sold in the offering. Please see “Underwriting” for a description of these warrants.

Transfer Agent	VStock Transfer LLC

SUMMARY FINANCIAL INFORMATION

The following summary consolidated statements of operations and comprehensive (loss) income data, consolidated balance sheets and cash flow data for the years ended December 31, 2023 and December 31, 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations and comprehensive loss data and cash flow data for the six months ended June 30, 2024 and 2023, and the balance sheet data as of June 30, 2024 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”).

Our historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of our future performance.

Balance Sheets

As at June 30, 2024, December 31, 2023 and 2022

	June 30, 2024		December 31,
			2023		2022
	USD	AED	USD	AED	AED
	(Unaudited)				As Restated
ASSETS
Non-current assets
Property and equipment	1,272,195	4,671,500	940,112	3,452,092	3,789,343
Intangible assets	11,874	43,598	—	—	—
Right of use asset	468,922	1,721,880	583,114	2,141,197	2,827,385
	1,752,991	6,436,978	1,523,226	5,593,289	6,616,728
Current assets
Other receivables	316,618	1,162,619	182,227	669,139	675,447
Advance payment to suppliers	743,388	2,729,721	628,105	2,306,399	14,821
Cash and cash equivalents	49,316	181,087	18,620	68,372	20,834
	1,109,322	4,073,427	828,952	3,043,910	711,102
TOTAL ASSETS	2,862,313	10,510,405	2,352,178	8,637,199	7,327,830

EQUITY (DEFICIT) AND LIABILITIES
EQUITY (DEFICIT)
Ordinary shares, $0.0001 par value, 30,000,000 shares, authorized shares 200,000,000	3,000	11,016	3,000	11,016	8,705
Additional paid in capital	4,995,902	18,344,953	4,714,051	17,309,994	17,309,994
Accumulated deficit	(10,587,063)	(38,875,697)	(7,436,969)	(27,308,549)	(15,420,369)
TOTAL EQUITY	(5,588,161)	(20,519,728)	(2,719,918)	(9,987,539)	1,898,330

LIABILITIES
Non-current liability
Contract Liabilities	—	—	2,524,271	9,269,122	—
Employees’ end-of-service benefits	136,322	500,576	112,385	412,678	274,586
Payable for shares	27,233	100,000	27,233	100,000	100,000
Lease liability	225,215	826,989	342,122	1,256,274	2,047,357
TOTAL NON-CURRENT LIABILITIES	388,770	1,427,565	3,006,011	11,038,074	2,421,943

	June 30, 2024		December 31,
			2023		2022
	USD	AED	USD	AED	AED
	(Unaudited)				As Restated
Current liabilities
Contract Liabilities	3,522,081	12,933,081	—	—	—
Trade and other payables	622,037	2,284,114	333,887	1,226,035	729,967
Due to related parties	3,662,535	13,448,827	1,480,594	5,436,740	1,479,789
Lease liability	255,051	936,546	251,604	923,889	797,801
	8,061,704	29,602,568	2,066,085	7,586,664	3,007,557
Total liabilities	8,450,474	31,030,133	5,072,096	18,624,738	5,429,500
TOTAL EQUITY (DEFICIT) AND LIABILITIES	2,862,313	10,510,405	2,352,178	8,637,199	7,327,830

Statement of Comprehensive Income
For the periods ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022

	June 30,			December 31,
	2024		2023	2023		2022
	USD	AED	AED	USD	AED	AED
	(Unaudited)					As Restated
Revenue	8,931	32,796	577,064	157,153	577,064	—
Cost and operating expenses:
Cost of revenue	(2,729)	(10,020)	(289,119)	(78,736)	(289,119)	—
Research and Development	(485,292)	(1,781,994)	(323,912)	(330,907)	(1,215,091)	(1,443,619)
Administrative expenses	(2,380,576)	(8,741,474)	(4,668,194)	(3,019,483)	(11,087,540)	(9,732,985)
Marketing expenses	(197,913)	(726,740)	—	(3,904)	(14,333)	(85,751)
Operating loss	(3,057,579)	(11,227,432)	(4,704,161)	(3,275,877)	(12,029,019)	(11,262,355)
Other income	4,828	17,727	199,551	55,503	203,808	28,617
Finance expense	(97,343)	(357,443)	(33,506)	(17,148)	(62,969)	(81,706)
Loss for the year	(3,150,094)	(11,567,148)	(4,538,116)	(3,237,522)	(11,888,180)	(11,315,444)
Other comprehensive income	—	—	—	—	—	—
Total comprehensive loss for the year	(3,150,094)	(11,567,148)	(4,538,116)	(3,237,522)	(11,888,180)	(11,315,444)

Basic and diluted loss per ordinary share	(0.11)	(0.39)	(0.19)	(0.13)	(0.46)	(0.48)
Weighted average number of ordinary shares outstanding	30,000,000	30,000,000	23,706,000	25,585,578	25,585,578	23,706,000

Statement of Cash Flows
For the periods ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022

	June 30,			December 31,
	2024		2023	2023		2022
	USD	AED	AED	USD	AED	AED
	(Unaudited)					As Restated
Cash flow from operating activities
Loss for the year	(3,150,094)	(11,567,148)	(4,538,116)	(3,237,522)	(11,888,180)	(11,315,444)

Adjustments for:
Depreciation of property and equipment	132,773	487,543	358,498	198,034	727,181	494,912
Disposal loss of property plant and equipment	—	—	—	—	—	1,381
Amortization of intangible assets	1,121	4,118	—	—	—	294
Depreciation of right-of-use asset	129,505	475,543	408,530	230,138	845,064	817,062
Finance expense	97,343	357,443	33,506	17,148	62,969	81,706
Provision for employees’ end-of-service benefits	27,858	102,293	56,003	51,481	189,040	181,757
Operating loss before working capital changes	(2,761,494)	(10,140,280)	(3,681,579)	(2,740,721)	(10,063,926)	(9,738,332)

Changes in working capital
Decrease/(increase) in other receivables	(134,391)	(493,480)	(179,829)	1,718	6,308	843,895
Decrease/(increase) in advance payment to suppliers	(115,283)	(423,322)	(34,618)	(624,067)	(2,291,578)	(14,821)
Increase/(Decrease) in trade payables	288,149	1,058,077	535,341	135,094	496,068	85,286
Increase/(Decrease) in contract liabilities	997,809	3,663,959	1,826,500	2,524,271	9,269,122	—
Employees’ end of service benefits paid	(3,921)	(14,395)	(36,228)	(13,874)	(50,948)	(99,261)
Net cash flows used in operating activities	(1,729,131)	(6,349,369)	(1,570,413)	(717,579)	(2,634,954)	(8,923,233)

Cash flows from investing activities
Acquisition of property and equipment	(464,856)	(1,706,951)	(308,137)	(106,190)	(389,930)	(3,348,914)
Disposal of property and equipment	—	—	—	—	—	22,093
Acquisition of intangible assets	(12,995)	(47,716)	—	—	—	—
Net cash flows used in investing activities	(477,851)	(1,754,667)	(308,137)	(106,190)	(389,930)	(3,326,821)

Cash flows from financing activities
Capital introduced during the period/year	—	—	—	—	—	10,363,887

	June 30,			December 31,
	2024		2023	2023		2022
	USD	AED	AED	USD	AED	AED
	(Unaudited)					As Restated
Ordinary shares issued for cash	—	—	—	629	2,311	—
Decrease in due to related parties	(15,425)	(56,642)	(30,000)	(8,978)	(32,967)	(884,063)
Increase in due to related parties	2,388,818	8,771,740	2,651,496	1,086,579	3,989,918	1,605,214
Increase in short-term borrowings	40,577	149,000	—	—	—	—
Decrease in short-term borrowings	(40,577)	(149,000)	—	—	—	—
Lease payments made during the period/year	(135,715)	(498,347)	(429,914)	(241,514)	(886,840)	(859,830)
Net cash flows generated from financing activities	2,237,678	8,216,751	2,191,582	836,716	3,072,422	10,225,208
Net increase in cash and cash equivalents	30,696	112,715	313,032	12,947	47,538	(2,024,846)
Cash and cash equivalents at the beginning of the period/year	18,620	68,372	20,834	5,673	20,834	2,045,680
Cash and cash equivalents at the end of the period/year	49,316	181,087	333,866	18,620	68,372	20,834

RISK FACTORS

Prospective investors should carefully consider and evaluate each of the following considerations and all other information set forth in this prospectus before deciding to invest in our Shares. The following section describes the material risks known to us that could directly or indirectly affect us and the value or trading price of our Shares and should not be construed as a comprehensive listing of all risk factors. The following section does not state risks unknown to us now but which could occur in the future and risks which we currently believe to be not material but may subsequently turn out to be so. Should these risks occur and/or turn out to be material, they could materially and adversely affect our business, financial condition, results of operations and prospects. To the best of our Directors’ knowledge and belief, the risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develop into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Shares could decline, and investors may lose all or part of their investment in our Shares. Prospective investors are advised to apprise themselves of all factors involving the risks of investing in our Shares from their professional advisers before making any decision to invest in our Shares.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus.

Risks Related to Our Business

Our Group does not have a long operating history as an integrated group.

Our Company was incorporated as a holding company on February 23, 2023. While the businesses of our subsidiary have been in operation since 2014, we do not have a long history of running an integrated group with standardized policies and procedures and on which our past performance may be judged. Given our limited operating history and the rapidly evolving market in which we compete, we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology, and general and administrative capabilities.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

We are a pre-revenue organization since most of our existing projects are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production for our robotics, which is expected to be by the second quarter of 2025. We were founded in 2014 and have a minimal operating history upon which an evaluation of our future success or failure can be made. We have suffered recurring losses from operations and have a significant accumulated deficit. In addition, we continue to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern and our auditors have issued a going concern opinion in their report included in this prospectus.

We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to enter into commercial production for our robotics. We cannot guarantee that we will be successful in finding customers for our robotics and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

Rapid advancements in robotics and AI technology can potentially outpace our current offerings. Failure to innovate could negatively affect our competitive edge.

The rapid pace of technological advancements in the robotics and AI industry presents a significant risk to the Company’s long-term success. As cutting-edge solutions emerge, there is a possibility that the Company’s current offerings may become outdated or less competitive. To mitigate this risk, the Company aims to allocate substantial resources to R&D, continuously monitor industry trends, and invest in exploring emerging technologies. Maintaining a culture of innovation and fostering collaborations with research institutions can help ensure the Company stays at the forefront of the evolving landscape. However, we cannot assure you that we will be able to continue to innovate, and failure to do so could negatively affect our competitive edge, lead to a loss in market share and adversely affect our business and financial results.

We operate in a regulatory environment that is subject to change, as governments adapt to the implications of robotics and AI. This can affect how we develop and implement our technologies, and non-compliance could lead to fines or reputational damage.

Operating in a dynamic regulatory environment exposes the company to compliance risks. Governments worldwide are grappling with the implications of robotics and AI, leading to evolving regulations and policies. Non-compliance with these changing rules could result in financial penalties and reputational damage. To address this risk, we aim to establish robust compliance procedures, closely monitor regulatory updates, and engage in constructive dialogues with regulatory authorities. All these efforts will lead to an increase in our cost of compliance and thus our operating cost, which may negatively affect our financial results.

We may continue to incur losses in the future.

For the period ended June 30, 2024 and the years ended December 31, 2023 and 2022, we recorded net losses of $3.2 million, $3.2 million and $3.1 million, respectively. We anticipate that our operating expenses, together with the increased general administrative expenses of a public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers, and further enhance our service offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain sufficient cash flows or profitability on a quarterly or annual basis for the foreseeable future.

We must maintain sufficient funding for R&D, marketing, and other operational costs. Financial risk could arise from fluctuations in sales, increased costs, or economic downturns. Decisions to raise capital could affect existing shareholders, while opting for debt financing might increase our risk profile.

Our financial stability is subject to various factors that could impact our ability to meet operational expenses and invest in crucial areas like research and development. Fluctuations in sales due to changing market conditions or unforeseen events, increased costs, or economic downturns can strain our financial position. Moreover, increased costs, such as rising raw material prices or higher manufacturing expenses, could erode profit margins, potentially hindering the Company’s growth and expansion plans. Economic downturns can further exacerbate these challenges, constraining our ability to access capital and potentially leading to liquidity issues.

To maintain sufficient funding, we may seek diverse funding options, such as debt financing. Taking on debt could lead to an increase in our overall leverage, potentially resulting in higher interest payments and debt-related expenses. As a result, a significant portion of our earnings may be allocated to service our debt, limiting the funds available for dividend distributions or reinvestment in growth initiatives.

New competitors may enter the robotics industry with competing products and services, which could have a material and adverse effect on our business, results of operations and financial condition.

Our competitors could significantly impede our ability to expand our network and to reach consumers. Our competitors may also develop and market new technologies that render our existing or future products and services less competitive, unmarketable or obsolete. In addition, if competitors develop products or services with similar or superior functionality to our products and services, we may need to decrease the prices for our products and services to remain competitive or our products or services developed by us may be branded or generic, becoming obsolete before they are marketed or before we recover a significant portion of the development and commercialization expenses incurred with respect to these products. If we are unable to maintain our current pricing structure due to competitive pressures, our revenue may be reduced, and our operating results may be negatively affected. Some of our larger competitors may be better able to respond more quickly with new technologies and to undertake more extensive marketing or promotional campaigns. If we are unable to compete with these companies, the demand for our products and services could substantially decline.

Also, if any of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could materially and adversely affect our ability to compete effectively. Our competitors may also establish or strengthen cooperative relationships with our current or future suppliers, technology partners or other parties with whom we have relationships, thereby limiting our ability to develop, improve and promote our solutions. We may not be able to compete successfully against current or future competitors, and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

We may not be able to conduct our marketing activities effectively, properly, or at reasonable costs, which will have an impact on our business operations.

We invest resources in a variety of different marketing and brand promotion efforts designed to enhance our brand recognition and increase sales of our services and products. For the period ended June 30, 2024 and the years ended December 31, 2023 and 2022, our marketing and promotion expenses were approximately $198,000, $3,904 and $24,000, respectively, representing approximately 6.5%, 0.1% and 0.5% of our total expense, respectively. We leveraged relationship with our partners like Dubai Police to increase our brand awareness and showcased our products in various events throughout the period. Also we have active presence on various social media including Instagram, Facebook, LinkedIn, and YouTube.

We may not allocate significant resources to traditional marketing activities due to our focus on B2B communication and our established customer base. However, we recognize the importance of promoting our product to the public to increase awareness about its usability, benefits, and positive impact on people’s lives. Our marketing efforts will aim to educate and inform the public about our technology, ensuring that potential customers understand how our products can simplify and enhance their daily lives. By strategically targeting our promotional activities, we can maximize the effectiveness of our marketing efforts while maintaining reasonable costs.

While we seek to structure our promotional campaigns in the manner that we believe is most likely to encourage people to use our products and services, we may fail to identify advertising opportunities that satisfy our anticipated return on advertising spend as we scale our investments in marketing, accurately predict consumers’ acquisitions, or fully understand or estimate the conditions and behaviors that drive consumers’ behaviors. If for any reason any of our advertising campaigns prove less successful than anticipated in attracting new consumers, we may not be able to recover our advertising expense, and our rate of consumers acquisition may fail to meet market expectations, either of which could have an adverse effect on our business. There can be no assurance that our advertising and other marketing efforts will result in increased sales of our services and products.

Our business will be subject to risks associated with relying on a limited number of customers and suppliers.

Our business will be subject to risks associated with relying on a limited number of customers and suppliers. As we are a pre-revenue company, we did not have any customers until January 2023. Moreover, we develop major components of our robotics in-house. However, since our business is collaboration-based and each of our robotics is customized to meet our partners’ needs, we expect to have a limited number of customers and suppliers in the future once we start to generate substantial revenue. Given that our business will depend on a few customers and suppliers, any changes in the relationships with these future customers and suppliers, such as the loss of a major client or reduced orders, could significantly impact our financial stability and growth prospects. Similarly, a disruption in the supply chain, such as a supplier failing to deliver crucial components on time or of the required quality, could hamper our production schedule and impact product quality. This dependence on a limited pool may also expose us to risks from changes in market conditions, such as price fluctuations or supply shortages. Although we plan to continuously work towards diversifying our customer base and supplier network, maintaining high-quality service and products, and developing strong relationships with multiple reliable suppliers, unforeseen disruptions can still occur, and our business operations and financial conditions may be adversely affected.

Misappropriation or infringement of our intellectual property and proprietary rights, enforcement actions to protect our intellectual property and claims from third parties relating to intellectual property could materially and adversely affect our business, results of operations and financial condition.

Litigation regarding intellectual property rights is common in the technology industries. We expect that robotics technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Our ability to compete depends upon our proprietary technology. While we rely on intellectual property laws, confidentiality agreements and technical measures to protect our proprietary rights, we believe that the technical and creative skills of our personnel, continued development of our proprietary systems and technology and brand name recognition are essential in establishing a leadership position and strengthening our brands. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult and may be expensive. We can provide no assurance that the steps we take will prevent misappropriation of technology or that the agreements entered into for that purpose will be enforceable. Effective trademarks, service mark, patent, copyright and trade secret protection may not be available when we first introduce our products. In addition, if litigation becomes necessary to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity, such litigation, even if successful, could result in substantial costs and diversion of resources and management attention.

We also cannot provide any assurance that our products and services do not infringe on the intellectual property rights of third parties. Claims of infringement, even if unsuccessful, could result in substantial costs and diversion of resources and management attention. If unsuccessful, we may be subject to preliminary and permanent injunctive relief and monetary damages, which may be trebled in the case of willful infringements.

We do not exclusively own 100% of all intellectual property and technologies that we develop in the projects with our partners, which may adversely affect our ability to effectively utilize and monetize such intellectual property and technologies in our business operations.

One significant aspect of our business model involves partnering with various companies and government entities to develop customized robotics solutions for specific tasks. These collaborative projects often entail the joint development of intellectual property and related technologies. In certain cases, the collaboration agreements may stipulate that the ownership of such intellectual property and technologies will be shared between our partners and our Company. For example, in our partnership with Dubai Police for the development of self-driving cars, intellectual property used in the programs operating the self-driving cars is considered joint intellectual property; and in our partnership with QSS Robotics, QSS Robotics owns the intellectual property related to product design while we own patents or hardware design rights.

As a result of these arrangements, our Company does not exclusively own 100% of all intellectual property developed within such projects. This shared ownership of intellectual property and related technology could have implications on our ability to fully monetize or independently commercialize the developed intellectual property. It might also impact our control over the direction and application of the technology. Additionally, decisions regarding the use, licensing, or further development of these jointly owned intellectual property may require consensus with our partners, which could potentially lead to delays or differences in strategic priorities.

As a robotics company operating in a digital era, we face significant cybersecurity risks that could have adverse implications for our business, reputation and stakeholders.

Cybersecurity threats, such as data breaches, hacking attempts, and malware attacks, pose an imminent danger to the confidentiality, integrity and availability of our sensitive information and proprietary technologies. In particular, we have highlighted the following specific threats that may happen to us:

•        System intrusions:    Although our operational and security systems operate behind our clients’ firewalls, they may still be exposed to potential cybersecurity threats. Intruders may seek to infiltrate these systems, disrupt operations, or access sensitive data. System vulnerabilities could be exploited if not adequately protected.

•        Software vulnerabilities:    Our integrated software in the robots and other products can also be a target for cyber threats. These threats can take many forms, from injecting malicious code to exploiting software vulnerabilities to disrupt robot functioning or compromise data integrity.

•        Data privacy and protection:    The data collected and processed by our products or software, whether personal or proprietary, is another potential cybersecurity risk. Unprotected or inadequately protected data can be a target for unauthorized access, misuse, or theft, leading to breaches of privacy and potential legal repercussions.

•        Monitoring and control:    Despite our robots’ fleets being monitored from an operations room 24/7, there is still a risk of undetected cyber threats. Sophisticated attackers could potentially bypass detection systems or operate in ways that appear normal to avoid raising alarms.

•        Supply chain threats:    Cybersecurity risks can also arise from the supply chain. If any of our suppliers or partners are compromised, it could potentially affect our systems or products.

•        Advanced persistent threats:    Given the critical nature of our operations, we could be targeted by advanced persistent threats. These are stealthy and continuous hacking processes orchestrated by individuals or groups targeting specific data or infrastructures.

We employ a robust cybersecurity strategy that includes regular system updates and patches, stringent data protection protocols, sophisticated threat detection and response systems, and continuous cybersecurity awareness training for our employees. Our commitment to cybersecurity is unwavering, and we continually strive to stay ahead of potential threats to protect our operations, products, and the valuable data we handle. However, we cannot assure you that we can avert all cyber threats and a successful cyber-attack, or any other cyber security incident could result in the theft or unauthorized disclosure of our intellectual property, customer data, or confidential business information, which could disrupt our operations, and lead to financial losses, damage to our reputation and potential legal liabilities. The evolving nature of cyber threats poses an ongoing challenge to us. The emergence of new attack vectors and sophisticated hacking techniques demands continuous investment and training. Failure to keep up with these evolving threats expose us to greater risks.

We face the inherent risk of unproven market demand for our products and services.

As an early player in the robotics industry in the UAE, we face the inherent risk of unproven market demand for our products and services. The market for AMR solutions is relatively new and evolving, with limited historical data to accurately predict customer preferences and long-term adoption trends. The lack of a well-established market for AMR products in the UAE presents challenges in accurately assessing customer needs and preferences. The demand for AMR solutions may be influenced by factors such as the pace of technological advancements, customer awareness, regulatory developments, and economic conditions. A failure to accurately gauge market demand could lead to overproduction or misallocation of resources, resulting in potential financial losses and excess inventory.

As a robotics company, we are exposed to the risk of software malfunctions and design flaws in our AMR products.

Despite rigorous testing and quality assurance measures, the complexity of robotics software and the ever-evolving technology landscape can lead to unforeseen issues that may adversely impact our operations and reputation. Software malfunctions in AMR products could result in unexpected behavior, causing robots to deviate from intended paths, fail to perform critical tasks, or lead to collisions with objects or personnel. Such malfunctions may disrupt workflows, delay operations, and potentially lead to property damage or safety incidents. Any incident involving our robots could lead to reputational damage, customer dissatisfaction, and potential legal liabilities.

Design flaws in robotics software may lead to inefficiencies, suboptimal performance, or vulnerabilities that could be exploited by malicious actors. Security vulnerabilities in the software could expose sensitive customer data or proprietary information, leading to data breaches and potential regulatory non-compliance. A successful cyber-attack on our AMR products could compromise their functionalities and affect our customers’ trust in our technology. Furthermore, the introduction of new features or software updates may inadvertently introduce unforeseen issues or compatibility challenges with existing systems. Incompatibility or software conflicts could cause downtime, negatively impacting customer operations, and eroding trust in our products.

In the rapidly evolving robotics industry, unforeseen design flaws or software malfunctions may necessitate the recall or modification of our AMR products, leading to substantial financial and operational costs. Delays in addressing such issues could result in missed business opportunities, potential loss of market share, and decreased customer confidence.

We cannot assure you that we will be able to continue to successfully develop and launch new products, services or grow our complementary product or service offerings.

While our current focus is on developing two types of AMRs and the related software bundle to cater to specific customer needs, we cannot provide assurance that we will continue to successfully develop and launch new products.

Our future success will depend, in part, upon our ability to continue enhancing and improving the value of our products and services, with a focus on the development of electronic control units, mechanical systems, and autonomous driving systems for our AMRs. We believe that these advancements will further strengthen our offerings and contribute to our market competitiveness.

The development of our services and products is complex and costly, and we typically have several services and products development simultaneously. Given the complexity, we occasionally have experienced, and could experience in the future, delays in completing the development and introduction of new and enhanced services and products. Problems in the design or quality of our services or products may also have an adverse effect on our brand, business, financial condition, and operating results. Unanticipated problems in developing products and services could also divert substantial research and development resources, which may impair our ability to develop new services and products and enhancements of existing services and products and could substantially increase our costs. If we fail to continue to successfully launch new value-add products and services or to enter new, complementary markets successfully, or to do either of the foregoing in a cost-effective manner, our business, results of operations and financial condition may be materially and adversely affected.

Our business is dependent on keeping pace with advances in technology. If we are unable to keep pace with advances in technology, consumers may stop using our services and our revenues will decrease. If we are required to invest substantial amounts in technology, our business, results of operations and financial condition may be materially and adversely affected.

Our business relies on staying at the forefront of technological advancements. It is crucial for us to keep pace with these advances to maintain consumer trust in our products and services. Failure to do so may result in reduced consumer confidence, making it challenging to achieve our revenue projections, which could eventually lead to a decrease in our revenues. Furthermore, significant investments in technology may be necessary, and if such investments are required, they may have a material and adverse impact on our business, results of operations, and financial condition.

The robotics markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service and product introductions embodying new technologies, including Level 4 autonomous system and advanced control units such as the EV main control unit that is built on an automotive grade microcontroller such as Nvidia AJX Orin, Infineon AURIX and STM ARM Cortex M7 alongside drive/steer/break-by-wire based platform, and the emergence of new industry standards and practices that could render our products, services, and technologies obsolete. These market characteristics are intensified by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. If we are unable to adapt to changing technologies, our business, results of operations and financial condition may be materially and adversely affected.

Recruiting and retaining talent in the highly specialized fields of AI and robotics is a challenge we face. The departure of key personnel could disrupt our operations and slow our pace of innovation.

Our success depends, in part, upon the continuing contributions of key employees, including our Chief Executive Officer Fareed Aljawhari, and our continuing ability to attract, develop, motivate and retain highly qualified and skilled personnel. The loss of the services of any of our key employees or the failure to attract or replace qualified personnel may have a material and adverse effect on our business.

The limited pool of experienced robotics and AI experts in the UAE can make it challenging to find suitable candidates with the required expertise to drive our research, development, and operational initiatives. Additionally, increased demand from various industries and emerging technology sectors may intensify the competition for qualified professionals, making talent acquisition a complex and resource-intensive process.

Retaining top talent is equally crucial, as our success heavily relies on the innovative contributions and knowledge of our skilled workforce. The talent retention risk is amplified by the emergence of international job opportunities and the potential for employees to seek higher compensation or career growth elsewhere. Losing key personnel may disrupt ongoing projects, slow down innovation, and negatively impact our competitive edge.

We may enter into strategic acquisitions, investments and partnerships which could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

We may enter into strategic acquisitions, investments, and partnerships; these carry inherent risks, including potential increased leverage and dilution of existing shareholders. Nevertheless, our steadfast commitment to maintaining profitability and sustaining a consistent growth trajectory guides our decision-making process in pursuing such opportunities.

Acquisitions involve inherent risks, such those relating to increased leverage and debt service requirements and post-acquisition integration challenges, which could have a material and adverse effect on our results of operations and/or cash flow and could strain our human resources. We may be unable to successfully implement effective cost controls or achieve expected synergies as a result of a future acquisition. Acquisitions may result in our assumption of unexpected liabilities and the diversion of management’s attention from the operation of our business. Acquisitions may also result in our having greater exposure to the industry risks of the businesses underlying the acquisition. Strategic investments and partnerships with other companies expose us to the risk that we may not be able to control the actions of our investees or partners, which could decrease the amount of benefits we realize from a particular relationship. We are also exposed to the risk that our partners in strategic investments and infrastructure may encounter financial difficulties that could lead to a disruption of investee or partnership activities, or an impairment of assets acquired, which could adversely affect future reported results of operations and shareholders’ equity. Acquisitions may subject us to new or different regulations or tax consequences which could have an adverse effect on our operations.

In addition, we may be unable to obtain the financing necessary to complete acquisitions on attractive terms or at all. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Ordinary Shares. Future equity financings would also decrease our earnings per share and the benefits derived by us from such new ventures or acquisitions might not outweigh or exceed their dilutive effect. Any additional debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities. Realization of any of the foregoing risks associated with future strategic acquisitions, investments and partnerships could materially and adversely affect our business, results of operations and financial condition.

Industry consolidation may give our competitors an advantage over us, which could result in a loss of customers and/or a reduction of our revenue.

Some of our competitors have made or may make acquisitions or enter into partnerships or other strategic relationships in order to offer more comprehensive services or achieve greater economies of scale. In addition, new entrants who are not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. Many potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services, and larger marketing budgets, as well as greater financial, technical, and other resources. Industry consolidation may result in practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or services functionality. These pressures could result in a reduction in our revenue.

As an emerging industry, the potential risks of industry consolidation remain uncertain for our company in the long term. While some competitors may pursue acquisitions, partnerships, or strategic relationships to enhance their services and gain economies of scale, it is unclear if these actions will pose a significant threat to our customer base and revenue. Moreover, new entrants may enter the market through similar means, leveraging their advantages such as brand recognition, operating experience, diverse services, larger marketing budgets, and greater financial and technical resources. Industry consolidation could introduce competitive practices that hinder our ability to effectively compete in terms of pricing, sales and marketing programs, technology, and service functionality, potentially impacting our revenue. However, the full extent of these pressures is yet to be determined.

Negative publicity relating to our Group or our Directors, Executive Officers or Major Shareholders may materially and adversely affect our reputation and Share price.

Negative publicity or announcements relating to our Group or any of our Directors, Executive Officers or Major Shareholders, whether with or without merit, may materially and adversely affect the reputation and goodwill of our Group in our industry, consequently affecting our relationships with our customers and car dealers. In addition, such negative publicity may affect market perception of our Group and the performance of our Share price.

Negative publicity or announcements may include, among others, newspaper reports of accidents at our workplaces, unsuccessful attempts in joint ventures, acquisitions or take-overs, any involvement we may have in litigation or insolvency proceedings, and unfavorable or negative articles on any of our Directors, Executive Officers or Major Shareholders. Any claims and legal actions brought forward by our customers may also have a negative impact on our brand image. If our customers, suppliers, or subcontractors subsequently lose confidence in us, this could result in the termination of business relationships or fewer referrals or invitations to tender or quote for facilities services or other contracts. To this end, our business, financial condition, results of operations and prospects may be adversely impacted.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the UAE Federal Law No. 3 of 1987 referred to as Civil Service Law, that prohibit companies and their agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Article 236 bis of the Penal Code or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

Operating in the field of robotics and AI, we face risks associated with potential governmental and regulatory scrutiny.

Operating in the field of robotics and AI, we face risks associated with potential governmental and regulatory scrutiny. As these technologies evolve, so do the regulations governing their use, especially in the realm of data privacy. As our solutions involve collecting, processing, and storing data, we are subject to stringent data protection laws. These laws vary by jurisdiction, and non-compliance could lead to significant financial penalties, reputational damage, and operational disruptions. Additionally, new legislation or changes in current laws could impose further restrictions or requirements on our operations. This evolving regulatory landscape necessitates constant vigilance to ensure we remain compliant. We have implemented rigorous data handling and privacy protocols, and we continually monitor regulatory changes. However, the complexities of global data privacy regulations and the rapid pace of change in AI technology may still present challenges.

We operate in jurisdictions such as the UAE and GCC and potentially Europe and the USA, each with its own unique data protection laws and regulations. These laws govern how we can collect, use, and share data for developing and training our AI algorithms. The risk lies in the potential for existing and future legislation to restrict our ability to gather the necessary data, thus impacting our product development and optimization. For instance, stringent data privacy laws could limit the scope of data collection or impose rigorous consent requirements, slowing down our AI training process. Additionally, cross-border data transfer rules may hinder our ability to share data across our operations in different regions. As our flagship products rely heavily on real-time data analysis, any such restrictions could affect their performance and effectiveness. We are actively implementing comprehensive data governance frameworks, and continuously monitoring legal changes in our operating jurisdictions. However, unpredictability in regulatory changes and variations in global data privacy regulations present ongoing challenges to our operations.

We face various environmental risks inherent in our operations and product development.

Critical environmental risks we face lie in resource consumption, waste generation and disposal during the manufacturing and utilization of robotics products. One significant risk lies in the consumption of natural resources during the manufacturing and use of robotics products. High demand for components and materials may lead to resource depletion, increasing costs and causing supply chain disruptions. The overutilization of resources could also lead to environmental degradation and contribute to broader sustainability challenges. Another critical environmental risk involves the generation and disposal of electronic waste (“E-Waste”) from outdated or malfunctioning robots. Inadequate disposal practices can result in environmental pollution, leading to potential health hazards and ecological harm. Mishandling E-Waste may attract regulatory scrutiny and legal penalties, in addition to harming our reputation and brand image. Managing the product lifecycle effectively is vital to minimize environmental harm. Improper disposal of end-of-life robots can lead to environmental pollution, contribute to electronic waste accumulation, and perpetuate resource inefficiency. Such negative impacts may attract public scrutiny and erode stakeholder trust, potentially affecting investor confidence and market perception.

Risks Related to Doing Business in Certain Countries and Regions

Investments in emerging markets are subject to greater risks than those in more developed markets.

You should also be aware that investments in emerging markets, such as the GCC region, are subject to greater risks than those in more developed markets, including risks such as:

•        political, social and economic instability;

•        exposure to local economic and social conditions, including cultural and communication challenges;

•        exposure to local political conditions, including political disputes, requirements to expend a portion of funds locally, and government-imposed industrial cooperation requirements, as well as increased risks of fraud and political corruption;

•        exposure to potentially undeveloped legal systems which make it difficult to enforce contractual rights and to potentially adverse changes in laws and regulatory practices, including licensing, approvals, grants, adjudications, and concessions, among others;

•        war, terrorism, rebellion, coup, revolution or similar events;

•        drought, famine, epidemics, pandemics and other complications due to natural or manmade disasters;

•        governments’ actions or interventions, including tariffs, protectionism, subsidies, various forms of exchange controls, expropriation of assets and cancellation of contractual rights;

•        boycotts and embargoes that may be imposed by the international community on countries in which we offer our mobile applications;

•        ambiguities, uncertainties and changes in taxation, licensing and other laws and regulations;

•        arbitrary or inconsistent government action, including capricious application of tax laws and selective tax audits;

•        controls on the repatriation of profits and/or dividends, including the imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

•        difficulties and delays in obtaining new permits, licenses and consents for business operations or renewing existing ones;

•        difficulties or an inability to obtain legal remedies in a timely manner;

•        compliance with a variety of US and other foreign laws, including (i) compliance (historical and future) with the requirements of applicable anti-bribery laws, including the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act of 1977; and (ii) compliance (historical and future) with sanctions and export control provisions (including the US Export Administration Regulations) in several jurisdictions, including the European Union, the United Kingdom and the United States; and

•        potential lack of reliability as to title to real property in certain jurisdictions.

Although the GCC region has enjoyed significant economic growth over the last several years, there can be no assurance that such growth will continue. Moreover, while certain governments’ policies have generally resulted in improved economic performance, there can be no assurance that such a level of performance can be sustained.

Accordingly, you should exercise particular care in evaluating the risks involved and must decide whether, in the light of those risks, your investment is appropriate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved.

Investing in GCC markets, particularly in the technology sector, carries certain risks that should be taken into consideration. Some of the key risks include:

1.      Regulatory Environment:    The regulatory landscape in GCC countries may vary, and changes in regulations or government policies can impact the investment climate. It is essential to stay updated on regulations related to foreign investments, technology transfers, intellectual property rights, and data privacy.

2.      Economic and Political Stability:    GCC markets are subject to geopolitical tensions and economic fluctuations. Political instability, regional conflicts, or changes in government policies can affect the business environment and investor confidence, however its evident that the local governments policies are focusing on their economic growth and avoiding political conflicts.

3.      Market Maturity:    While GCC markets are rapidly growing, the technology sector may still be in its early stages of development. The level of market maturity, infrastructure, and adoption rates for certain technologies can vary across different countries within the GCC region.

4.      Competitive Landscape:    The tech industry in the GCC region is becoming increasingly competitive, with local and international players vying for market share. Understanding the competitive landscape and differentiating your offering is crucial to succeed in this dynamic market.

5.      Talent Availability:    Finding skilled and experienced talent, particularly in specialized tech fields, can be a challenge in certain GCC countries. Assessing the availability of qualified professionals and building a strong team is vital for the success of tech investments, however the GCC countries have succeeded for decades to attract talents and competencies by offering high wages and unique lifestyle as well as wellbeing and comfort of life.

6.      Cultural Considerations:    Cultural norms and business practices in the GCC region may differ from other markets. Adapting to local customs, building relationships, and understanding the local business culture can contribute to successful investments, however the government of UAE and recently Saudi Arabia are adopting more western related culture to make it easier for expats with western cultures to adapt with the local culture.

The economies of a number of our markets in the GCC region are highly dependent upon the oil and gas industry.

The UAE’s economy as well as a number of other economies within the GCC region are highly dependent upon the oil and gas industry. Oil and gas prices fluctuate in response to changes in many factors, including, but not limited to:

•        economic and political developments in oil producing regions;

•        global and regional supply and demand, and expectations regarding future supply and demand, for oil and gas products;

•        the ability of members of OPEC and other crude oil producing nations to agree upon and maintain specified global production levels and prices;

•        the impact of international environmental regulations designed to reduce carbon emissions;

•        actions taken by major crude oil and gas producing or consuming countries;

•        prices and availability of alternative fuels;

•        global economic and political conditions;

•        development of new technologies; and

•        global weather and environmental conditions.

Oil prices declined significantly beginning in June 2014, and although prices have recovered in 2018, they have remained volatile with periodic declines since October 2018, including during the first quarter of 2020. If oil prices decline again, this is likely to have an adverse effect on the GDP and other economic indicators of oil producing markets, such as the UAE and Saudi Arabia, and may also negatively impact consumer confidence and purchasing power, resulting in lower overall expenditure by mobile users, which could have a material adverse effect on our business, financial condition and results of operations.

Our business may be adversely affected by changes in government policies, laws and regulations in the UAE.

Our operating subsidiary in the UAE, Micropolis Dubai, functions as our primary business operation center and engages in sales, customer service and other business operations. As such, our business may be adversely affected by changes in government policies, laws and regulations in the UAE.

On January 16, 2023, the Ministry of Finance introduced a 9% federal corporate tax regime for the first time in the UAE to be applied on the adjusted accounting net profits of a business above AED 375,000, which came into effect on 1 June 2023. Micropolis Dubai is not currently subject to corporate income tax in the UAE as its net profits do not currently meet the AED 375,000 threshold.

Moreover, value added tax, or VAT, was introduced in the UAE on January 1, 2018, at a rate of 5%. The relevant legislation provides that electronic services that are automatically delivered over the Internet, over an electronic network or over an electronic marketplace are not subject to VAT in the UAE, if such electronic services are used or enjoyed outside of the UAE. The introduction of VAT in the UAE has not had a material impact on our business. However, any further change in VAT in the UAE could increase the costs for users to purchase our virtual currencies and may reduce user spending as a result, which could adversely affect our revenue.

In addition, the AED, which is the legal currency of the UAE, has been pegged to the US dollar at 3.6725 AEDs per U.S. dollar since November 1997. However, there can be no assurance that the AED will not be de-pegged in the future or that the existing peg will not be adjusted in a manner that negatively impacts the level of economic activities in the UAE or negatively impacts the attractiveness of the UAE as a tourist destination, both of which are important factors that drive the level of payments by users from the UAE. Any such de-pegging or adjustment could have a material adverse effect on our business, financial condition, and results of operations.

The economic, political, and social conditions in the GCC region, as well as government policies, laws, and regulations, could affect our business, financial condition, and results of operations.

We are headquartered in the UAE. The GCC region is our key market, and we must comply with the applicable laws and regulations in the jurisdictions of the GCC region. The regulatory bodies in the GCC region may not be as fully matured and as established as those of Western Europe and the United States. Existing laws and regulations may be applied inconsistently with anomalies in their interpretation or implementation. Inconsistent interpretation or implementation in relation to existing laws and regulations could restrict our ability to offer our mobile platform in the relevant jurisdictions, which could materially and adversely affect our business, financial condition, and results of operations.

Our failure to obtain, maintain or renew licenses, approvals, permits, registrations, or filings necessary to conduct our operations could have a material adverse impact on our business, financial condition, and results of operations.

Regulatory authorities in various jurisdictions oversee different aspects of our business operations. We are required to obtain a number of licenses, approvals, permits, registrations, and filings and are subject to certain reporting obligations required for maintaining our subsidiary and personnel in such jurisdictions. We cannot assure you that we have obtained all of these licenses, approvals, permits, registrations, and filings or will continue to maintain or renew all of them or that we have complied with these requirements in full. If we fail to obtain necessary authorizations, we may be subject to various penalties, such as confiscation of illegal revenues, fines and discontinuation or restriction of business operations, which may materially and adversely affect our business, financial condition, and results of operations. In addition, there can be no assurance that we will be able to maintain our existing licenses, approvals, registrations or permits in the relevant jurisdictions, renew any of them when their current term expires, or update existing licenses or obtain additional licenses, approvals, permits, registrations, or filings necessary for our business expansion from time to time. If we fail to do so, our business, financial conditions and operational results may be materially and adversely affected.

Risks Related to Our Ordinary Shares

An active trading market for our Ordinary Shares may not develop and could affect the trading price of our Ordinary Shares.

Prior to the Offering, there has been no public market for our Ordinary Shares. Although an application has been made to NYSE for the listing and quotation of our Ordinary Shares, there can be no assurance that there will be an active, liquid public market for our Ordinary Shares after the Offering. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your Ordinary Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling Ordinary Shares and may impair our ability to acquire other companies or technologies by using our Ordinary Shares as consideration. The initial public offering price was determined by negotiations between us and the underwriters and may not be indicative of the future prices of our Ordinary Shares.

Our share price may fluctuate significantly in the future, and you may lose all or part of your investment, and litigation may be brought against us.

There is no assurance that the market price for our Ordinary Shares will not decline below the Offer Price. The Offer Price was determined after consultation between our Company and the underwriter, after taking into consideration, among others, market conditions and estimated market demand for our Ordinary Shares. The Offer Price may not necessarily be indicative of the market price for our Ordinary Shares after the completion of the Offering. Investors may not be able to sell their Ordinary Shares at or above the Offer Price. The prices at which our Ordinary Shares will trade after the Offering may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

•        variation in our results of operations;

•        perceived prospects and future plans for our business and the general outlook of our industry;

•        changes in securities analysts’ estimates of our results of operations and recommendations;

•        announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

•        the valuation of publicly traded companies that are engaged in business activities similar to ours;

•        additions or departures of key personnel;

•        fluctuations in stock market prices and volume;

•        involvement in litigation;

•        general economic and stock market conditions; and

•        discrepancies between our actual operating results and those expected by investors and securities analysts.

There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

In addition, the stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

Investors in our Ordinary Shares likely will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

The Offer Price is likely to be substantially higher than our Group’s current net tangible book value per share. If we were liquidated immediately following this Offering, each investor subscribing for this Offering would receive less than the price they paid for their Ordinary Shares. Please refer to the section titled “Dilution” of this prospectus for more information.

Our Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Ordinary Shares.

Our Ordinary Shares may trade below $5.00 per share. As a result, our Ordinary Shares would be known as “penny stock,” which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Ordinary Shares could be considered to be “penny stock.” A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Ordinary Shares and may negatively affect the ability of holders of our Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the shares is often volatile, and you may not be able to buy or sell your shares when you want to.

We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

We may pursue opportunities to grow our business through joint ventures, strategic alliances, acquisitions, or investment opportunities, following the Offering. However, there can be no assurance that we will be able to obtain additional funding on terms that are acceptable to us or at all. If we are unable to do so, our future plans and growth may be adversely affected.

An issue of Ordinary Shares or other securities to raise funds will dilute Shareholders’ equity interests and may, in the case of a rights issue, require additional investments by Shareholders. Further, the issue of Ordinary Shares below the then prevailing market price will also affect the value of the Ordinary Shares then held by investors.

Dilution in Shareholders’ equity interests may occur even if the issue of shares is at a premium to the market price. In addition, any additional debt funding may restrict our freedom to operate our business as it may have conditions that:

•        limit our ability to pay dividends or require us to seek consents for the payment of dividends;

•        increase our vulnerability to general adverse economic and industry conditions;

•        require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes; and

•        limit our flexibility in planning for, or reacting to, changes in our business and our industry.

The volatility or uncertainty of the credit markets could limit our ability to borrow funds or cause our borrowings to be more expensive in the future. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability, and reducing our financial flexibility if we take on additional debt financing.

Investors may not be able to participate in future issues or certain other equity issues of our Ordinary Shares.

In the event that we issue new Ordinary Shares, we will be under no obligation to offer those Ordinary Shares to our existing Shareholders at the time of issue, except where we elect to conduct a rights issue. However, in electing to conduct a rights issue or certain other equity issues, we will have the discretion and may also be subject to certain regulations as to the procedures to be followed in making such rights available to Shareholders or in disposing of such rights for the benefit of such Shareholders and making the net proceeds available to them.

Accordingly, certain Shareholders may be unable to participate in future equity offerings by us and may experience dilution in their shareholdings as a result.

We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Ordinary Shares for return on your investment.

Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our Board of Directors has complete discretion as to whether to distribute dividends. In addition, our Shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Any of these factors could have a material adverse effect on our business, financial position, and results of operations, and hence there is no assurance that we will be able to pay dividends to our Shareholders after the completion of the Offering. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. As a result, we do not expect to pay any dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

If we fail to meet applicable listing requirements, NYSE may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on NYSE on the closing of the Offering, we cannot assure you that we will be able to meet the continued listing standards of NYSE in the future. If we fail to comply with the applicable listing standards and NYSE delists our Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Ordinary Shares;

•        reduced liquidity for our Ordinary Shares;

•        a determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on NYSE, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on NYSE, our securities would not be covered securities, and we would be subject to regulations in each state in which we offer our securities.

We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will incur significant legal, accounting, insurance, and other expenses as a result of being a public company. Laws, regulations, and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and NYSE, will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations, and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities costlier and more time-consuming. These new public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations, and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance, and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to produce accurate financial statements in time or comply with applicable regulations could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal disclosure controls and procedures over our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we will file with the SEC will be recorded, processed, summarized, and reported within the time periods and as otherwise specified in SEC rules, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal Executive Officers and financial officers. We are also continuing to improve our internal controls over financial reporting.

Ensuring that we have effective disclosure controls and procedures and internal controls over financial reporting in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be re-evaluated frequently. Our internal control over financial reporting are a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS. Beginning with our second annual report on Form 20-F after we become a company whose securities are publicly listed in the United States, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to make a formal assessment of the effectiveness of our internal controls over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal controls over financial reporting issued by our Independent Registered Public Accounting Firm. During our evaluation of our internal controls, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls over financial reporting in the future. Any failure to maintain internal controls over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such a date that a private company is otherwise required to comply with such new or revised accounting standards. The extended transition period provision only applies to companies preparing financial statements under U.S. GAAP. Because we prepare our financial statements in accordance with IFRS, we are unable to take advantage of the aforementioned provision. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

Upon the closing of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, Directors, and principal Shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our Shareholders may not know on a timely basis when our officers, directors and principal Shareholders purchase or sell our Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and NYSE rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time-consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board of Directors.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, Directors and Major Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act.

In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NYSE rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer, and accounting, reporting, and other expenses in order to maintain a listing on a U.S. securities exchange.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are entitled to rely on a provision in NYSE’s corporate governance rules that allows us to follow Cayman Islands law for certain corporate governance matters. Certain corporate governance practices in the Cayman Islands may differ significantly from the corporate governance requirements applicable to U.S. companies listed on NYSE, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards.

Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject United States investors in the Ordinary Shares to significant adverse U.S. federal income tax consequences.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation — Material Income Tax Considerations — Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules” for further information. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds” and in such order of priority as our management may determine in its discretion, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; (v) our clients and our employees, (vi) us and our Major Shareholders and their controlling entities, or (vii) our dealer-shareholders and our other shareholders. As we expand the scope of our business and our client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our Board of Directors. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer, or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our Company objectively and effectively. Conflicts of interest also arise when an employee, officer, or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our Company.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about reporting a suspected conflict of interest.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Investors may have difficulty enforcing judgments against us, our directors and management.

The Company is incorporated under the laws of the Cayman Islands and a majority of our Directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our Directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Cayman Islands Companies Act (Revised) (the “Companies Act”) and the common law of Cayman Islands. The rights of shareholders to take action against our directors, action by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our Directors have discretion under our Amended and Restated Memorandum and Articles that will become effective from the date on which the Registration Statement becomes effective to determine whether or not, and under what conditions, our corporate records may be inspected by our Shareholders, but are not obliged to make them available to our Shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public Shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public Shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents — Differences in Corporate Law.”

Cayman Islands’ economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the ES Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the ES Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, our Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•        changes in political, social, and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

•        the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

•        changes in the availability and cost of professional staff which we require to operate our business;

•        changes in customers’ preferences and needs;

•        changes in competitive conditions and our ability to compete under such conditions;

•        changes in our future capital needs and the availability of financing and capital to fund such needs;

•        changes in currency exchange rates or interest rates;

•        projections of revenue, profits, earnings, capital structure and other financial items;

•        changes in our plan to enter into certain new business sectors; and

•        other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately $19.4 million (offering proceeds of $22,500,000, less underwriting discounts of $1,575,000, non-accountable expense allowance of $225,000, out of pocket underwriter expenses of $200,000, less offering expenses $1,086,000), assuming no exercise of the over-allotment option by the underwriters. These estimates are based upon an assumed initial offering price of $4.50 per share, the midpoint of the estimated range of the initial public Offer Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

•        Approximately 40.0% for talent acquisition;

•        Approximately 6.0% for marketing and public relations;

•        Approximately 7.0% for acquisition of machinery and advanced equipment;

•        Approximately 7.0% for R&D specific expenses;

•        Approximately 7.0% for contracts & outsourcing; and

•        Approximately 8.0% for working capital and other general corporate purposes;

•        Approximately 8.7% for repayment of related party loans that were outstanding as of December 31, 2023*;

•        Approximately 15.3% for repayment of related party loans during subsequent period**.

•        Approximately 1.0% for repayment of third-party loans during subsequent period***.

____________

*        related party loans that were outstanding as of December 31, 2023 amount to 1,697,603 USD. Such loans were used by the Company primarily to finance day to day operating activities. Details in the table below

**      related party loans that were outstanding as of the date of this report amount to 2,961,696 USD. Such loans were used by the Company primarily to finance day to day operating activities. Details in the table below

***    third-party loans that were outstanding as of the date of this report amount to 190,632 USD. Such loans were used by the Company primarily to finance day to day operating activities. Principal amount of AED 700,000 (190,632 USD) and 10% monthly interest fee to be repaid within three months after IPO.

The table below sets forth the details, including the interest rate and maturity date, of each of our related party loans which we will utilize part of the net proceeds from this Offering to repay:

						As of October 31st, 2024
						in AED	in USD
Year	Month	Name	Amount in AED	Interest rate	Maturity Date	Total Due	Total Due
2023	May	Egor Romanyuk	3,968,987	20%	No later than April 30, 2025	5,159,682	1,405,142
2023	Dec	Egor Romanyuk	446,857	20%	Within one month after the IPO	526,378	143,349
2023	Dec	Egor Romanyuk	365,300	20%	Within one month after the IPO	427,558	116,437
2023	Dec	Egor Romanyuk	119,978	0%	Within 15 days after the IPO	119,978	32,674
2024	Jan	Fareed Aljawhary	2,000,000	0%	Within one month after the IPO	2,000,000	544,662
2024	Feb	Fareed Aljawhary	1,913,600	0%	Within one month after the IPO	1,913,600	521,133
2024	March	Fareed Aljawhary	1,180,000	0%	Within one month after the IPO	1,180,000	321,351
2024	April	Fareed Aljawhary	475,000	0%	Within one month after the IPO	475,000	129,357
2024	May	Egor Romanyuk	175,025	20%	Within 15 days after the IPO	210,030	57,198

						As of October 31st, 2024
						in AED	in USD
Year	Month	Name	Amount in AED	Interest rate	Maturity Date	Total Due	Total Due
2024	May	Fareed Aljawhary	2,500,000	0%	Within one month after the IPO	2,500,000	680,828
2024	July	Fareed Aljawhary	1,139,507	0%	Within one month after the IPO	1,139,507	310,323
2024	July	Fareed Aljawhary	146,120	0%	Within one month after the IPO	146,120	39,793
2024	Aug	Egor Romanyuk	372,323	20%	Within 15 days after the IPO	446,787	121,674
2024	Sep	Egor Romanyuk	219,527	20%	Within 15 days after the IPO	263,432	71,741
2024	Oct	Egor Romanyuk	300,000	0%	No Loan Agreement	300,000	81,699
2024	Oct	Fareed Aljawhary	500,000	0%	Within one month after the IPO	500,000	136,166
2024	Oct	Egor Romanyuk	150,000	0%	No Loan Agreement	150,000	40,850
2024	Nov	Egor Romanyuk	78,758	0%	No Loan Agreement	78,758	21,448
2024	Nov	Egor Romanyuk	78,758	0%	No Loan Agreement	78,758	21,448
2024		Egor Romanyuk			Repayment	(6,643)	(1,809)
2024		Fareed Aljawhary			Repayment	(500,000)	(136,166)
TOTAL						17,108,947	4,659,299

To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future.

Our Board of Directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. Even if our Board of Directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following tables set forth our capitalization as of June 30, 2024:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the issuance and sale of 5,000,000 shares at an assumed initial public Offer Price of $4.50 per share after deducting the underwriting discounts, non-accountable expense allowance, estimated Offering expenses payable by us.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2024
	Actual	As Adjusted
	(in US$)
Cash:	$49,316	19,463,316
Capitalization:
Debt	3,662,535	3,662,535
Shareholders’ Equity:
Ordinary Shares, 30,000,000 Ordinary Shares outstanding on an actual basis; and 35,000,000 Ordinary Shares outstanding on an as adjusted basis(1)	3,000	3,500
Additional paid-in capital	$4,995,902	24,409,402
Accumulated deficit	$(10,587,063)	(10,587,063)
Total equity	$(5,588,161)	13,825,839
Total capitalization	$(1,925,626)	17,488,374

____________

(1)      Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, the non-accountable expense allowance and estimated Offering expenses payable by us. We expect to receive net proceeds of approximately $19,414,000 (Offering proceeds of $22,500,000, less underwriting discounts of $1,575,000, non-accountable expense allowance of $225,000, out of pocket underwriter expenses of $200,000, less offering expenses $1,086,000), assuming no exercise of the over-allotment option by the underwriters.

DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the initial public Offer Price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public Offer Price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets, excluding goodwill and other intangible assets, less than our total liabilities. Our net tangible book value as of June 30, 2024 US$(5,600,035) or US$(0.19) per share.

After giving effect to the issuance and sale of 5,000,000 Shares in this Offering at an assumed initial public Offer Price of US$4.50 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), and after deducting underwriting discounts $1,575,000, non-accountable expense allowance $225,000, out of pocket underwriter expenses of $200,000 and estimated Offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been US$0.39 per outstanding ordinary share (35,000,000 ordinary shares). This represents an immediate increase in the net tangible book value of US$0.58 to existing shareholders and an immediate dilution in the net tangible book value of US$4.11 per ordinary share to investors purchasing Shares in this Offering. The following table illustrates such dilution:

Per Ordinary Share
Assumed initial public offer price	$4.50
Net tangible book value as of June 30, 2024	$(0.19)
Pro forma net tangible book value after giving effect to this Offering	$0.39
Amount of dilution in net tangible book value to investors in this Offering	$4.11

The following table summarizes, on a pro forma as adjusted basis as of the date of this filling, the total number of Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing Shareholders and by investors in this Offering. The table below reflects an assumed initial public Offering Price of US$4.50 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), for Shares purchased in this Offering and excludes underwriting discounts, the non-accountable expense allowance, estimated Offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	30,000,000	86	3,000	0.01	$0.00
Investors in this Offering	5,000,000	14	22,500,000	99.99	$4.50
Total	35,000,000	100	22,503,000	100	0.64

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public Offer Price of our Shares and other terms of this Offering determined at pricing.

SELECTED COMBINED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive (loss) income data, consolidated balance sheets and cash flow data for the year ended December 31, 2023, and for the year ended December 31, 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations and comprehensive loss data and cash flow data for the six months ended June 30, 2024 and 2023, and the balance sheet data as of June 30, 2024 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”).

Our historical results are not necessarily indicative of results to be expected for any future period. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Balance Sheets
As at June 30, 2024, December 31, 2023 and 2022

	June 30, 2024		December 31,
			2023		2022
	USD	AED	USD	AED	AED
	(Unaudited)				As Restated
ASSETS
Non-current assets
Property and equipment	1,272,195	4,671,500	940,112	3,452,092	3,789,343
Intangible assets	11,874	43,598	—	—	—
Right of use asset	468,922	1,721,880	583,114	2,141,197	2,827,385
	1,752,991	6,436,978	1,523,226	5,593,289	6,616,728
Current assets
Other receivables	316,618	1,162,619	182,227	669,139	675,447
Advance payment to suppliers	743,388	2,729,721	628,105	2,306,399	14,821
Cash and cash equivalents	49,316	181,087	18,620	68,372	20,834
	1,109,322	4,073,427	828,952	3,043,910	711,102
TOTAL ASSETS	2,862,313	10,510,405	2,352,178	8,637,199	7,327,830

EQUITY (DEFICIT) AND LIABILITIES
EQUITY (DEFICIT)
Ordinary shares, $0.0001 par value, 30,000,000 shares, authorized shares 200,000,000	3,000	11,016	3,000	11,016	8,705
Additional paid in capital	4,995,902	18,344,953	4,714,051	17,309,994	17,309,994
Accumulated deficit	(10,587,063)	(38,875,697)	(7,436,969)	(27,308,549)	(15,420,369)
TOTAL EQUITY	(5,588,161)	(20,519,728)	(2,719,918)	(9,987,539)	1,898,330

LIABILITIES
Non-current liability
Contract Liabilities	—	—	2,524,271	9,269,122	—
Employees’ end-of-service benefits	136,322	500,576	112,385	412,678	274,586
Payable for shares	27,233	100,000	27,233	100,000	100,000
Lease liability	225,215	826,989	342,122	1,256,274	2,047,357
TOTAL NON-CURRENT LIABILITIES	388,770	1,427,565	3,006,011	11,038,074	2,421,943

Current liabilities
Contract Liabilities	3,522,081	12,933,081	—	—	—
Trade and other payables	622,037	2,284,114	333,887	1,226,035	729,967
Due to related parties	3,662,535	13,448,827	1,480,594	5,436,740	1,479,789
Lease liability	255,051	936,546	251,604	923,889	797,801
	8,061,704	29,602,568	2,066,085	7,586,664	3,007,557
Total liabilities	8,450,474	31,030,133	5,072,096	18,624,738	5,429,500
TOTAL EQUITY (DEFICIT) AND LIABILITIES	2,862,313	10,510,405	2,352,178	8,637,199	7,327,830

Statement of Comprehensive Income

For the periods ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022

	June 30,			December 31,
	2024		2023	2023		2022
	USD	AED	AED	USD	AED	AED
	(Unaudited)					As Restated
Revenue	8,931	32,796	577,064	157,153	577,064	—
Cost and operating expenses:
Cost of revenue	(2,729)	(10,020)	(289,119)	(78,736)	(289,119)	—
Research and Development	(485,292)	(1,781,994)	(323,912)	(330,907)	(1,215,091)	(1,443,619)
Administrative expenses	(2,380,576)	(8,741,474)	(4,668,194)	(3,019,483)	(11,087,540)	(9,732,985)
Marketing expenses	(197,913)	(726,740)	—	(3,904)	(14,333)	(85,751)
Operating loss	(3,057,579)	(11,227,432)	(4,704,161)	(3,275,877)	(12,029,019)	(11,262,355)
Other income	4,828	17,727	199,551	55,503	203,808	28,617
Finance expense	(97,343)	(357,443)	(33,506)	(17,148)	(62,969)	(81,706)
Loss for the year	(3,150,094)	(11,567,148)	(4,538,116)	(3,237,522)	(11,888,180)	(11,315,444)
Other comprehensive income	—	—	—	—	—	—
Total comprehensive loss for the year	(3,150,094)	(11,567,148)	(4,538,116)	(3,237,522)	(11,888,180)	(11,315,444)

Basic and diluted loss per ordinary share	(0.11)	(0.39)	(0.19)	(0.13)	(0.46)	(0.48)
Weighted average number of ordinary shares outstanding	30,000,000	30,000,000	23,706,000	25,585,578	25,585,578	23,706,000

Statement of Cash Flows
For the periods ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022

	June 30,			December 31,
	2024		2023	2023		2022
	USD	AED	AED	USD	AED	AED
	(Unaudited)					As Restated
Cash flow from operating activities
Loss for the year	(3,150,094)	(11,567,148)	(4,538,116)	(3,237,522)	(11,888,180)	(11,315,444)

Adjustments for:
Depreciation of property and equipment	132,773	487,543	358,498	198,034	727,181	494,912
Disposal loss of property plant and equipment	—	—	—	—	—	1,381
Amortization of intangible assets	1,121	4,118	—	—	—	294
Depreciation of right-of-use asset	129,505	475,543	408,530	230,138	845,064	817,062
Finance expense	97,343	357,443	33,506	17,148	62,969	81,706
Provision for employees’ end-of-service benefits	27,858	102,293	56,003	51,481	189,040	181,757
Operating loss before working capital changes	(2,761,494)	(10,140,208)	(3,681,579)	(2,740,721)	(10,063,926)	(9,738,332)
Changes in working capital
Decrease/(increase) in other receivables	(134,391)	(493,480)	(179,829)	1,718	6,308	843,895
Decrease/(increase) in advance payment to suppliers	(115,283)	(423,322)	(34,618)	(624,067)	(2,291,578)	(14,821)
Increase/(Decrease) in trade payables	288,149	1,058,077	535,341	135,094	496,068	85,286

	June 30,			December 31,
	2024		2023	2023		2022
	USD	AED	AED	USD	AED	AED
	(Unaudited)					As Restated
Increase/(Decrease) in contract liabilities	997,809	3,663,959	1,826,500	2,524,271	9,269,122	—
Employees’ end of service benefits paid	(3,921)	(14,395)	(36,228)	(13,874)	(50,948)	(99,261)
Net cash flows used in operating activities	(1,729,131)	(6,349,369)	(1,570,413)	(717,579)	(2,634,954)	(8,923,233)

Cash flows from investing activities
Acquisition of property and equipment	(464,856)	(1,706,951)	(308,137)	(106,190)	(389,930)	(3,348,914)
Disposal of property and equipment	—	—	—	—	—	22,093
Acquisition of intangible assets	(12,995)	(47,716)	—	—	—	—
Net cash flows used in investing activities	(477,851)	(1,754,667)	(308,137)	(106,190)	(389,930)	(3,326,821)

Cash flows from financing activities
Capital introduced during the period/year	—	—	—	—	—	10,363,887
Ordinary shares issued for cash	—	—	—	629	2,311	—
Decrease in due to related parties	(15,425)	(56,642)	(30,000)	(8,978)	(32,967)	(884,063)
Increase in due to related parties	2,388,818	8,771,740	2,651,496	1,086,579	3,989,918	1,605,214
Increase in short-term borrowings	40,577	149,000	—	—	—	—
Decrease in short-term borrowings	(40,577)	(149,000)	—	—	—	—
Lease payments made during the period/year	(135,715)	(498,347)	(429,914)	(241,514)	(886,840)	(859,830)
Net cash flows generated from financing activities	2,237,678	8,216,751	2,191,582	836,716	3,072,422	10,225,208
Net increase in cash and cash equivalents	30,696	112,715	313,032	12,947	47,538	(2,024,846)
Cash and cash equivalents at the beginning of the period/year	18,620	68,372	20,834	5,673	20,834	2,045,680
Cash and cash equivalents at the end of the period/year	49,316	181,087	333,866	18,620	68,372	20,834

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the section of this prospectus titled “Summary Financial Information” and the Company’s combined financial statements and related notes appearing elsewhere in this prospectus. Following the entry of a cease-and-desist order by the SEC against our former auditor, B.F. Borgers CPA PC (“BF Borgers”), we commenced the re-audit (the “Re-audit”) of our financial statements for the year ended December 31, 2022, which had been audited by BF Borgers. Since that time and as a result of the Re-audit, the Company and the Audit Committee have concluded and informed our current auditor, TAAD LLP, that our audited financial statements for the year ended December 31, 2022 (the “2022 Financial Statements”), require restatement and are not reliable. In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties, and assumptions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Micropolis Dubai, our wholly-owned subsidiary, is a robotics manufacturer founded in 2014, based in UAE with its headquarters located in Dubai Production City, Dubai, UAE. We specialize in developing AMRs that utilize wheeled EV platforms and are equipped with autonomous driving capabilities.

We have historically conducted our business through Micropolis Dubai. For purposes of this Offering, in February 2023, we incorporated Micropolis Cayman, an exempted company with limited liability under the laws of the Cayman Islands, as the listing vehicle for this Offering. In July 2023, Micropolis Cayman acquired 100 shares of Micropolis Dubai, representing 100% of the issued and outstanding share capital of Micropolis Dubai, from its five shareholders for an aggregate purchase price of AED100,000. As a result, Micropolis Dubai became a wholly-owned subsidiary of Micropolis Cayman. In March and September 2023, Micropolis Cayman issued an aggregate of 23,706,000 ordinary shares, representing 79.02% of its issued share capital, to the Former Shareholders and 6,294,000 ordinary shares, representing 20.98% of its issued share capital, to three new investors. From June to July 2024, a total of 1,024,000 ordinary shares were transferred from these shareholders to five additional investors. As of the date of this prospectus, the Former Shareholders own approximately 77.27% of Micropolis Cayman. For details, see “Corporate Structure and History.” The Company is currently a pre-revenue organization since most of our existing projects are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production for our robotics, which is expected to be by the second quarter of 2025.

As part of our product offerings, we integrate application-specific pods that serve as the primary purpose of a robot. These pods are designed to accommodate various functionalities, including surveillance cameras, road sweepers, logistics compartments, as well as collaborative robots (cobots) intended for direct human-robot interaction.

Factors Affecting Our Results of Operations

The following are significant factors that could influence our operational results. Investors should consider these factors carefully, in addition to other information provided in this prospectus.

Technological Changes:    The AMR industry is characterized by rapid technological advancements. Our ability to keep pace with these changes impacts our competitive position and profitability. As a company specializing in the development and integration of AMRs, operating software, and electronic control units and power storage units, the adoption rate of these technologies significantly influences our revenues and market share.

Competitive Landscape:    We believe competition in the robotics industry in UAE and the GCC region is currently mild as the industry is still at an early development stage. However, there are a number of companies that are well-positioned to succeed in this market, including established international robotics companies which wish to expand to the UAE and GCC region, as well as regional startups that are developing innovative robotics solutions. These regional startups are often supported by government initiatives, such as the Dubai Robotics and Automation Program. Increased competition may lead to pricing pressures, reduced profit margins, and loss of market share.

Intellectual Property:    Our success depends on our ability to protect our intellectual property related to AMRs, operating software, and electronic control units & power storage units.

Talent Retention:    Our success is highly dependent on our ability to attract, retain, and motivate skilled personnel in the fields of robotics and software development.

Customer Concentration:    Our business risks being significantly affected if a large portion of our revenue is concentrated with a few key customers.

Margin Pressure:    Profitability, while always a goal, is subject to pressures and constraints. Our pricing strategies aim to strike a balance between competitiveness in the market and sustainable margins. This is further complicated by the necessity of offering volume discounts to our larger, cornerstone clients. Additionally, unexpected costs, such as those stemming from extended warranties or unforeseen product recalls, can exert further downward pressure on our margins.

Cash Flows and Capital Requirements:    Our cash conversion cycle defines how efficiently we transform resource inputs into tangible cash flows. Our working capital ensures smooth day-to-day operations, from managing inventory to handling accounts receivable.

Strategic Partnerships:    In our pursuit of growth and excellence, we might find synergy in collaboration. Strategic partnerships allow us to pool resources, expertise, and market reach, offering mutual benefits. However, these ventures come with their financial implications, from realizing synergies to managing integration costs.

For the six months ended June 30, 2024 and 2023 we had the following results of operations.

Revenue

We are a pre-revenue organization since most of our existing project with our customers are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production of our robotics, which we expect to occur by the second quarter of 2025.

We recognized revenue of AED32,796 ($8,913) and AED577,964 for the six months ended June 30, 2024, and 2023, respectively. We have started to generate revenue in January 2023 from project with our Saudi Arabian client, QSS Robotics, while in the first half of the 2024 we didn’t have major project and sales deliverables.

Cost of Revenue

Cost of revenue was AED10,020 ($2,729) and AED289,119, for the six months ended June 30, 2024 and 2023, respectively. Cost of revenue includes all costs directly attributable to the generation of revenue.

Other income

For the six months ended June 30, 2024, the company has recorded AED17,727 ($4,828) in other income line, while AED199,551 was recorded for the six months ended June 30, 2023. Other income of 2023 consisted mainly of collection of Bad Debt coming from contract with Dubai Police from the previous years and sublease of some of the common office areas to our potential client Robosculpture. Other income of 2024 amount includes revenue from the sale of scrap items and cash back from a prepaid card.

Marketing Expenses

Total marketing expenses, which included mainly publications on social networks and influencers costs, for the six months ended June 30, 2024, amounted to AED726,740 ($197,913), while for the six months ended June 30, 2023, we did not record any marketing expenses. In 2024 we had big Dubai Police event, which accounted for most of the marketing expenses spending. Most of the marketing and PR campaigns are still to be done post-IPO.

Financing Expenses

For the six months ended June 30, 2024, the Company has financing interest expense related to loan agreements, which the Company entered into with its major shareholder, Egor Romanyuk, in year 2023 and 2022. Interest expenses under these loan agreements that were recorded as of June 30, 2024, amounts to AED357,443 ($97,343), increase from June 30, 2023 which amounted only of AED33,506. Full loan and accumulated interests are to be paid back to Egor Romanyuk within 15 days after the IPO.

Operating Expenses

Out of the total operating expenses of AED8,741,474 ($2,380,576) for the six month ended June 30, 2024 (AED4,668,194 in June 30, 2023), payroll and human resources related expenses accounted for the highest share and amounted to 60% (53% in 2023) and Professional Fee 11% (18% in 2023) of our total operating expenses, while all the rest of the operational expenses amount from 1% to 6%. There was no major changes in the expense structure in 2024 as compared to 2023, our main spending is still going to human resources expenses and professional and legal fees due to preparation for the IPO. After consummation of this Offering, we intend to maintain such expense structure except that we expect to incur additional marketing expense.

Net Loss

For the six months ended June 30, 2024, we incurred a net loss of AED11,567,148 ($3,150,094), while in 2023 we had a loss of AED4,538,116 for the same period. The increase in net loss was mainly attributable to (1) an increase in administrative expenses as we hired new talents and had a bigger operation in general, and (2) an increase in spending in R&D for the projects in pipeline, mainly for prototype development. Total accumulative retained losses as of June 30, 2024, amounted to AED38,875,697 ($10,587,063).

For the year ended December 31, 2023 and 2022 we had the following results of operations.

Revenue

We are a pre-revenue organization since most of our existing project with our customers are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production of our robotics, which we expect to occur by the second quarter of 2025.

We recognized revenue of AED577,064 ($157,153) and AED0 for the years ended December 31, 2023, and 2022, respectively. We have started to generate revenue in January 2023 from project with our Saudi Arabian client, QSS Robotics.

Cost of Revenue

Cost of revenue for the year ended December 31, 2023 include all costs directly attributable to the generation of revenue. We did not have any cost of revenue in 2022.

Other income

For the year ended December 31, 2023, the company has recorded AED203,808 ($55,503) in other income line, while AED28,617 was recorded for the year ended December 31, 2022. Other income of 2023 consisted mainly of collection of Bad Debt coming from contract with Dubai Police from the previous years and sublease of some of the common office areas to our potential client Robosculpture.

Marketing Expenses

Total marketing expenses, which included mainly publications on social networks and influencers costs, for the year ended December 31, 2022, amounted to AED85,752 ($23,353), while for the year ended December 31, 2023, we did record only AED14,333 ($3,904) marketing expenses. Most of the marketing and PR campaigns are still to be done post-IPO.

Financing Expenses

The Company has financing interest expense related to only one loan agreement, which is the Company entered into with its major shareholder, Egor Romanyuk, for the amount of AED4,781,143 ($1,302,055). Annual interest expense under this loan agreement amounts to 20%. Full loan and accumulated interests are to be paid back to Egor Romanyuk within 15 days after the IPO.

Operating Expenses

Out of the total operating expenses of AED12,606,083 ($3,433,029) for the year ended December 31, 2023 (AED11,262,355 in 2022), payroll and human resources related expenses accounted for the highest share and amounted to 49% (62% in 2022) and Research and development 10% (13% in 2022) of our total operating expenses, Cost of revenue include all costs directly attributable to the generation of revenue 2% (0 in 2022 ), whilst legal and professional fees, depreciation of lease contracts and equipment, office and warehouse, and general administrative expenses amounted to 13%, 13%, 5% and 8%, respectively (3%, 12%, 6% and 4% respectively in 2022), of our total operating expenses. Change in expense structure in 2023 as compared to 2022 is mainly due to preparation for the IPO (legal and consulting services) and increased in depreciation for the Capital Expenditures incurred throughout year 2022. After consummation of this Offering, we intend to maintain such expense structure except that we expect to incur additional marketing expense.

Net Loss

For the year ended December 31, 2022, we incurred a net loss of AED11,315,444 ($3,081,548). The increase in net loss was mainly attributable to (1) an increase in administrative expenses as we hired new talents, leased new office location, and had a bigger operation in general, and (2) an increase in spending in R&D for the projects in pipeline, mainly for prototype development. Total accumulative retained losses as of December 31, 2022, amounted to AED15,420,370 ($4,199,448). For the year ended December 31, 2023, we incurred a net loss of AED11,888,180 ($3,237,522). As of December 31, 2023, incurred accumulated net loss amounted to AED27,308,550 ($7,436,969).

Revenue Recognition

Revenue is recognized at a point in time, when (or as) the Company satisfies performance obligations by providing the promised services to its customers.

To determine whether to recognise revenue, the Company follows a 5-step process:

i.       Identifying the contract with a customer;

ii.      Identifying the performance obligations;

iii.     Determining the transaction price;

iv.      Allocating the transaction price to the performance obligations; and

v.       Recognising revenue when performance obligation(s) are satisfied

Our services under milestone contracts are accounted for using the similar to percentage of completion method agreed upon in the contract. As soon as the outcome of a contract can be estimated reliably (or a partial products are delivered), contract revenue is recognized in proportion to the stage of completion of the contract.

Contract costs are expensed as incurred. Contract costs include material cost and salaries and wages that relate directly to the contract, are attributable to contract activity

Liquidity and Capital Resources

Liquidity risk is the risk that the Company may not have sufficient liquid funds to meet its liabilities as they fall due. Prudent liquidity risk management requires maintaining sufficient cash and the availability of funding to meet obligations when due. The Company limits its liquidity risk by ensuring funds from the shareholders and related parties are available, whenever they are required. In the short term, the Company anticipates that its cash requirements for day to day operations will be met by the proceeds from this offering and additional funding from existing shareholders as and when necessary. In the long term, the Company anticipates relying on its ability to generate cash from operations, particularly as we enter into commercial production of our robotics, which is expected to be by the second quarter of 2025. As of June 30, 2024, the total amount due to existing shareholders was AED13,448,827 ($3,662,534) interests included.

Indebtedness

The following table sets out the indebtedness of the Company as at June 30, 2024:

Mr. Egor Romanyuk (Loan)	Amount (AED)%		Management Fee	Total (AED)	Total (USD)
Amount Due Without Fees	119,978	0%	—	119,978	32,674
Mr. Egor May 23 (Loan 1)	3,968,987	20%	926,097	4,895,083	1,333,084
Mr. Egor Dec 23 (Loan 2)	446,857	20%	49,731	496,588	135,236
Mr. Egor Dec 23 (Loan 3)	365,300	20%	37,905	403,205	109,805
Mr. Egor May 24 (Loan 4) *20% After IPO	175,025	20%	—	175,025	47,665
Repayment during 2024				(6,643)	(1,809)
Total	5,076,147		1,013,733	6,083,236	1,656,655
Loan from Mr. Fareed Aljawhary	Commission	Principal Amount (AED)	Principal Amount (USD)	Balance at June 30, 2024
				Total (AED)	Total (USD)
January 31, 2024	0%	2,000,000	544,662	1,825,742	497,206
February 29, 2024	0%	1,913,600	521,133	1,746,870	475,727
March 31, 2024	0%	1,180,000	321,351	1,077,188	293,352
April 30, 2024	0%	475,000	129,357	433,614	118,087
May 31, 2024	0%	2,500,000	680,828	2,282,177	621,508
		8,068,600	2,197,331	7,365,591	2,005,880

Funding Activities

We had a shareholder loan from Egor Romanyuk, the Company’s Majority Shareholder for the six months ended June 30, 2024 and the year ended December 31, 2023, in the amount of $47,665 and $1,302,572, respectively. As of June 30, 2024 and December 31, 2023, the total amount due to Egor Romanyuk was AED6,083,236 and AED5,436,740 ($1,480,594), respectively, with accumulated financial interests added to the principal amount). The full loan amount plus accumulated interests are to be paid back within 15 days after the IPO.

We had also a loan from Mr. Fareed Aljawhary: The Company received a loan amounting to AED8,068,600 from Mr. Fareed Aljawhary, a shareholder. This loan does not carry any associated management fee. In connection with this loan, the Company will repay this amount within one month after the IPO. The initial fair value of loans received in 2024 was determined to be AED 7,033,641 ($1,915,480), which was determined using an estimated effective interest rate of 20% and estimated maturity date of December 31, 2024. The difference between the face value and the fair value of the loans received in 2024 of AED 1,034,959 ($281,852) has been recognized as a capital contribution during the period. Imputed interest expense of loans received in 2024 is AED 331,950 ($90,400) for the period ended June 30, 2024.

Capital Expenditures

For the year ended December 31, 2022, we recorded capital expenditure of AED3,348,914 ($912,014) which was spent on the new office relocation (interiors, IT equipment and furniture) and machinery purchased during that year.

For the year ended December 31, 2023 we recorded capital expenditure of AED389,931 ($106,190). Capital expenditures were higher in 2022 due to our new office relocation in 2022. The new office location had to be refurbished inside and complemented with the new machinery and equipment.

For the six months ended June 30, 2024 we recorded capital expenditure of AED1,754,667 ($477,851) an increase vs last year for the same period (AED308,137) due to the purchase of new machinery and equipment which is used for the prototyping facility.

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any. Costs include expenditure that is directly attributable to the acquisition and bringing the asset to its working condition.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. When a part of an asset is replaced and the cost of the replaced asset is capitalized, the carrying amount of the replaced part is derecognized. All other repairs and maintenance are recognized in the statement of comprehensive income during the financial period in which they are incurred.

Depreciation of assets is calculated using the straight-line method to allocate their cost over their estimated useful lives as follows:

Assets	Years
Office furniture	3
Computers	4
Office equipment	5
Fit out and fixtures	10

Depreciation is charged from the date the asset is available for use up to the date the asset is disposed of. Gains and losses, property, and equipment are recognized as other income in the statement of comprehensive income in the period in which they occur.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Internal Control Over Financial Reporting

We perform monthly closings and submit the financial report to the top management and directors on the 7th working day of the following month. The report includes the detailed statement of the balance sheet, statement of comprehensive income (loss) and statement of cash flow. All reporting is approved by our Chief Executive Officer and Chief Financial Officer and prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”).

Quantitative and Qualitative Disclosures about Market Risk

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest Rate Risk

We are exposed to cash flow interest rate risk in relation to bank loans, bank overdrafts and recourse receivables purchase facility with variable interest rates which is partially offset by bank balances held at variable rates. It is the Group’s policy to keep its borrowings at variable rates at a minimum so as to minimize the fair value interest rate risk.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits, and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows.

INDUSTRY OVERVIEW

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This section also includes projections based on a number of assumptions. The robotics and AI related industries may not grow at the rate projected by market data, or at all. The failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of the Ordinary Shares.

The robotics industry in the GCC region has experienced significant growth and transformation in recent years, fueled by the region’s focus on technological advancement, economic diversification, and automation. The GCC countries, including Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the UAE, have made substantial investments and initiated various programs to support the development and adoption of robotics technologies across different sectors.

Government support and initiatives have played a crucial role in driving the growth of the robotics industry in the GCC. For instance, Saudi Arabia’s Vision 2030, UAE’s National Innovation Strategy, and Qatar’s National Vision 2030 all highlight the importance of robotics and automation in achieving economic and societal goals. These strategies have led to the establishment of dedicated innovation centers, research institutes, and funding programs that promote robotics research, development, and commercialization.

In terms of industrial automation, the GCC countries have been actively investing in advanced robotics technologies to enhance productivity, efficiency, and quality. The region’s manufacturing sector, including automotive, electronics, and petrochemical industries, has witnessed significant automation advancements. Robotics solutions are being deployed for tasks such as assembly, welding, material handling, and inspection, leading to increased operational efficiency and improved product quality.

In the service robotics segment, there is a growing demand for robots that can perform tasks in various sectors. In the healthcare sector, robots are being used for surgical procedures, patient care, and rehabilitation. The hospitality industry is adopting robots for tasks such as concierge services and housekeeping. Delivery robots are being tested and deployed in the logistics and e-commerce sectors for last-mile delivery. Furthermore, cleaning robots are gaining popularity in commercial and residential spaces.

GCC governments have also recognized the importance of nurturing a skilled workforce in robotics and automation. Educational initiatives and programs have been launched to promote STEM education and provide specialized training in robotics. For instance, the UAE has implemented the “National AI and Robotics Strategy” to develop a talent pool of AI and robotics professionals.

Key players in the GCC robotics industry include international companies such as ABB, KUKA, Fanuc, and Yaskawa, as well as regional companies like Injaz National, RoboAds, and Cyberbotics. These companies offer a wide range of robotics products and services, including industrial robots, collaborative robots (cobots), AMRs, and robot integration solutions.

Market Overview and Financial Landscape

As of 2021, the GCC region has been showing significant growth in the AI and robotics sector. The AI market alone in the Middle East was expected to grow exponentially for the coming 7 years, according to a report by PwC, which will contribute significantly to the GDP. The UAE and Saudi Arabia were particularly dominant in this arena. Growth was driven by digital transformation initiatives across various sectors, including healthcare, retail, finance, and education. Robotics, a subset of the larger AI market, has also been gaining traction, with applications ranging from automation in the manufacturing sector to service robots in healthcare and hospitality.

Source: PwC, The potential impact of Artificial Intelligence in the Middle East, published in 2018

1Contribution of AI to industry in 2030

Source: PwC, The potential impact of Artificial Intelligence in the Middle East, published in 2018

Government Initiatives and Policies

Governments across the GCC region have shown commitment towards the development and integration of AI and robotics in their respective countries. For instance, the UAE launched its Strategy for Artificial Intelligence in 2017, aiming to position itself at the global forefront by 2031. As part of this effort, the UAE established the world’s first graduate-level, research-based AI university, the Mohamed bin Zayed University of Artificial Intelligence (MBZUAI). Similarly, Saudi Arabia’s Vision 2030 reflects its ambition to become a global hub for AI and data-driven technologies. A key player in this vision is the Saudi Data and AI Authority (SDAIA), established to drive the national data and AI agenda for transforming the country into a leading data-driven economy.

United Arab Emirates

In the UAE, AI is at the forefront of the government’s strategic plans. In October 2017, the government launched its strategy for AI, demonstrating its commitment towards the technological enhancement of the nation. Alongside this strategy, HH Sheikh Mohammed Bin Rashid Al Maktoum, Vice President and Prime Minister of the UAE and Ruler of Dubai, appointed HE Omar Bin Sultan Al Olama as the first Minister of State for AI. Within the UAE, Dubai is leading the way for AI. The Emirate’s strategies include, amongst others:

•        A Smart Dubai strategy which aims to transform the city through innovation and digital transformation launching an AI smart lab in 2017 focused on training public and private sector employees in implementing AI in their fields

•        A Dubai 3D Printing Strategy, targeted at the construction, medical products, and consumer products sectors with a goal of having buildings in Dubai constructed using 3D printing technology by 2030

•        A Dubai Autonomous Transportation Strategy, which aims to cut transportation costs, carbon emissions and accidents by transforming large percentage of all transportation in the city to autonomous modes by 2030

Kingdom of Saudi Arabia

Saudi Arabia holds a clear vision for the future which points towards the development of AI-based technologies.

Saudi’s Vision 2030 and National Transformation Programme 2020 identify digital transformation as a key goal to activate economic sectors, to support industries and private sector entities, to advocate for the development of public private business models and to ultimately reduce the country’s dependence on oil revenues through a diversification of the economy.

Investment in AI and Robotics

The region has seen an influx of investment in AI and robotics. As an example, in 2017, Saudi Arabia’s Public Investment Fund in Uber, marking its foray into the tech industry. SoftBank’s Vision Fund, backed significantly by Saudi and UAE investment, had put forward billions in high-tech companies globally, many specializing in AI and robotics, up until 2022.

Furthermore, startups have also seen a surge in AI-based funding. For instance, UAE-based Group 42, an AI, and cloud computing firm, has been central to AI development and received significant investments.

Educational Initiatives and Talent Development

Talent development is a key focus in the region. Universities and educational institutions have launched specialized programs to foster local talent. MBZUAI in the UAE and King Abdulaziz City for Science and Technology (KACST) in Saudi Arabia are prime examples.

Challenges and Opportunities

Despite considerable strides, several challenges need addressing.

First, the skill gap is an area of concern. While there is growing interest in robotics and AI, the lack of specialized skills in these areas can impede progress. Local institutions are gradually enhancing their tech-oriented curriculum, but bridging this gap fully will require time and strategic planning. Secondly, regulatory challenges exist as legislation struggles to keep pace with rapid technological advancements. Issues surrounding data privacy, AI ethics, and automation’s socio-economic impact are areas where regulatory clarity is needed. Finally, cultural acceptance of AI and robotics technologies remains a challenge. Despite advancements, some scepticism and resistance persist, particularly regarding automation and job displacement. Companies must ensure they address these concerns through community engagement and public education initiatives.

Despite these challenges, the robotics and AI industry holds significant potential in the GCC region. The region’s strategic vision, paired with continued government support, signals a positive future for these transformative technologies. The robotics and AI industry in the GCC region presents a unique blend of challenges and opportunities. As the region strives to diversify away from oil-based economies and towards technology-centric growth, it is encouraging technological advancements and adoption, thus creating an advantageous environment for robotics and AI development. One significant opportunity lies in the region’s government-backed initiatives promoting AI and robotics. Governments are increasingly recognizing the transformative potential of these technologies, resulting in supportive policies, funding schemes, and infrastructural developments. This makes the GCC an attractive location for tech companies, incubators, and startups

Nonetheless, the future presents considerable opportunities. The commitment of the GCC governments towards AI and robotics, coupled with the region’s ambition to diversify its economy, heralds a promising future for the AI and robotics industry.

CORPORATE STRUCTURE AND HISTORY

Corporate History

Our history spans several pivotal milestones, propelling the company to the forefront of software development and autonomous robotics. Since its establishment in 2014, we have been committed to delivering innovative solutions tailored to the needs of government entities and large real estate developers.

In 2014, Micropolis Dubai, a free zone company with limited liability organized pursuant to the laws of the Dubai Technology & Media Free Zone Private Companies Regulations 2003 under the laws of the Emirate of Dubai, emerged as a prominent software development company, focusing on leveraging cutting-edge graphic engines to create advanced software solutions. Its primary clientele included government entities and large real estate developers seeking to optimize their operations through technological advancements.

In 2018, Micropolis Dubai developed a groundbreaking software demo called Microspot for the Dubai Police. Microspot utilized a 3D environment technology for crime detection and identifying potential suspects. Such 3D environment technology is an intelligent digital model based on geometric and 3D scanned point cloud scenes, demographic, mobility, and other elements addresses the complexity of the monitored area, enabling Dubai Police operators to work in a systemic approach to collaborate around the common referential that allows them to simulate the evolutions of different areas in one platform.

Building upon the success of Microspot, we continued to pioneer advancements in the field of AMRs. In 2020, we achieved a significant milestone by successfully developing our first AMR. This accomplishment garnered attention and support from local investors, securing seed funding that facilitated further research and development.

In 2021, Mindrock Capital, a San Francisco-based investment firm, provided additional seed funding to us. This infusion of capital enabled Micropolis to accelerate its progress, leading to the creation of two remarkable AMR prototypes, named M1 and M2, respectively. These prototypes were specifically designed to function as unmanned police patrols, revolutionizing law enforcement practices.

During late 2022 to early 2023, the Company entered into two pivotal contracts.

The first contract involved a collaboration with QSS Robotics to develop customized AMR robots catering to the specific needs of the Saudi market. This partnership allowed the Company to expand its reach and further establish itself as a global leader in autonomous robotics.

Simultaneously, the Company secured another significant contract with the Dubai Police to advance the development of the M1 and M2 autonomous police patrols. This strategic partnership reaffirmed the Company’s commitment to creating state-of-the-art solutions for law enforcement agencies, enabling them to enhance public safety and security.

Operating on a business model that emphasizes collaboration and shared R&D, Micropolis strategically opts for client-specific funding as a means to avoid share dilution. We have formalized this approach through an investment agreement with Future General Trading to finance the final phase of our Dubai Police Autonomous Patrols project. As part of this agreement, Future General Trading will receive 25% of the sales margin in perpetuity. Additionally, they will hold a 50% ownership stake in the intellectual properties associated specifically with the electronic control units for this project, as well as a 25% ownership stake in Microspot.

The following diagram illustrates the ownership structure of the Company before giving effect to this Offering:

____________

(1)      Mpolis LLC, is managed by Mindrock LLC, a Delaware limited liability company that is owned 60% by Pavel Cherkashin and 40% by Grigorii Trubkin.

The following diagram illustrates the ownership structure of the Company after giving effect to this offering assuming no exercise of the over-allotment option by the underwriters:

BUSINESS

OVERVIEW

Micropolis Dubai, our wholly-owned subsidiary, is a robotics manufacturer founded in 2014, based in UAE with its headquarters located in Dubai Production City, Dubai, UAE. We specialize in developing AMRs that utilize wheeled EV platforms and are equipped with autonomous driving capabilities.

We have historically conducted our business through Micropolis Dubai. For purposes of this Offering, in February 2023, we incorporated Micropolis Cayman, an exempted company with limited liability under the laws of the Cayman Islands, as the listing vehicle for this Offering. In July 2023, Micropolis Cayman acquired 100 shares of Micropolis Dubai, representing 100% of the issued and outstanding share capital of Micropolis Dubai, from its five shareholders for an aggregate purchase price of AED100,000. As a result, Micropolis Dubai became a wholly-owned subsidiary of Micropolis Cayman. In March and September 2023, Micropolis Cayman issued an aggregate of 23,706,000 ordinary shares, representing 79.02% of its issued share capital, to the Former Shareholders and 6,294,000 ordinary shares, representing 20.98% of its issued share capital, to three new investors. From June to July 2024, a total of 1,024,000 ordinary shares were transferred from these shareholders to five additional investors. As of the date of this prospectus, the Former Shareholders own approximately 77.27% of Micropolis Cayman. For details, see “Corporate Structure and History.” The Company is currently a pre-revenue organization since most of our existing projects are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production for our robotics, which is expected to be by the second quarter of 2025.

As part of our product offerings, we integrate application-specific pods that serve as the primary purpose of a robot. These pods are designed to accommodate various functionalities, including surveillance cameras, road sweepers, logistics compartments, as well as collaborative robots (cobots) intended for direct human-robot interaction.

UAE-focused

We operate in the GCC region, with a focus on the UAE and Saudi Arabia. The robotics industry in the UAE and Saudi Arabia is rapidly growing, with governments committing significant resources to technological advancement. Furthermore, Dubai, a hub for technological innovation in the region, presents a unique opportunity for the Company. With a robust portfolio of AMRs and a strong track record of successful partnerships with local governments, the Company is poised to take advantage of the growing demand for innovative robotics solutions in the Middle East.

Our flagship products are customized AMRs that can operate without the need for human intervention. These robots can be used in a wide range of industries, including security, hospitality, real estate, retailing, city cleaning, and logistics. The robots can be equipped with advanced sensors, machine learning algorithms, and computer vision technology that enable them to navigate complex environments, avoid obstacles, and interact with humans.

OUR COMPETITIVE STRENGTHS

We are pioneers in the realm of robotics and AI, revolutionizing industries with our innovative solutions. Our Company is driven by a relentless pursuit of excellence, specializing in the development of mobility-specific AMR platforms and application-specific robotic pods. What sets us apart is our exceptional ability to develop custom automotive-grade mechanical systems, electronic control systems, and power storage and electrical systems. With end-to-end control over the technology development process, we ensure unrivaled quality, reliability, and performance in every aspect of our solutions.

We believe our main competitive strengths are as follows:

In-house R&D and Prototyping Facilities.    Our in-house R&D and prototyping facilities are critical for our autonomous robotics business. By having the ability to design and develop core products in-house, we can effectively control quality standards and customize our products to meet specific customer needs. Our facilities allow us to quickly respond to changing market demands in a rapidly evolving industry. We intend to continue to invest in R&D and prototyping to remain at the forefront of technological advancements in the field, allowing us to develop new products and be competitive.

Innovation and Customization.    Our focus on innovation and customization is essential in the design and manufacturing of our autonomous robotics products. We understand that each customer has unique needs, and we work closely with our customers to develop customized solutions that meet those needs. By doing so, we differentiate ourselves from our competitors, providing a unique value proposition to customers. Our commitment to innovation also ensures that our products remain technologically advanced, making them more attractive to customers who require the latest technology to operate efficiently. As the industry evolves, our innovation and customization focus will be vital in maintaining our position as one of the key players in the field of autonomous robotics.

Working with Government entities.    Our partnerships with government entities allow us to have access to the latest technologies and provide valuable insights into industry trends and customer needs. Working with government entities also enables us to understand their requirements, which we believe can help us secure contracts and partnerships in the public sector. Furthermore, by leveraging these partnerships, we can position ourselves as a trusted provider of innovative autonomous robotics solutions, which can help us win new business.

Mobility-Specific AMR Platforms.    Our mobility-specific AMR platforms serve as the backbone of automation in various industries. These platforms are meticulously designed to optimize navigation, adaptability, and reliability in dynamic environments. Equipped with cutting-edge sensors, advanced mapping capabilities, and intelligent decision-making algorithms, our AMRs seamlessly integrate into existing workflows, enabling autonomous movement and efficient task execution.

Application-Specific Robotic Pods.    We offer application-specific robotic pods customized to address specific industry needs for different industries. These pods can be customized to perform tasks such as material handling, warehouse logistics, order fulfillment, and assembly line automation. By leveraging our expertise and technologies, businesses can achieve unparalleled levels of precision, accuracy, and speed in their operations.

Bespoke Software Powered by AI.    We go beyond hardware solutions by offering bespoke software that harnesses the power of artificial intelligence. Our AI-powered software enables seamless communication and coordination between our AMR platforms, robotic pods, and existing infrastructure. Through sophisticated algorithms, machine learning, and real-time data analysis, our software optimizes operational workflows, predicts maintenance needs, and enhances decision-making processes, ultimately driving efficiency and maximizing productivity.

Customization and Integration.    We emphasize customization and integration in our services. Our team of experts works closely with customers to understand their specific needs and design solutions that seamlessly integrate with their operations. Whether it is adapting our AMRs to specific environments or developing custom software modules, we ensure a tailored solution that maximizes value and minimizes disruption.

Comprehensive Support and Services.    We pride ourselves on providing end-to-end support and services to our clients. From the initial consultation and deployment to ongoing maintenance and updates, we are dedicated to ensuring a seamless experience. Our comprehensive services include installation assistance, training programs, technical support, and regular performance evaluations. We are committed to building long-term partnerships with our clients and supporting their growth and success.

Future-Proof Solutions.    We aim to always be positioned at the forefront of research and development in robotics and AI, continuously exploring emerging technologies and industry trends. We are devoted to staying agile and adaptable, enabling us to provide future-proof solutions that can scale and evolve alongside our clients’ businesses. By partnering with us, clients gain access to the latest advancements in automation and AI, ensuring they stay ahead in a rapidly changing landscape.

OUR CHALLENGES

Despite the promising growth and opportunities in the AI and robotics industry, our company, like many others operating in this sector within the GCC region, faces a number of challenges that we must navigate to fully realize our potential. These include, among others:

•        Talent Acquisition and Retention:    With the growing demand for AI and robotics specialists, attracting and retaining top talent has become a significant challenge. Despite regional efforts to foster education in these fields, the supply of highly skilled professionals is not meeting demand. This scarcity raises operational costs and impacts our ability to innovate rapidly.

•        Data Privacy and Security:    As our work revolves around the use of data, ensuring privacy and security is paramount. However, navigating the regulatory landscape can be complex. Regulations related to data use and privacy are in nascent stages in the GCC, leading to ambiguity and risk.

•        Regulatory Uncertainty:    Rapid advancements in AI and robotics have outpaced the development of regulations. The lack of clear regulatory frameworks can create uncertainties, especially for areas such as autonomous vehicles, AI ethics, and robotics safety standards.

•        Technological Infrastructure:    While strides have been made in technological infrastructure in the GCC region, there are still areas where improvements are needed. Inconsistent or unreliable connectivity, limited cloud infrastructure, and issues related to data storage and management can impede our operations.

•        Market Adoption:    Despite growing awareness of the benefits of AI and robotics, some sectors within the GCC are slower to adopt these technologies. This resistance can limit potential markets and slow our growth.

OUR BUSINESS STRATEGIES AND FUTURE PLANS

Our business strategies and future plans are as follows:

Increasing Market Share:    To capture a larger market share, the Company intends to strategically target market segments that align with its capabilities r. The Company intends to focus on industrial automation, healthcare robotics, and consumer robotics, where it believes it has a competitive advantage. The Company plans to develop products that are tailored to these specific market segments, offering unique and differentiated solutions. The Company intends to invest in marketing and sales efforts to promote its products and build brand recognition in these markets.

Developing Sophisticated Product Roadmap:    To develop a sophisticated product roadmap, the Company plans to conduct market research to understand the needs and preferences of its target market. Based on this research, the Company intends to then develop a product development plan that outlines the features, functionality, and design of its robotic solutions. The roadmap will be aligned with the Company’s mission, target market, and technological capabilities, ensuring that it can deliver high-quality products that meet the needs of its customers. The Company plans to also regularly update its roadmap to reflect changing market conditions and technological advancements.

Investing in Research and Development:    To stay at the forefront of technological innovation and meet the evolving needs of its target market, the Company intends to invest in research and development. The Company plans to collaborate with universities, research institutions, or other companies to develop new technologies and applications. The Company intends to prioritize innovation in its internal R&D efforts, continually exploring new ideas and pushing the boundaries of what is possible in the robotics industry. By investing in R&D, the Company is striving to deliver cutting-edge solutions that meet the needs of its customers.

Building Partnerships and Alliances:    To expand its market reach and leverage complementary strengths and expertise, the Company will form strategic partnerships and alliances with other organizations. The Company will identify partners that share its values and have complementary capabilities, such as government departments, suppliers, integrators, or distributors. These partnerships will enable the Company to reach new customers and markets, accelerate product development, and reduce costs through shared resources. The Company will prioritize building long-term relationships with its partners, based on mutual trust and respect.

Managing the Supply Chain:    To ensure the timely and cost-effective delivery of its products and services, the Company will manage its supply chain effectively. This will involve strengthening in-house production, sourcing components from multiple suppliers to reduce reliance on any one supplier, managing inventory to ensure that it can meet customer demand without carrying excessive stock, and optimizing logistics and distribution to minimize shipping costs and delivery times. By managing its supply chain effectively, the Company can ensure that it is delivering high-quality products and services to its customers in a timely and cost-effective manner.

Maintaining a Strong Brand and Reputation:    To maintain a strong brand and reputation, the Company will focus on providing high-quality products and services, excellent customer service and support, and effective communication with its customers and stakeholders. The Company will maintain a consistent and distinctive visual identity that reflects its values and mission. The Company will also regularly engage with its customers and stakeholders through social media, events, and other channels, building strong relationships and promoting brand loyalty. By maintaining a strong brand and reputation, the Company can differentiate itself from its competitors and build long-term customer loyalty.

Marketing and Public Relations:    Currently our marketing efforts are only limited to publications on social networks and promotion through influencers, as we mainly leveraged relationships with our prominent partners like Dubai Police to increase our brand awareness and showcased our products in various events. Going forward, we intend to hire professional branding and marketing agency to articulate our brand narrative consistently on a global scale and penetrate broader market segments. We plan to allocate our marketing budget as follow: (a) 35% to marking our presence in both regional and international technology trade events, (b) 40% to crafting high-caliber content for social media and leading technology channels globally, including collaborations with influential tech personalities and the execution of regular social media campaigns to highlight the capabilities and applications of our M01 and M02 products, (c) 18% towards developing a robust PR strategy and calendar, aimed at showcasing our thought leadership, engaging with mainstream media, relevant tech blogs and news outlets, and (d) 7% for the development of targeted sales programs in collaboration with Dubai Police and QSS Robotics, focusing on specific customer segments and cover expenses related to sales kits, pilot projects, demos, and necessary travel expenses.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

As a responsible and forward-thinking company, Micropolis is fully committed to incorporating Environmental, Social, and Governance (ESG) principles into our business operations. We recognize the importance of sustainable practices, ethical considerations, and social impact in creating long-term value for our stakeholders. Here is how we approach ESG and our ambitions for a better future:

Environmental

Sustainable Manufacturing:    We prioritize sustainability throughout our manufacturing processes. This includes minimizing waste generation, optimizing energy usage, and adopting eco-friendly materials and technologies. Our aim is to reduce our carbon footprint and contribute to a cleaner and greener environment.

Energy Efficiency:    We continuously strive to enhance the energy efficiency of our products and operations. By leveraging advanced technologies and designing energy-efficient systems, we help our customers achieve energy savings, reduce greenhouse gas emissions, and contribute to a more sustainable future.

Circular Economy:    We embrace the principles of the circular economy by designing products that are durable, repairable, and recyclable. We promote responsible end-of-life management, including take-back programs and recycling initiatives, to minimize waste and maximize resource efficiency.

Climate Action:    Micropolis Robotics is committed to addressing climate change by reducing greenhouse gas emissions and promoting sustainable practices. We set ambitious targets to decrease our carbon footprint and regularly monitor our emissions. Through the use of energy-efficient technologies, renewable energy sources, and responsible waste management, we aim to contribute to a low-carbon economy.

Resource Efficiency:    We prioritize resource efficiency throughout our operations. By optimizing material usage, implementing recycling and waste reduction initiatives, and adopting circular economy principles, we minimize resource consumption and promote sustainable resource management.

Biodiversity and Ecosystem Conservation:    We recognize the importance of protecting biodiversity and ecosystems. In our product development and manufacturing processes, we consider the potential impacts on ecosystems and strive to minimize any adverse effects. Additionally, we engage in environmental initiatives and partnerships that support biodiversity conservation and restoration efforts.

Pollution Prevention:    We actively work to prevent pollution and reduce its environmental impact. We implement measures to minimize air and water pollution, ensure proper disposal of hazardous materials, and comply with relevant environmental regulations. Through continuous monitoring and improvement, we aim to achieve the highest standards of environmental stewardship.

Social

Employee Well-being and Diversity:    Our employees are our most valuable asset. We prioritize the well-being and development of our employees. We foster a positive and inclusive work culture that values diversity, equality, and individual growth. We invest in training programs, professional development, and employee welfare initiatives to ensure a supportive and fulfilling work environment. We foster a safe, inclusive, and supportive work environment that promotes employee well-being and encourages personal and professional growth.

Health and Safety:    The health and safety of our employees, customers, and partners are of utmost importance. We maintain strict adherence to health and safety standards, implement robust safety protocols, and provide regular training to mitigate risks and create a safe working environment.

Community Engagement:    We actively engage with local communities to contribute positively to society. This includes supporting community initiatives, educational programs, and social welfare projects. By collaborating with stakeholders, we aim to make a meaningful and sustainable impact on the communities where we operate.

Diversity, Equity, and Inclusion:    Micropolis Robotics is committed to promoting diversity, equity, and inclusion within our workforce and the broader community. We strive for equal opportunities, fair treatment, and representation of individuals from diverse backgrounds. By embracing diversity, we foster innovation, creativity, and a rich exchange of ideas.

Health and Safety:    The health and safety of our employees, customers, and stakeholders are paramount. We adhere to strict health and safety standards, implement robust risk management processes, and provide comprehensive training programs to ensure a safe working environment. Our goal is to prevent accidents, injuries, and occupational health hazards.

Social Impact and Community Engagement:    We actively engage with the communities where we operate, seeking to make a positive social impact. Through partnerships with local organizations, we support initiatives related to education, skills development, community welfare, and environmental conservation. By working collaboratively, we aim to contribute to the sustainable development and well-being of these communities.

Governance

Ethical Business Practices:    At Micropolis Robotics, we uphold the highest standards of ethics and integrity. We promote a culture of transparency, accountability, and ethical decision-making across all levels of the organization. Our code of conduct sets clear guidelines for ethical behavior and ensures compliance with laws, regulations, and industry standards.

Strong Board Governance:    We maintain a diverse and independent board of directors that provides effective oversight, strategic guidance, and accountability. Our board members possess a range of expertise and experience, enabling informed decision-making and robust governance practices. We prioritize board diversity to foster inclusivity and access to varied perspectives.

Risk Management and Compliance:    We have established comprehensive risk management processes to identify, assess, and mitigate risks that may impact our business and stakeholders. Our risk management framework includes regular assessments, internal controls, and audits to ensure compliance with legal requirements, mitigate operational risks, and enhance organizational resilience.

Stakeholder Engagement and Communication:    We actively engage with our stakeholders, including employees, customers, investors, regulators, and local communities. We seek their input, listen to their concerns, and incorporate their feedback into our decision-making processes. Transparent communication channels and regular reporting on our ESG performance enable stakeholders to hold us accountable and understand our progress towards our goals.

Data Privacy and Cybersecurity:    We prioritize the protection of customer and stakeholder data. We implement robust data privacy and cybersecurity measures to ensure the confidentiality, integrity, and availability of information. Compliance with relevant data protection regulations and proactive risk management help safeguard sensitive data and maintain stakeholder trust.

OUR PRODUCTS AND SERVICES

Overview

We specialize in the development and integration of AMRs, operating software, and electronic control units and power storage units. Our extensive product offerings are organized into three main categories:

A.     AMRs: Our AMRs are engineered with precision and tailored to meet diverse requirements. They are composed of two main parts:

1.      Mobility Specific Platform:    Available in two sizes — M01 and M02.

•        M01:    This EV robot, weighing 900KG, has the ability to traverse open streets at a limited speed of 47KM/h with up to 8 hours of continuous operation. Designed for tasks demanding heavy loads and long distances, it currently does not facilitate passenger transport. However, we foresee the opportunity to expand its functionality into a shuttle bus in the future.

•        M02:    Using a similar control and drive system to M01, weighing 350KG, it offers up to 8 hours of continuous operation. Scaled to the size of a golf cart, M02 is optimized for driving within gated communities and internal roads, making it ideal for surveillance, logistics, and community utility services.

Both platforms are integrated with our proprietary electronic control units and power storage units.

2.      Application-Specific Pods:    These customized components, mounted on the upper part of the robot, cater to various client needs, ranging from logistics compartments and drone launch pads to surveillance cameras or waste dump compartments.

B.     Operating Software:    Our software suite is segmented into three distinct categories:

•        Autonomous Driving Software:    This Level 3 autonomous driving system (Conditional Driving Automation) allows users to manage fleets of AMRs from an operational room with real-time streaming service. Level 3 autonomous driving system refers to driving system that has “environmental detection” capabilities and can make informed decisions for themselves, such as accelerating past a slow-moving vehicle. Level 3 autonomous vehicles have a feature known as “Conditional Automation,” which allows the vehicle to manage all aspects of driving, including monitoring the environment. The human driver must still be present and capable of taking control through a tele driving system or remote control from an operation room, but is not required to pay attention at all times. The vehicle will handle situations by itself but will prompt the human driver to take over if it encounters a scenario it cannot navigate. Its development leverages a model-based methodology that encompasses sensing, perception, and decision-making, with features such as lane detection, path planning, obstacle avoidance, and sensor fusion.

•        Fleet Mission Planner:    This custom software aids operators in mission planning, path management, and performance monitoring. Its functionality extends to communication, real-time streaming, maintenance feedback, and software debugging.

Mission Planner

Mobile

Full Control

Full rover controller with cameras stream.

Extended Control

Rover controller with external camera stream.

Diagnostics

Rover controller with external camera stream.

Battery
75%
100%
08.34 hrs

Tablet Remote Controller

Full rover controller with cameras stream.

Battery
75%
100%
08:34 hrs

•        User Bespoke Software Development Service:    We offer customized software solutions for customers, integrating additional robot functionalities with existing systems to ensure cost-effectiveness and seamless deployment. For example, Microspot is an AI-powered security system developed in collaboration with Dubai Police, encompassing facial recognition, behaviour analysis, automatic number-plate recognition, suspect matrix, and criminal logic, aimed at reducing crime and aiding in criminal investigations. We have entered into an investment agreement with Future General Trading FZE (“Future General Trading”) to complete Dubai Police Autonomous Patrols, a project collaborated between the Company and Future General Trading. In return for funding, Future General Trading will receive a portion of sales margins and ownership stakes in specific intellectual properties related to Dubai Police Autonomous Patrols project. Additionally, Dubai Police will own 100% of the design IP and 50% of the security software “Microspot.”

•        Instead of raising capital by issuing more shares of the Company, which would dilute existing shareholders’ ownership stakes, Micropolis chooses to get funding directly from clients. This allows the company to keep its equity intact. For example, we have formalized this approach through an investment agreement with Future General Trading to finance the final phase of our Dubai Police Autonomous Patrols project. In return for their financial support, Future General Trading will get a continuous in perpetuity 25% share of the sales margin generated from this project. Additionally, Future General Trading will also own 50% of the intellectual property rights related to the electronic control units that are a part of this project. (The ownership of the intellectual properties associated with electronic control units does not include the company’s standard control units, which are owned 100% by the Company). Along with the stake in the electronic control units, Future General Trading will also own a 25% stake in Microspot, which is a software related to this specific project.

C.     Electronic Control Units and Power Storage Units:    Our in-house-developed control units and power storage solutions serve as the driving force behind our AMRs, providing energy-efficient and reliable performance.

1.      The Micropolis Robotics Controller Unit (“MRCU”) is an innovative and advanced electronics board designed to serve as a centralized control unit for a wide range of robots, including AMRs and EVs. We designed the MRCU in response for the need for a comprehensive, high-performance, and reliable control system to govern various robotic applications efficiently.

We believe the MRCU addresses the challenges faced in controlling robots by providing a single, highly capable board that integrates multiple components and technologies essential for robotics and automotive applications. It offers centralized control, simplifying the design and implementation of robotic systems, and streamlining the development process.

Key Advantages of the MRCU:

a.      Comprehensive Robot Control:    The MRCU integrates multiple functions necessary for controlling robots, including sensor management, motor control, actuators, communication interfaces, and power regulation. This consolidation streamlines the design and implementation process for robotic systems.

b.      High-Performance Microcontroller Setup:    The MRCU features dual Cortex M7 and Cortex M4 microcontrollers, offering real-time capabilities and efficient processing. This enables precise and responsive control of robotic movements, essential for safety and accuracy.

c.      Cutting-Edge Component Selection:    The MRCU incorporates modern integrated circuits (ICs) designed for automotive applications with functional safety classes. These components ensure reliable and robust operation, critical for industrial and automotive environments.

d.      Enhanced Wireless Security:    The inclusion of UWB (Ultra-Wide Band) technology for wireless key communication provides secure and reliable access control for AMR robots, enhancing their overall security and preventing unauthorized access.

e.      Diverse Communication Interfaces:    The MRCU supports multiple automotive Controller Area Network (CAN) Bus and Local Interconnect Network (LIN) Bus interfaces, enabling seamless communication with various components and devices within the robotic system.

f.       Sensor Integration:    The board accommodates up to 18 pins for connecting Hall sensors or encoders, facilitating precise position sensing and feedback for motor control and navigation.

g.      Flexible Power Management:    The MRCU incorporates five different types of buck and linear regulators to efficiently distribute power to the various components, minimizing power losses and optimizing energy consumption.

h.      Redundant Backup System:    The MRCU features a backup system that automatically switches to backup mode in case of system faults or power failures, ensuring continuous operation and fault tolerance.

i.       Real-Time Operating System (RTOS):    The board operates on an RTOS, providing outstanding capabilities for real-time applications like robotics, ensuring timely execution of critical tasks.

j.       High Current Motor Control:    The MRCU includes four DC motor controllers with TLE9201SG, capable of controlling motors with 6A output current and voltage of 24V and 12V, suitable for driving powerful robotic motors.

k.      Extensive Connectivity:    The MRCU incorporates built-in USB type-C Hub, CAN Bus, LIN Bus, I2C, UART, SPI, and GPIO interfaces, enhancing its compatibility with various peripherals and devices.

l.       Automotive-Grade Components:    The MRCU utilizes automotive-grade connectors and high-current pins (up to 15 amps each), ensuring robustness and reliability in demanding industrial and automotive applications.

m.     Intelligent Battery Management:    The MRCU includes a high-voltage comparator to monitor the battery state, enabling efficient battery management and control of the main relay.

n.      Open for Future Expansion:    The MRCU is designed with configurability in mind, providing configuration pins for controlling four high-current BLDC motor controllers, allowing future expansion and adaptability to different robot configurations.

2.      The Smart Power Distribution Unit (“SPDU”):    designed to address the challenges present in battery-based systems, i.e. efficient energy utilization.

Ensuring prolonged device functionality. The primary features and advantages of our innovative SPDU are as follows:

a.      DC/DC Management:    The SPDU employs advanced DC/DC management techniques, enabling optimal conversion and distribution of power within the system. This results in enhanced energy efficiency and extended battery life.

b.      Smart Power Switching:    Our invention incorporates intelligent power switching capabilities, allowing seamless transitions between power sources and devices. This ensures continuous operation and eliminates wasteful power usage.

c.      Loads Individual Monitoring (Voltage and Current):    The SPDU is equipped with sophisticated monitoring mechanisms that oversee the voltage and current levels of individual loads. This enables real-time tracking and effective management of power consumption.

d.      Smart Cooling System (Air Flow/Liquid Coolant):    To prevent overheating and maintain optimal operating temperatures, the SPDU is outfitted with a smart cooling system. This system utilizes both air flow and liquid coolant to efficiently dissipate heat from critical components.

e.      Standard Automotive Connection Interfaces (CAN/LIN) for Monitor and Control:    The SPDU features standard automotive connection interfaces such as CAN and LIN. These interfaces facilitate seamless integration, monitoring, and control within automotive systems.

f.       Memories for Logging Data of Consumption:    Built-in memories within the SPDU capture and store crucial data related to power consumption. This information can be utilized for performance analysis, system optimization, and diagnostics.

g.      Auxiliary Battery with UPS System:    To ensure uninterrupted power supply, the SPDU incorporates an auxiliary battery equipped with an Uninterruptible Power Supply (UPS) system. This feature safeguards critical functions during power fluctuations or outages.

h.      Automotive Generic Fuses:    The SPDU integrates automotive generic fuses, enhancing safety and protection against overcurrent conditions. These fuses prevent potential damage to the system and connected devices in case of losing control.

Our Product Portfolio

Our product portfolio is focused on the collaborative development of innovative AMRs, specifically tailored to meet the unique needs within the security and community service sectors. Utilizing two distinct types of mobility-specific platforms, we are actively partnering with our customers to create three unique robot models. These ongoing collaborative projects underscore our commitment to working closely with customers to develop pioneering solutions designed to enhance community safety and service efficiency.

Base Technology — Wheeled EV Platforms

We developed wheeled EV platforms with autonomous driving capability, which we call our “Base Technology.” Our Base Technology is a revolutionary development in the field of EV robotics, providing a platform for autonomous driving that can be customized to meet specific operational needs. With the M01 and M02 platform types, the Company offers flexibility and agility in design, enabling it to provide automated solutions through AI engines, back-end applications, and user interfaces. We believe that the Base Technology has the potential to reduce operational costs and increase efficiency, making it an attractive option for a range of industries, from logistics to transportation. The Company’s ability to design and manufacture robotic functionality on top of the Base Technology for each operation is a unique selling point that sets it apart from competitors in the market.

Furthermore, we believe that the Base Technology has the potential to revolutionize the way we think about transportation, providing a sustainable and cost-effective solution for urban mobility. With its autonomous driving capability, we believe the technology has the potential to reduce accidents caused by human error, lower carbon emissions, and improve traffic flow. As the world shifts towards a more sustainable future, the Company’s Base Technology is well-positioned to capitalize on this trend and become a key player in the future of mobility.

Self-driving Security Vehicles

The Company’s self-driving security vehicles are an innovative solution to the increasing problem of crime in urban areas. By partnering with Dubai Police, the Company has developed two different types of self-driving and self-controlled robotic security patrols that can be deployed in high-crime areas. We believe these patrols will provide a visible deterrent to criminals, increasing the efficiency of security monitoring operations and contributing to Dubai Police’s objective of reducing crime. The larger model, simulating the movement of SUVs, is designed for patrolling larger areas, while the smaller size vehicle can safely navigate residential and commercial complexes with narrow roads.

With the rise of smart cities and the increasing adoption of autonomous technology, the Company’s self-driving security vehicles are well-positioned to meet the needs of law enforcement agencies around the world. The vehicles’ ability to navigate complex urban environments and provide a visible security presence is an attractive proposition for cities looking to improve public safety. The Company’s partnership with Dubai Police is also a strong endorsement of its technology, providing a solid foundation for future growth and expansion into other markets.

Community Delivery Robots — the Canari

The Company’s Canari autonomous delivery vehicle is a game-changing solution for urban and sub-urban logistics. Developed in partnership with The Sustainable City in Dubai, the Canari is able to autonomously deliver goods within its assigned territory, thereby reducing the cost of delivery and energy consumption. With the ability to carry residents’ orders/packages from the store to their houses, the Canari is set to revolutionize the way we think about last-mile delivery. Its advanced technology, including facial recognition cameras and app-based authorization, is designed to ensure secure and efficient delivery of goods.

We believe the Canari has the potential to disrupt the traditional delivery model, providing a cost-effective and sustainable solution for urban and sub-urban logistics. Its ability to operate autonomously, reduce traffic congestion, and lower carbon emissions makes it an attractive proposition for cities looking to improve the efficiency and sustainability of their logistics operations.

Remote Inspection System Robots

The Company’s remote inspection system robots are a groundbreaking solution to the logistical challenges faced by Dubai Customs. With the expectation to be able to reduce working hours and save on transportation and related logistical operations, the system is set to revolutionize the inspection process. The robot’s differential steering system, which is controlled remotely by customs inspectors from an operation room, is equipped with a PTZ FHD camera that can rise up to 3 meters above the ground level, a drone base for reaching higher shelves, a small X-Ray scanner, and a high-resolution screen with real-time live streaming.

OUR BUINESS MODEL

Our business model revolves around a comprehensive and customer-centric approach to delivering customized robotics solutions tailored to meet the unique needs of our customers. The development process is structured into distinct phases, ensuring thorough understanding, efficient prototyping, and seamless integration into our customer’s operational environment.

1.      Offering — We begin by offering our Base Technology at the pre-development phase. This serves as the foundational starting point for developing customized robotics solutions for our clients. The Base Technology acts as a flexible framework, which allows us to efficiently adapt and customize our robotics to suit specific industry requirements.

2.      Memorandum of Understanding (MOU) — Following initial discussions with our clients, we enter into a memorandum of understanding (MOU). The MOU outlines the scope of the project, key deliverables, and establishes the groundwork for a collaborative partnership with our clients.

3.      Field Study — A thorough field study is conducted at our customer’s operational site to gain deep insights into their unique needs and challenges. Based on the findings, we propose initial concepts that encompass design, system architecture, and user experience, ensuring that the resulting robotics align perfectly with our customer’s objectives.

4.      Research & Development (R&D) — Once our customer approves the proposal, the project progresses to the R&D phase. Our team of skilled engineers and designers embark on the development of both software and hardware, and the creation of up to three prototypes per product, refining and enhancing the robotics to meet stringent quality standards.

5.      Pilot Project — The newly developed robotics undergo rigorous testing and validation within our customer’s operational zone. The pilot project allows us to assess the robots’ performance, fine-tune functionalities, and make any necessary adjustments to optimize their effectiveness.

6.      Contract — Upon achieving the desired user acceptance test and successful completion of the pilot project, we formalize our partnership with our client by entering into a contract for the sale of the newly developed robotics. The contract specifies terms, conditions, and delivery timelines, ensuring a transparent and mutually beneficial relationship.

Physical Production — Once the contract is signed, we initiate the physical production of the customized robotics for delivery to our client. Our manufacturing facilities and stringent quality control processes are designed to ensure that the final products meet the required standards of reliability and performance.

Collaboration-based Business Model

Our business is collaboration-based. In collaboration with our customers and partners, we are actively engaged in the development of cutting-edge technologies that aim to bring enhancements in security, logistics, and surveillance operation management. We have established a strong track record of successful partnerships with local governments and real estate developers. Our work with the Dubai Police is a prime example of this ongoing effort; they are playing an essential role in the creation of “Microspot,” an AI-powered security software we are currently developing as of the date of this prospectus. In particular, the Dubai Police have assembled a team to assist us in shaping the Microspot software, providing crucial insights into police operations and supplying dummy data for data science and machine learning. This partnership has not only facilitated us in navigating regulatory complexities but also provided invaluable support in testing and validating our products. Further, we have partnered with Dubai Police to develop self-driving security patrolling vehicles that enhance security surveillance operations, to help reduce crime through security deterrence. In July 2023, we entered into a partnership agreement with Invest 56 LLC (“Invest 56”), an entity controlled by the Dubai Police, in relation to the development of self-driving security patrolling vehicles. The material terms of such agreement are summarized below:

	Invest 56 LLC	Micropolis Dubai
Obligations

•   Provide necessary facilities to carry out the required works, data and information, and instructions

•   Receive reports and ensure compliance with the required specifications

•   Supervise the workflow of Micropolis Dubai

•   Provide media support and promote the product through the Dubai Police’s public relations office

•   Implement the self-driving cars project (including vehicles (M01) and (M02)) at the full responsibility of Micropolis Dubai and on its own account in accordance with the standards and specifications. The self-driving cars shall perform a set of specified security tasks and operations including, among others, carrying out surveillance and guarding in its deployment areas, recognizing criminal behavior, identifying the wanted persons, etc.

•   Finance and produce one self-driving car of each model and deliver it to Invest 56 LLC 10 months after the date of agreement, and two self-driving cars of each model within 10 months, renewable for a maximum of 10 months after the first phase delivery period

•   Maintain the confidentiality of the information that it may obtain under the agreement during the period of validity of the agreement and after its termination for any reason

	Invest 56 LLC	Micropolis Dubai

•   Bear all the financial costs of the project and all the technical operations for the production of the said vehicles

•   Undertake the marketing and sale of the products locally, regionally and globally, provided that it is done under the approval and supervision of Invest 56 LLC

Rights	• Reject the product if it is in violation of the specifications and standards • Order Micropolis Dubai to fulfill all product specifications.
Revenue sharing	The revenues resulting from selling the products developed in the partnership shall be divided equally between the two parties after calculating the actual cost of the products.
IP ownership arrangements

•   IPs of the industrial design of the product and the security programs that operate the cars, excluding the self-driving program, shall remain a full ownership by Invest 56 LLC.

•   IPs of created and developed items, including devices and technologies relating to the product, are joint between the two parties. However, any device or technology innovated and developed by one of the parties solely shall remain that party’s IPs.

•   IPs of the programs operating the self-driving cars of all forms, as well as the approved programs and systems are considered joint IPs, even if it is not in a self-driving car.

Term of partnership	• 5 years
Termination

The agreement may be terminated by Invest 56 LLC (while retaining its right to receive compensation) before expiration, in the event that Micropolis Dubai breaches any of the provisions, or if it does not achieve the objective of the agreement, provided that Invest 56 LLC cannot arbitrarily terminate the agreement.

We are also working closely with RTA, which is aiding us by designating the Jumeirah 1 area in Dubai as a safe testing environment for our autonomous driving system, which is still in development as of the date of this prospectus. RTA is also supplying high-definition maps of the area and data that will be essential in shaping the autonomous driving system.

Furthermore, our ongoing partnership with The Sustainable City in Dubai is proving invaluable, as they provide us with both high-definition city mapping and a living lab within their residential community for testing and validation. This collaboration allows us to work within a real-life environment to iteratively refine our autonomous driving features. Further, we have also worked with The Sustainable City in Dubai to develop autonomous community delivery robots that are able to autonomously deliver goods within their assigned territory, making urban and sub-urban logistics more cost effective and energy preserving.

Additionally, we have developed a surveillance robot for the ministry of interior in Saudi Arabia through our Saudi local partner QSS Robotics, equipped with PTZ surveillance camera and a drone launcher. In relation to the development of such surveillance robot, in December 2022, we entered into an agreement with QSS Robotics, the material terms of which are summarized below:

	QSS Robotics	Micropolis Dubai
Obligations

•   Responsible for the administrational efforts and filing fees of the filing of the design patent on the product

•   Solely responsible for any and all legal permits related to the project’s logistics, clearance and customs fees in Saudi Arabia

•   Provide the necessary insurance to cover any claims arising from accidents, injuries, or property damage that occur on premises or safety or as a result of the product demonstration

•   Provide the design, engineering, programming, manufacturing, and other necessary services to develop a robot in accordance with the specifications

•   Provide technical support for 12 months starting after the delivery of phase 2, including replacement of malfunction parts and defects from manufacturing if it occurs

•   Solely responsible for technical support, legal or regulatory compliance, and all costs associated with the project

Rights	• Has the right to file a design patent on the product	• It shall receive a service fee from QSS Robotics
IP ownership arrangements	QSS Robotics owns IPs related to product design, while Micropolis Dubai owns all associated patents or hardware design IPs, electronic and electrical associated with this project
Termination

Either party may terminate the agreement at any time if the other party breaches the agreement, by providing a written notice to the other party explaining in detail the reason of termination and evidence of breach.

Together, these strategic collaborations underscore our dedication to the continuous development and refinement of our technological offerings, recognizing that our products are works in progress, with exciting potential for future growth and innovation. We continually strive for innovation and excellence, aiming to provide our clients with cutting-edge solutions designed to drive growth, streamline processes, and meet the evolving demands of the modern world.

Cost Structure

We adopt a cost structure that strikes a balance between research, innovation, manufacturing excellence, and top-tier customer service:

R&D Cost.    A significant portion of our expenditures is dedicated to R&D. We invest extensively in exploring the latest advancements in robotics, AI, and sensor technologies. The R&D process allows us to continuously enhance our robotics solutions, develop new features, and stay at the forefront of the rapidly evolving robotics industry.

Software Development Cost.    Software development is a crucial aspect of our cost structure. We allocate resources to develop and optimize sophisticated algorithms, computer vision systems, and machine learning capabilities. These software components are essential in enabling our robotics to navigate autonomously, make intelligent decisions, and adapt to dynamic environments.

Variable Production Cost per Unit.    Our variable production cost per unit encompasses expenses related to manufacturing each robotics product. It includes the costs of raw materials, components, assembly, and quality control.

After-Sale Service.    Providing exceptional after-sale service is integral to our commitment to customer satisfaction. Our cost structure includes investments in technical support, maintenance, and warranty services. We ensure prompt assistance and swift resolution of any technical issues that may arise during our robotics’ lifecycle.

Manufacturing Facility Operational Expenditure.    Operating our manufacturing facility incurs ongoing operational expenditures. These include facility maintenance, utilities, security, and logistics to ensure a smooth and efficient production process. We invest in maintaining a high standard of cleanliness and safety to adhere to industry regulations and best practices.

Machine Learning Infrastructure.    As machine learning plays a pivotal role in our robotics’ capabilities, we allocate resources to maintain a robust machine learning infrastructure. This includes high-performance computing systems, data storage, and advanced software tools to train and optimize our robots’ AI algorithms.

Human Capital.    The expertise and dedication of our talented workforce are instrumental in our success. Our cost structure includes human capital expenditures, encompassing salaries, benefits, training, and professional development programs. We invest in attracting and retaining skilled professionals in robotics, AI, engineering, and customer support to ensure that our company remains at the forefront of innovation and service excellence.

Pricing Structure

Our pricing structure emphasizes value and functionality:

•        M1 Platform:    $300,000 — Suitable for more extensive tasks and adaptable for future applications.

•        M2 Platform:    $200,000 — Designed for more localized community functions.

•        Bespoke Software Development service:    price ranges between $800,000 - $2,000,000 depending on customer’s requirements.

•        Service charges:    usually range between 10-20% of the overall contract value, charged annually and the first year is free of charge.

Prices include comprehensive software solutions such as autonomous driving, mission planning, and fleet management systems.

Maintenance and Software Updates

While our software is under continual development, we ensure our clients stay at the technological forefront by providing consistent and cost-free updates. Currently, our client contracts involve collaborative development agreements. However, we are formulating maintenance contracts for the future to guarantee seamless operation and support once the robots are fully deployed and operational.

Manufacturing Process

It takes approximately six weeks for us to manufacture a robot. Leveraging technological advancements and refined processes, it is our goal to reduce such time to two weeks per robot. A summary of our manufacturing process is set out below:

1.      Chassis Production, Construction & Assembly:    Utilizing stainless steel, laser-cut, and CNC-bent to precision, forming the robot’s core structure.

2.      Suspension System Production & Assembly:    Crafted from high-quality aluminum, employing CNC milling and turning machines for robust mobility.

3.      Body in White Production & Assembly:    Aluminum components laser-cut and CNC-bent, ensuring a precise and lightweight framework.

4.      Outer Body Parts Production:    3D printed in-house, creating aesthetic appeal, and allowing customization, followed by painting and finishing.

5.      Power Storage Unit Assembly:    Assembled in-house, combining purchased components for an optimized and validated energy solution.

6.      Electrical System Assembly & Integration:    Featuring SPDU Max, offering real-time monitoring of electrical connectivity, power consumption, and battery performance.

7.      Robotic Control Unit Integration:    A state-of-the-art system enabling comprehensive control and connectivity with various sensors, actuators, and processing units.

8.      Integration, Testing & Validation:    Meticulous integration of motors, actuators, lights, and other subsystems, followed by rigorous performance testing.

OUR MAJOR CUSTOMERS

The Company is currently a somewhat pre-revenue organization since most of our existing projects with our customers are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production of our robotics, which is expected to be by the second quarter of 2025. No revenues were recorded in the year 2022. For the year ended December 31, 2023, we recorded a revenue of US$157,153 related to the project with QSS Robotics. For the six months ended June 30, 2024 we recorded US$8,931 of revenue which includes revenue from the sale of scrap items and cash back from a prepaid card.

We only started selling our robots in January 2023. As of the date of this prospectus, we have achieved the milestone of six robot sales.

Each sale represents a collaborative development project, focused on addressing unique operational challenges or augmenting specific client functions.

OUR MAJOR SUPPLIERS

		Percentage of total purchases (%)
Supplier	Product or service supplied	For the year ended December 31, 2023	For the year ended December 31, 2022
Creative Colors Design	Fit out Supplier	27%	26%
Nabaa alwadi technical works L.L.C	Fit out Supplier	0%	17%
ATAD International General Trading	Machines and equipments	2%	16%
Phillips Machine Tools India Pvt Ltd	Machines and equipments	2%	11%
Netvision Information Technol.	IT services and supplies	0%	7%
Others	Fit out Supplier	69%	23%
Total		100%	100%
		Percentage of total purchases (%)
Supplier	Product or service supplied	For the six months ended June 30, 2024
L V L TECH GENERAL TRADING LL	Machines and equipment	33%
MAXPLUS Advertising LLC	Marketing & Advertising	7%
DMGE Exhibitions Organization	Marketing & Advertising	8%
Indish Technologies FZE	IT services and supplies	4%
Others	Parts & services Suppliers	48%
Total		100%

Except for the service agreement we entered into with Siemens Industry Software SA (Pty) Ltd (“Siemens”) (the major terms of which are summarized below), we do not have supply contracts with our suppliers and would execute purchase orders from time to time on an as-needed basis. The purchase orders would typically state the component we are purchasing, the unit price and the total purchase price. We would pay in advance and the suppliers would deliver the components to us as soon as possible after execution of the purchase order, ranging from one working day to more than five weeks. Since our business is collaboration-based and each of our robotics is customized to meet our partners’ needs, we expect to have a limited number of suppliers in the future once we start to generate substantial revenue. Given that our business will depend on a few suppliers, any changes in the relationships with these future customers and suppliers, such as the loss of a major client or reduced orders, could significantly impact our financial stability and growth prospects. To the best of our Directors’ knowledge, we are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major suppliers.

We entered into a professional services agreement with Siemens, a global leader in engineering solutions and our largest supplier in May 2023 (the “Siemens Agreement”). The Siemens Agreement does not stipulate the quantity or types of deliverables but instead, Siemens would provide services and produce deliverables to us as stated in statements of work. Services provided by Siemens would be invoiced monthly and we are required to pay the fees within 30 days of the invoice. Siemens will own all intellectual property rights related to deliverables developed by Siemens whilst we will own all intellectual property rights related to deliverables to the extent that such deliverables consist of our pre-existing material. Moreover, we are granted a perpetual, royalty-free, non-transferrable and non-exclusive license to use the deliverables delivered to us by Siemens under the statements of work pursuant to the Siemens Agreement. Siemens has sole discretion regarding the assignment of its personnel and is responsible for all compensation and other employment benefits of such personnel; whilst we are responsible for making facility access, office space, and communication services available to Siemens if Siemens is required to perform the service at the our location, and for ensuring Siemens has the rights to use any third-party software or intellectual property made available to Siemens as necessary for the performance of the services. The Siemens Agreement does not stipulate a definite duration and will remain in effect until terminated by either party by providing a 30 days prior written notice to the other party. As at the date of this prospectus, we had only one statement of work under the Siemens Agreement. Pursuant to such statement of work, Siemens will provide, among others, the following services to us in connection with the Autonomous Navigation Project the primary goal of which is to develop autonomous navigation software: providing a dedicated project engineer, implementing infrastructure needed to support the software development, performing survey to generate technical specifications, developing system documentation to enable the generation of system and software architecture, performing sensor coverage analysis, etc.

We prioritize sourcing common components and equipment such as sensors actuators, as well as certain computer parts for our products and research and development through suppliers like Nvidia and Siemens, who are known for their market leadership, reliability, and diverse product offerings. As we develop the majority of our components in-house, sourcing components from trusted suppliers helps us to mitigate the risks associated with over-reliance on external sources. We also ensure that our components are readily replaceable with alternative offerings from different suppliers to mitigate risks associated with over-reliance one external resources.

We are enrolled in the NVIDIA Inception Program, a free-to-enroll program that affords us and others enrolled in the program preferential access to crucial hardware components like Graphics Processing Units (GPUs) and NVIDIA AJX Orin processors. This allows us to be at the forefront of technological advancement, ensuring our AMRs are outfitted with the latest available processing capabilities.

Manufacturing our robots require hundreds of different components. Therefore, we procure such components from different suppliers on an as-needed basis by executing purchaser orders. Set forth below are examples of the components we need for our robots:

•        For our microcontroller needs, we source electronics components from STM and Infineon, both of which are well-established American companies with a significant presence in the global market. In our selection process, we prioritize microcontrollers that are not only industry-standard but also readily available in mass production. This approach mitigates the risks associated with supply chain disruptions and ensures the consistency of our end products.

•        In regards to sensor technology, we have focused on sourcing components from market leaders like Velodyne and Ouster for the supply of our lidar systems. We focus on market leader suppliers in order to maintain a reliable and uninterrupted supply chain, safeguarding our ability to maintain production levels even in volatile market conditions.

•        Regarding actuators and Brushless DC (BLDC) motors, we are confident in the availability and variety of these components, as they are conventional technologies with a saturated market. This abundance of options allows us to be selective, ensuring that we incorporate only the most reliable and efficient actuators and motors into our AMRs.

DATA COLLECTION AND CYBERSECURITY

We prioritize data collection and cybersecurity to drive innovation, enhance product development, and deliver reliable AMR solutions to our valued customers. Our commitment to responsible data practices is central to maintaining trust, ensuring privacy, and safeguarding sensitive information throughout our operations. We do not gather any personal or corporate data related to identity. Instead, our focus is on processing information pertaining to street layouts and urban infrastructure. Our systems are deployed on our clients’ servers and operate behind their firewalls, maintaining the client’s industry standard of cybersecurity. While the clients retain ownership of this data, we are committed to its protection, working in partnership with our customers to uphold stringent cybersecurity development standards.

Data Collection for Product Development.    In the process of developing our AMRs, we collect data to gain valuable insights into customer needs, industry trends, and operational requirements. We analyze anonymized and aggregated data from our robots’ performance, user interactions, and environmental conditions to refine our technologies and optimize their functionalities. By harnessing this data, we continuously improve the efficiency, safety, and adaptability of our robots to cater to diverse market demands.

Data-Driven Manufacturing Processes.    Data collection plays a crucial role in our manufacturing processes, enabling us to maintain high-quality standards and optimize production efficiencies. We employ data analytics to monitor and analyze production data, ensuring that each robot meets stringent quality control criteria before deployment. This data-driven approach empowers us to detect and rectify potential manufacturing anomalies promptly, delivering reliable and high-performing robotics products to our customers.

Operational Data for Enhanced Performance.    Once deployed, our AMRs generate operational data in real-time, providing valuable performance metrics and insights. We leverage this operational data to monitor the health of our robots, identify areas for improvement, and offer proactive support and maintenance services. The data allows us to respond swiftly to any technical challenges and optimize the performance of our robotics in diverse operational environments.

Cybersecurity Measures to Protect Data.    We prioritize the security and privacy of all data collected during the development, manufacturing, and use of our robotics. We have implemented robust cybersecurity measures to safeguard against unauthorized access, data breaches, and potential threats. Our cybersecurity protocols are continuously monitored, updated, and audited to ensure compliance with industry best practices and evolving regulatory standards. For details of cybersecurity risks that we face, please see “Risk Factors — Risks Related to Our Business — As a robotics company operating in a digital era, we face significant cybersecurity risks that could have adverse implications for our business, reputation and stakeholders.”

Data Privacy and Compliance.    Respecting data privacy is fundamental to our business ethos. We strictly adhere to data protection regulations and strive to ensure that data is collected and used ethically and transparently. Our customers’ personal data is treated with the utmost confidentiality, and we seek explicit consent for data collection, storage, and usage as required by applicable laws.

RESEARCH AND DEVELOPMENT

Our R&D expenditures for the two years ended December 31, 2023 and 2022 were relatively modest in terms of costs and amounted to US$330,907 and US$185,134 respectively. The company primarily allocated resources towards our engineering teams for the development of mechanical designs, electrical and electronic units. The majority of these expenses were accounted for as part of our payroll.

COMPETITION

The robotics industry in UAE and the GCC region is growing rapidly. The UAE government is investing heavily in the sector, and there are a number of startups and multinational companies that are developing and commercializing robotics solutions. The main areas of application for robotics in UAE and GCC include:

•        Logistics and transportation:    Robots are being used to automate warehouse operations, deliver packages, and even drive taxis.

•        Healthcare:    Robots are being used to perform surgery, provide rehabilitation, and deliver medications.

•        Education:    Robots are being used to teach students, provide tutoring, and conduct research.

•        Security and defense:    Robots are being used to patrol borders, detect explosives, and fight fires.

We believe competition in the robotics industry in UAE and the GCC region is currently mild as the industry is still at an early development stage. However, there are a number of companies that are well-positioned to succeed in this market, including established international robotics companies which wish to expand to the UAE and GCC region, as well as regional startups that are developing innovative robotics solutions. These regional startups are often supported by government initiatives, such as the Dubai Robotics and Automation Program.

In the rapidly advancing world of automation and robotics, the AMR industry is a burgeoning field, particularly within the UAE. Despite being in its early stages in the region, this industry has been attracting significant attention and experiencing substantial demand, fuelled by the UAE government’s encouragement and various market needs. As an early player in this industry, we acknowledge the formative nature of the competitive landscape. The UAE market, although still emerging, presents unique opportunities and challenges, offering an exciting frontier for businesses like ours.

SEASONALITY

Our operating results and operating cash flows historically have not been subject to seasonal variations.

INSURANCE

Currently we maintain health insurance plans for our employees. Our employee benefit insurance plans are reviewed annually to ensure that our Group has sufficient insurance coverage. Our Directors believe that we have adequate insurance coverage for the purposes of our business operations and we will procure the necessary additional insurance coverage for our business operations, properties, and assets as and when the need arises.

INTELLECTUAL PROPERTY

Our Group’s intellectual property rights are important to our business and as of the date of this prospectus, the Group has submitted the application for registering the following trademarks:

Trademark	Jurisdiction	Class(1)(2)	Trademark Number	Application No.
Micropolis Robotics	UAE	12	404415	MOE-TM-37-4189696- 20230816
MR-SPDU Max – Micropolis Robotics Power Distribution Unit MRCU	UAE	9	404416	MOE-TM-37-4194350- 20230820TBC
MR-CU Robotic Control Unit SPDU-Max	UAE	9	404417	MOE-TM-37-4194359- 20230820TBC
Microspot-ProtectEVCU – EV Control Unit	UAE	9	404418	MOE-TM-37-4194363- 20230820TBC
MR-EVCUMR-PMU – Micropolis robotic Power Distribution Unit	UAE	9	404419	MOE-TM-37-4194385- 20230820TBC

____________

Notes:

(1)      Class 9:    Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs; DVD’s and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus.

(2)      Class 12:    Vehicles; apparatus for locomotion by land, air or water.

Save as disclosed above, our Group does not own or use any other trademarks, patents or licenses that are material to our business or profitability.

Shared Ownership of Intellectual Property

Our Company’s business model centers on collaboration with different entities to develop customized robotics. These partnerships may result in the joint development of intellectual property and associated technologies in the future. All arrangement for shared ownership of IP have yet to occur. In several instances, our collaboration agreements may stipulate that ownership of these intellectual property and technologies is shared equally, typically under a 50-50 arrangement.

This shared ownership of intellectual property, while fostering innovation and diversification, does introduce potential risks. Our autonomy in commercialization strategies and decision-making pertaining to developed technology might be influenced by the consensus requirements of our partners.

We are committed to striking a balance between leveraging the advantages of collaboration while navigating the complexities of shared ownership. For details of such risk, please see “Risk Factors — We do not exclusively own 100% of all intellectual property and technologies that we develop in the projects with our partners, which may adversely affect our ability to effectively utilize and monetize such intellectual property and technologies in our business operations.”

EMPLOYEES

We have 82 full-time employees as of June 30, 2024. The following table sets forth the numbers of our full-time employees categorized by function as of June 30, 2024:

	As of June 30, 2024
Functions	Number	% of Total Employees
Management and administrative	13	15.9%
Sales and Marketing	3	3.7%
Software Development	22	26.8%
Electronics & Embedded Systems	10	12%
Mechanical Engineering	9	11%
Additive and Subtractive Manufacturing	7	8.5%
Assembly	18	22%
Total	82	100.0%

The relationship and co-operation between the management and staff have been good and are expected to continue and remain as such in the future. There has not been any incidence of work stoppages or labor disputes which have affected our operations.

PROPERTIES

Our principal executive office is located at Warehouse 1, Dar Alkhaleej Building,, Dubai Production City, Dubai, UAE. The lease of this space will terminate on February 28, 2027. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations. As at the date of this prospectus, the Company has leased the following premises:

Address	Purpose	Lease Period
Warehouse 1, Dar Alkhaleej Building, Dubai Production City, Dubai, UAE	Principal office and production	Until February 28, 2027

LEGAL PROCEEDINGS

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which management believes, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

REGULATIONS

Our Group mainly conducts business in the UAE and is mainly engaged in the robotics industry. This section sets forth a summary of the applicable UAE laws, rules, regulations, government and industry policies and requirements that have a significant impact on our operations and business in the UAE. This summary does not purport to be a complete description of all the laws and regulations which apply to our business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Regulation of Autonomous Vehicles

On April 6, 2023, the Dubai Government introduced Dubai Law No. 9 of 2023 Regulating the Operation of Autonomous Vehicles. The law is the first legal instrument in the UAE to address the licensing, regulation, and liability framework for autonomous vehicles. The law appoints the RTA to act in a supervisory capacity over the development of the autonomous vehicle industry, it is responsible for the roll out of policies and procedures as well as the licensing regime under the law. Autonomous vehicles must pass a technical examination and meet safety and security standards in order to be licensed. Data generated from the use of autonomous vehicles will be collected and analyzed. Further, the RTA will designate routes and areas in which autonomous vehicles can operate and promulgate traffic rules that will apply specifically to autonomous vehicles. The operator will remain liable for the acts or omissions of the autonomous vehicle in the event of damage to individuals or property.

As of the date of this prospectus, we are in compliance with UAE’s autonomous vehicles regulations. In alignment with the provisions of Dubai Law No. 9 of 2023, we ensure that all our AMRs undergo rigorous technical examinations meet the mandated safety and security standards. We actively collaborate with the Dubai Police and RTA for the licensing of our AMRs and remain in constant liaison to stay updated on designated routes and specific traffic rules. Moreover, we have established internal protocols to manage, analyze, and securely store data generated from our AMRs’ operations.

Regulation and Government Policy on Artificial Intelligence

In 2017, the UAE appointed a Minister of State for Artificial Intelligence and in 2019 the UAE Cabinet approved the National Strategy for Artificial Intelligence 2031 (the “National Strategy”) with the goal of making the UAE one of the world’s leaders in AI. As part of the National AI Strategy, the UAE also established the Office of Artificial Intelligence. The UAE Cabinet has appointed the UAE Artificial Intelligence and Blockchain Council (the “Council”) to oversee the implementation of AI technology in society and across the government sector. The Council proposes policies to create an ecosystem that will be AI-friendly while maintaining privacy and ethics in society. The UAE Regulations Lab (“RegLab”) was established to proactively anticipate and develop future legislation governing the use and application of emerging technologies in the UAE. The RegLab was launched in January 2019 and the UAE Cabinet uses it to grant temporary licenses for the testing and vetting of innovations that use technologies such as AI. In April 2023, the UAE’s Office for Artificial launched a guide called ‘100 Practical Applications and Use Cases of Generative AI’, which aims to facilitate AI adoption across vital industries and accelerate research in the field. t sets out the ways in which these rapidly emerging technologies can be leveraged to benefit key sectors including automotive, while also focusing on addressing several important issues in the context of these digital advancements, like data privacy protection, reliability, and quality control of AI outputs.

As of the date of this prospectus, we are in compliance with UAE’s artificial intelligence regulations and government policy. We stay aligned with the guidelines and recommendations set by the UAE’s AI and Blockchain Council. We actively engage with the RegLab to obtain the necessary licenses for testing our innovations, ensuring that our innovations adhere to the benchmarks set by UAE’s AI regulatory bodies. By referencing and implementing best practices from the ‘100 Practical Applications and Use Cases of Generative AI’ guide, we ensure our AMRs benefit from the latest AI applications while rigorously upholding data privacy, reliability, and quality control.

Regulation of Data Collection and Handling

While the Federal Decree Law No. 45/2021 on the Protection of Personal Data establishes guidelines for the handling of personal data, it’s crucial to emphasize that Micropolis Dubai does not engage in the collection, handling, or processing of personal data from our customers or technology users. Should our customers opt to collect data through our technology, it will be entirely under their responsibility and at their own expense. Nevertheless, if our technologies are ever used to collect personal data by our customers, we remain accountable. As such, we ensure that our software development processes follow international standards in data and cybersecurity, thereby fortifying the resilience and integrity of our offerings. As we prioritize delivering advanced autonomous mobile robots and related services, our commitment inherently respects and upholds the privacy rights of all individuals, aligning with the spirit and directives of the UAE’s data protection regulations. As of the date of this prospectus, we are in compliance with UAE’s data protection regulations.

Other Commercial and Civil Law Considerations

It is worth noting that existing regulations, such as those relating to product liability, also indirectly apply to Micropolis Dubai’s products and services just as they would to any other product that malfunctions or is defective. Article 316 of Federal Law No. 5 of 1985 (the Civil Code) provides that “any person who has things under his control which require special care in order to prevent their causing damage, or mechanical equipment, shall be liable for any harm done by such things or equipment…” Federal Law No. 15 of 2020 on Consumer Protection prescribes penalties for (among other things) displaying, offering, promoting or advertising goods or services which cause damage to consumers, and, extends liability (by virtue of the definition of a “provider”) to the distributors and the manufacturer, whether based in the UAE or abroad (and not just to the entity that had direct contact with the consumer).

As of the date of hits prospectus, we are in compliance with applicable UAE’s commercial and civil law regulations. In compliance with Article 316 of Federal Law No. 5 of 1985 (the Civil Code), We adopt stringent measures to ensure that all our AMRs, electronic control units, and power storage units undergo comprehensive testing and quality assurance checks. This is to ensure they operate safely and as intended, minimizing the risk of any harm or malfunction.Moreover, in line with Federal Law No. 15 of 2020 on Consumer Protection, we are unwavering in our commitment to uphold the trust of our consumers. We maintain transparency in our product promotions and PR, ensuring that all claims align with the product’s actual capabilities and performance. Additionally, our relationship with distributors and manufacturers, whether within the UAE or internationally, is governed by strict quality control measures, ensuring that every party involved in the product supply chain is accountable for the quality and safety of the products we deliver.

Regulation of Environment Protection

Federal Law No. 12 of 2018 on Integrated Waste Management regulates the management of waste in the UAE, including the generation, collection, transportation, storage, treatment, and disposal of waste. It sets out a number of requirements for businesses to ensure that their waste is managed in a safe and environmentally sound manner. Article 7- Waste Reuse or Recycling compels the establishment to reuse certain types of waste that are suitable for reuse or to process some types of waste requiring special treatment separately upon disposal thereof. Article 10- Reuse of Secondary Products provides that the secondary raw materials resulting from industrial processes shall not be considered waste if they can be usable as secondary products for the same industry or other industries as determined by the Implementing Regulation of this Law.

As of the date of this prospectus, we are in compliance with UAE’s environment protection regulations. We ensure that certain waste types are processed separately, in line with the requirements for special treatment. Furthermore, in alignment with Article 10, we have initiated efforts to reclaim secondary raw materials from our industrial processes. These materials are then reintegrated as secondary products into our operations or extended to other industries, ensuring their optimal utilization and reinforcing our dedication to sustainability and environmental stewardship.

Regulation of Employment Relationship

Employer-employee relationships in the UAE are primarily governed by Federal Decree Law No. 33 of 2021, its Executive Regulations (Cabinet Resolution No. 1 of 2022) (as may be amended from time to time), and applicable ministerial orders implementing these provisions (together the “UAE Labour Law”). The UAE Labour Law applies to all employees working in the UAE, whether UAE nationals or foreign nationals. The UAE Labour Law covers a wide range of topics, including employment contracts, working hours, wages and salaries, leave, social security and termination of employment.

The law also establishes a number of protections for employees, including the right to non-discrimination and the right to a safe and healthy workplace.

The UAE Labour Law is enforced by the Ministry of Human Resources and Emiritisation (MoHRE). Employees who believe that their rights have been violated can file a complaint with the MoHRE

As of the date of this prospectus, we are in compliance with UAE’s employment relationship regulations. In line with the UAE Labour Law, we staunchly uphold the rights and well-being of our employees. Each team member receives a clear, written employment contract detailing their salary, benefits, and working hours. Strictly adhering to the UAE’s standards, we ensure no one exceeds the mandated 8 hours a day and 48 hours a week work limit. Beyond working hours, we value our employees’ well-being, offering 30 days of paid annual leave and 14 days of paid sick leave annually. Integral to our core values are our anti-discrimination, fairness, and equality policies. We actively enforce these principles, ensuring an inclusive and supportive work environment where every individual is treated with respect and equity. In line with UAE’s legal directives, we guarantee end-of-service benefits, showcasing our commitment to both the nation’s laws and our team’s welfare.

Regulation of Intellectual Properties

The UAE’s intellectual property regime is promulgated by a range of laws and regulations including:

•        Federal Law No. 11 of 2021 On Regulation and Protection of Industrial Property Rights governs patents, along with designs, integrated circuits, inventions, utility certificates, and other industrial property.

•        Federal Decree-Law No. 38 of 2021 On Copyrights and Neighbouring Rights. It includes innovative works of literature, music, theatre, architecture, photography, computer programs, speeches and lectures, audio-visual works, derivative works etc.

•        Federal Decree-Law No. 36 of 2021 On Trademarks, providing for the protection of trademarks being anything that takes a distinct shape of names, words, signatures, numbers, drawings, pictures, colors or color combinations, 3D or hologram marks etc.

•        Cabinet Resolution No. (6) of 2022 on the Executive Regulations of Federal Law No. (11) of 2021 on the Regulation and Protection of Industrial Property Rights

•        Cabinet Decision No. 47/2022 On the Implementing Regulation of Federal Decree-Law No. 38/2021 on Copyrights and Neighbouring Rights

•        Cabinet Decision No. 57/2022 On Executive Regulations of the Federal Decree- Law No. 36/2021 on Trademarks

together, the “UAE IP Law”

•        The UAE IP Law is implemented and enforced by the Ministry of Economy, Intellectual Property Protection Department.

•        As of the date of this prospectus, we are in compliance with UAE’s intellectual property rights regulations. We hold intellectual property rights in the highest regard, recognizing their critical role in spurring innovation and industry advancement. In unwavering compliance with the UAE IP Law, we have implemented rigorous procedures for the registration, management, and protection of our own copyrights, trademarks, patents, industrial designs, and trade secrets. Equally important is our staunch commitment to respecting the IP rights of others. We diligently ensure that our operations and products never infringe upon or utilize anyone else’s copyrighted material or intellectual property without proper authorization. We ensure that all our IP endeavors align with the UAE IP Law. This meticulous approach to IP not only safeguards our pioneering contributions to the field robotics but also underscores the integrity and trustworthiness that our stakeholders can rely on.

Foreign Exchange Control

The United Arab Emirates (UAE) has no restrictions on foreign exchange. This means that there are no limits on the amount of foreign currency that can be brought into or taken out of the country. There are also no restrictions on the conversion of foreign currency into dirhams or vice versa.

However, there are a number of restrictions on the transfer of money to certain countries from and to the UAE. These restrictions are designed to prevent the funding of terrorism and other illegal activities.

The UAE government has published a list of countries that are subject to financial sanctions. These countries include Iran, North Korea, and Syria. Transfers of money to these countries are generally prohibited, but there are some exceptions, such as for humanitarian purposes.

In addition to the list of countries that are subject to financial sanctions, there are also a number of countries that are considered to be high-risk jurisdictions. Transfers of money to these countries are more closely monitored and may be subject to additional requirements.

Some of the high-risk jurisdictions include: Afghanistan, Bangladesh, Cambodia, Cuba, Democratic Republic of the Congo, Ethiopia, Ghana, Guinea-Bissau, Guyana, Haiti, Iraq, Kenya, Laos, Lebanon, Liberia, Libya, Mali, Mauritania, Mozambique, Myanmar, Nicaragua, Niger, Nigeria, Pakistan, Palestine, Panama, Papua New Guinea, Philippines, Russia, Senegal, Somalia, South Sudan, Sri Lanka, Sudan, Tajikistan, Tanzania, Togo, Turkmenistan, Uganda, Ukraine, Uzbekistan, Vanuatu, Venezuela and Yemen.

The UAE’s Foreign Exchange Control laws are overseen by the Central Bank of the UAE (CBUAE). The CBUAE is responsible for ensuring the stability of the dirham and for promoting the development of the UAE’s financial system.

As of the date of this prospectus, we are in compliance with UAE’s foreign exchange regulations. Recognizing the UAE’s open stance on foreign exchange, we actively ensure that all our financial transactions adhere to the nation’s guidelines, promoting the free flow of capital while abiding by established constraints. We strictly refrain from engaging in unauthorized transfers to these regions. Furthermore, we will exercise heightened due diligence when dealing with countries designated as high-risk jurisdictions. Every transaction is meticulously documented and undergoes rigorous internal review to ensure full compliance, thereby preventing any inadvertent support to activities that contradict the values we uphold and the regulations set forth by the UAE government.

MANAGEMENT

The following table sets forth information regarding our Directors and Executive Officers as at the date of this prospectus:

Name	Age	Position
Marwan Al Sarkal	44	Chairman and Independent Director
Fareed Aljawhari	44	Chief Executive Officer and Director
Dzmitry Kastahorau	33	Chief Financial Officer
Saken Saryyev	36	Director
Peter Balint	46	Independent Director
Alun Richards	67	Independent Director

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Marwan Al Sarkal is our Chairman and an Independent Director since August 2023. Marwan Al Sarkal, a visionary leader, was appointed as CEO of Shurooq in 2009 until 2018 by His Highness Sheikh Dr. Sultan bin Muhammad Al Qasimi. Marwan played a pivotal role in diversifying markets and attracting investments in sectors such as tourism, healthcare, environmental, logistics, real estate, retail, and light manufacturing. Marwan served as the Executive Chairman of the Sharjah Investment and Development Authority (Shurooq) from 2018 to 2022. Marwan is a proud graduate of the Higher Colleges of Technology in the UAE in 2001, with a degree in Accounting and Business Administration. Marwan is actively involved in various enterprises and organizations, including serving as a board member of One World Impact Investment Holding Limited since 2023, Platinum High Integrity Technologies since 2022, Chapter 3 LLC since 2022, Ancova Capital Management since 2022, and Qatra Water Solution from 2018 to 2023. He also contributed his expertise to MABANEE Shurooq from 2018 to 2023 and Eagle Hills UAE from 2016 to 2023. Moreover, Marwan Al Sarkal is the founder of Al Mur Investment, established in 2017, further demonstrating his commitment to fostering economic growth and innovation in Sharjah and beyond

Fareed Aljawhari is the founder and our Chief Executive Officer and Director since August 2023. Mr. Aljawhari is a dedicated product designer and digital product developer based in Dubai. His professional journey has spanned over two decades, during which he has contributed to many digital transformation initiatives in the city. In these roles, he enjoyed the opportunity to collaborate with others on product development and system architecture and learned a great deal about digital strategy. In 2014, Mr. Aljawhari founded Micropolis Dubai, initially focusing on software development. As he continued to learn and grow alongside the company, Micropolis began to evolve and, by 2018, had transformed into a robotics and AI company. It was a challenging yet rewarding journey that he cherishes and that continues to teach him valuable lessons. Mr. Aljawhari has been fortunate to build connections with many government entities and leading companies in Dubai throughout his career. Each interaction and project has helped shape his understanding of the digital landscape and has further motivated him to keep learning and growing. He looks forward to continuing to contribute to Dubai’s tech ecosystem in the future. We believe that Mr. Aljawhari qualifies as a director because he is the founder of our Group and has extensive experience in the industry.

Dzmitry Kastahorau is our Chief Financial Officer since August 2023. Mr. Kastahorau is a well-established finance professional with an extensive international career in various industry-leading corporations. Holding a Master’s Degree in International Corporate Finance from EADA Business School in Barcelona (academic year 2013-2014), Mr. Kastahorau brings a wealth of academic and practical knowledge to his roles. His professional journey includes significant contributions as the Finance Director at Chalhoub Group (2018-2021), a luxury retail conglomerate, and PUIG Spain (2015-2018), a prestigious fashion and fragrance company. Mr. Kastahorau’s experience also spans the automotive industry, with a noteworthy tenure at Motherson Automotive in Germany (2014-2015). His diverse industry experience, coupled with his rigorous academic grounding, has given him a unique ability to navigate financial landscapes efficiently and strategically. His adaptability and leadership have proved instrumental in his roles, and his continued dedication to financial excellence serves as a strong foundation for his current and future endeavors.

Saken Sarryev is our director since August 2023. He is an experienced Asset Manager with a demonstrated history spanning over a decade in the financial services industry. Specializing in the management and advisory of collective investment funds, Saken has an extensive background in public equities, bonds, and insurance products. Graduating in 2008 with a bachelor’s degree in Information Technology from T. Ryskulov University in Kazakhstan, he laid the foundation for his career in the ever-evolving world of technology. Saken’s thirst for knowledge and ambition led him to further his education, and in 2019, he earned a bachelor’s degree in Finance from the Synergy Institute in Russia. This dual educational background equipped him with a unique skill set that blends technological acumen with financial expertise. Saken served as an executive at Freedom Finance JSC from 2017 to 2021. During this time, he focused on retail business development, contributing to the company’s growth and success. His dedication and innovative approach played a pivotal role in shaping Freedom Finance’s retail division. In addition to his executive roles, Saken Sarryev has also demonstrated his commitment to corporate governance by serving as a board member at both Freedom Finance and Micropolis. He held this position at Freedom Finance from 2017 to 2021, contributing his insights and expertise to the company’s strategic direction. In 2021, Saken Sarryev assumed the role of President at Micropolis Dubai, where he spearheads business development initiatives. Saken Sarryev’s diverse background, coupled with his leadership skills and dedication, makes him a driving force in the fields of technology, finance, and business development. His career is a testament to his passion for innovation and his ability to adapt and excel in dynamic and challenging environments.

Peter Balint is our independent director since August 2023. Peter Balint is a professional investor and operator with over two decades of experience in the banking and investment sectors. As a graduate of the University of Economics in Bratislava in 2001, Peter holds a master’s degree in Corporate Finance. Peter’s career has seen him excel in various treasury and alternative investment roles. His extensive track record showcases his commitment to excellence and strategic vision. Continuing his trajectory of success, Peter Balint assumed the role of CEO at Infinity Capital Strategies SK s.r.o. Consulting in January 2013, a position he continues to hold with dedication and expertise to this day. In July 2018, Peter took on the role of CEO at ICS Investment Management LLC, an esteemed investment company. From November 2019 to December 2021, Peter Balint served as the Investment Manager at Twin Capital S.r.o Family Office (CEE) Region, contributing his financial acumen to the family office’s portfolio during this period. In addition to his executive roles, Peter serves as a board member for various companies, further solidifying his presence in the financial sector. He has held positions as a board member at Alfa Solar Invest, EOOD since 2014, at Thompson Solar, a s. since 2015, and at ICS Investment Management LLC since 2018. Furthermore, Peter Balint has continued his board membership at Infinity Capital Strategies SK since 2013 and at Infinity Capital Strategies SPC since 2020. In 2023, he extended his influence to Linkfire A/S, where he assumed the role of board member and continues to contribute to the company’s achievements. With his extensive experience and proven track record in the financial industry, Peter Balint remains a formidable presence in the world of banking, investments, and financial consulting. His unwavering commitment to excellence and strategic vision have cemented his reputation as a leading figure in the field.

Alun Richards is our independent director since August 2023. Alun Richards has an illustrious career spanning over 30 years in the financial services and advisory sectors. Alun pursued higher education in the United Kingdom, where he earned a Bachelor of Science degree in Biochemistry in 1978 from University of Sussex. This academic achievement provided a solid foundation for his future endeavours in the world of science and technology. In July 2017, Alun Richards assumed the role of CEO at Safe Process FZ LLE, a position he continues to hold with dedication and visionary leadership. Alun’s commitment to excellence extends beyond his role at Safe Process. Since 2018, he has served as a board member at PEGG, contributing his expertise to the organization’s growth and strategic direction. In 2019, he joined the board of Rockland, further solidifying his presence in the business community. His contributions expanded in 2019 when Alun became a board member at Transskills, where his strategic insights have played a pivotal role in the company’s achievements. Building on his passion for fostering collaboration and innovation, Alun Richards assumed board positions at FABC, Verdi, and MEFW in 2022.

Employment Agreements, Director Agreements, and Indemnification Agreements

We will enter into employment agreements with each of our executive officers, pursuant to which such individuals will agree to serve as our executive officers for a period of three years from the effective date of the registration statement. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops, or reduces to practice during his employment with us and to assign all right, title, and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We will enter into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

We will enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Board of Directors

Composition of our Board of Directors

Our Board of Directors will consist of five Directors upon effectiveness of the registration statement of which this prospectus forms a part. A Director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the NYSE generally require that a majority of an issuer’s board of directors must consist of independent directors. Our Board of Directors has determined that each of Marwan Al Sarkal, Alun Richards, and Peter Palint is an “independent director” as defined under the NYSE rules. Our Board of Directors is composed of a majority of independent Directors.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three independent Directors, and will be chaired by Marwan Al Sarkal. We have determined that each member of our Audit Committee will satisfy the requirements of Section 303A of the Corporate Governance Rules of the NYSE and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Marwan Al Sarkal qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

•        reviewing and recommending to our board for approval, the appointment, re-appointment, or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

•        reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

•        discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the Independent Registered Public Accounting Firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing; and

•        meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

Compensation Committee.

Our Compensation Committee will consist of our three independent Directors, and will be chaired by Peter Balint. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of Section 303A of the Corporate Governance Rules of the NYSE. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

•        overseeing the development and implementation of compensation programs in consultation with our management;

•        at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

•        at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive Directors;

•        at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements;

•        reviewing Executive Officer and director indemnification and insurance matters; and

•        overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will consist of our three independent Directors, and will be chaired by Alun Richards. We have determined that each member of our Nominating and Corporate Governance Committee will satisfy the “independence” requirements of Section 303A of the Corporate Governance Rules of

the NYSE. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•        recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

•        reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

•        developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NYSE rules, or otherwise considered desirable and appropriate;

•        selecting and recommending to the Board the names of Directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

•        evaluating the performance and effectiveness of the Board as a whole.

Code of Business Conduct and Ethics

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our Directors must also exercise their powers only for a proper purpose. Our Directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our Directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our Board of Directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to Shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers; and

•        exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the Board of Directors. Our Directors are not subject to a term of office and hold office until their resignation, death, or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our Amended and Restated Memorandum and Articles.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Interested Transactions

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or applicable NYSE rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our Directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages, and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers, and auditors.

•        Under our Amended and Restated Memorandum and Articles (which will be effective upon the date on which the Registration Statement becomes effective), we may indemnify our Directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Foreign Private Issuer Exemption

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and NYSE rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, NYSE rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards. We are allowed to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the NYSE that listed companies must have: (i) a majority of independent directors; (ii) the establishment of a nominating/corporate governance committee composed entirely of independent directors; and (iii) a compensation committee composed entirely of independent directors.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the NYSE. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other NYSE corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of NYSE, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our Board of Directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also be eligible to utilize the controlled company exemptions under the NYSE corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. We do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this Offering.

COMPENSATION

For the year ended December 31, 2022, the year ended December 31, 2023 and the year ended December 31, 2024, we paid an aggregate of approximately $212,230, $215,224 and $245,098, respectively, in cash and benefits in-kind granted to or accrued on behalf of all of our Directors for their services, in all capacities, and we did not pay any additional compensation to our Directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors after consummation of this offering. In case if such compensation arises, we expect that it will not exceed 2% of the total net proceeds of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Shares Beneficially Owned Prior to This Offering(2)		Shares Beneficially Owned After This Offering(3)
Name of Beneficial Owners(1)	Number	%	Number	%
Directors and Executive Officers:
Marwan Al Sarkal	—	—	—	—
Fareed Aljawhari	7,176,000	23.92%	7,176,000	20.50%
Dzmitry Kastahorau	300,000	1.00%	300,000	* %
Saken Saryyev	2,497,000	8.32%	2,497,000	7.13%
Peter Balint	—	—	—	—
Alun Richards	—	—	—	—
All directors and executive officers as a group	9,973,000	33.24%	9,973,000	28.48%
5% shareholders:
Egor Romanyuk	9,009,000	30.03%	9,009,000	25.74%
Simon Lo Gatto	4,200,000	14.00%	4,200,000	12.00%
Alexander Rugaev	2,497,000	8.32%	2,497,000	7.13%
Mpolis LLC(4)	2,997,000	9.99%	2,997,000	8.56%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is Warehouse 1, Dar Alkhaleej Building Dubai Production City, Dubai, UAE.

(2)      Giving effect to the new issuances of our Ordinary Shares in September 2023, the applicable percentage of ownership is based on 30,000,000 Ordinary Shares outstanding as of the date of this prospectus.

(3)      Applicable percentage of ownership is based on 35,000,000 Ordinary Shares outstanding immediately after the offering, without taking into account issuable pursuant to the over-allotment option.

(4)      Mpolis LLC is managed by Mindrock LLC, a Delaware limited liablity company owned 60% by Pavel Cherkashin and 40% by Grigorii Trubkin. Therefore, by virtue of Pavel Cherkashin’s control over Mindrock LLC, Pavel Cherkashin is deemed to have voting and/or dispositive power over our Shares held by Mpolis LLC.

RELATED PARTY TRANSACTIONS

The following is a summary of transactions since 2021 to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Major Shareholder had, has, or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

Loan Arrangement with a Related Party

During the years ended December 31, 2021, 2022 and 2023 and up to the date of this prospectus, certain related parties are as follows:

Name of party	Relationship
Egor Romanyuk	Majority Shareholder of the Company
Diamond Developers	Company at which a previous major shareholder of Micropolis Dubai served as a chief executive officer
Fares Abu Baker	Previously a major shareholder of Micropolis Dubai.
Fareed Aljawhari	Director of the company and shareholder

During the years ended December 31, 2021, 2022 and 2023, certain related party transactions with related parties were as follows:

	For the year ended December 31,
	2021	2022	2023
	USD	USD	USD
Financing activities:
Loan from Egor Romanyuk to Micropolis	—	275,852	1,480,594
Loan from Fares Abu Baker to Micropolis	70,806	—	—
Loan from Diamond Developers to Micropolis	136,258	—	—

Fareed Aljawhari has loaned $2,547,447 to the Company in 2024, the Company has no other related party transactions since December 31, 2023 and up to the date of this prospectus.

As of December 31, 2021, 2022, 2023 and the date of this prospectus, certain related party balance are as follows:

	As of December 31,				As of the date of this prospectus
	2021	2022	2023
	USD	USD	USD		USD
Amounts due to Egor Romanyuk	—	275,852	1,480,594		2,111,852 (1)
Amounts due to Fares Abu Baker	70,806	40,850	40,850	(2)	(2)
Amounts due to Diamond Developers	136,258	86,291	86,291	(3)	(3)
Amounts due to Fareed Aljawhari	—	—	—		2,547,447 (4)
TOTAL	207,064	402,993	1,697,735		4,659,299

____________

(1)      The loan due to Egor Romanyuk carries an interest rate of 20% per annum and will mature within 15 days after the IPO.

(2)      The loan due to Fares Abu Baker is interest-free and has no maturity date. Mr. Fares Abu Baker is no longer a related party in 2023.

(3)      The loan due to Diamond Developers is interest-free and has no maturity date. Diamond Developers is no longer a related party in 2023.

(4)      The loan due to Fareed Aljawhari is interest-free and will mature within one month after the IPO.

During the period ended June 30, 2024, the Company entered into the following related party transactions:

Loan from Mr. Egor Romanyuk: In May 2024 The Company received a loan in amounting to AED175,025 (USD 47,665) from Mr. Egor Romanyuk, a shareholder. In connection with this loan, the Company has agreed to pay Mr. Romanyuk a management fee of 20% per annum on the loan amount. The Company will repay this amount within 15 days after the IPO.

Loan from Mr. Fareed Aljawhary: The Company received a loan amounting to AED8,068,600 from Mr. Fareed Aljawhary, a shareholder. This loan does not carry any associated management fee. In connection with this loan, the Company will repay this amount within one month after the IPO.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Current related party transactions have interest free loans with Mr. Fareed Aljawhari with maturity date post-IPO, Mr. Fares Abu Baker and Diamond Developers without maturity date, and 20% annual interest rates for the loan with Egor Romanyuk with maturity date post-IPO.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act, and the common law by the Cayman Islands.

Upon the closing of this offering, our authorized Share capital will consist of 200,000,000 Shares of par value of US$0.0001 per Share, all of which are designated as ordinary shares of a par value of US$0.0001 each.

As of the date of this prospectus, we had 30,000,000 Shares issued and outstanding. All of our Shares issued and outstanding prior to the completion of the offering be fully paid, and all of our shares to be issued in the offering will be issued as fully paid. As of the date of this prospectus, none of our outstanding Ordinary Shares are held in the United States or by record holders in the United States other than MPolis LLC.

Our Amended and Restated Memorandum and Articles of Association

Our Shareholders intend to adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety upon and with effect from the date on which the Registration Statement becomes effective. The following are summaries of material provisions of the Amended and Restated Memorandum and Articles that we expect will become effective from the date on which the registration statement of which this prospectus forms a part becomes effective, and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company.    Under our Amended and Restated Memorandum and Articles, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.    All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. We may not issue shares to bearer. Our Shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Dividends.    Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles: (i) the Directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (ii) our Shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the Directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The Directors when paying dividends to Shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights.    Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every Shareholder who is present in person and every person representing a Shareholder by proxy shall have one vote per Ordinary Share. On a poll, every Shareholder who is present in person and every person representing a Shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all Shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. We may (but are not obliged to) in each year hold a general meeting as our annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our Board of Directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the Shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the Shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those Shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 7 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to Shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all Shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the Shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more Shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two Shareholders having the right to vote on the resolutions or one or more Shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors.    We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited. For as long as the Company’s shares are listed on a stock exchange, our Board of Directors shall include at least such number of independent directors as applicable law, rules or regulations or the relevant stock exchange require as determined by the Board.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the Shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our Shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution. Transfer of Ordinary Shares. Subject to the restrictions set forth in the Amended and Restated Memorandum and Articles, any of our Shareholders may transfer all or any of his or her shares by completing an instrument of transfer in a common form or in a form prescribed by NYSE or any other form approved by our board of directors, executed:

•        where the ordinary shares are fully paid, by or on behalf of that Shareholder; and

•        where the ordinary shares are partly paid, by or on behalf of that Shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the NYSE, our Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        the Ordinary Share transferred is fully paid and free of any lien in favour of us;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Calls on Shares and Forfeiture of Shares.    Subject to the terms of allotment, the directors may make calls on the Shareholders in respect of any monies unpaid on their shares including any premium and each Shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part. We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a Shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the Shareholder or the Shareholder’s estate: (i) either alone or jointly with any other person, whether or not that other person is a Shareholder; and (ii) whether or not those monies are presently payable. At any time, the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles. We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption, Repurchase, and Surrender of Shares.    Subject to the Companies Act and any rights for the time being conferred on the Shareholders holding a particular class of shares, we may by action of our directors: (i) issue shares that are to be redeemed or liable to be redeemed, at our option or the Shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares; (ii) with the consent by special resolution of the Shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and (iii) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase. We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits, and the proceeds of a fresh issue of shares. When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the Shareholder holding those shares.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class or series), may be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred upon the holders of the shares of any class issued shall not, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.    Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our Shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay, or prevent a change of control of our company or management that Shareholders may consider favourable, including provisions that limit the ability of Shareholders to requisition and convene general meetings of Shareholders.

Exempted Company.    We are incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, or the “Companies Act,” on February 23, 2023. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is not required to make its register of members open to inspection by Shareholders of that company;

•        does not have to hold an annual general meeting;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        may not issue negotiable or bearer shares but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, after the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of UK. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•        an act which is illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) that has not been obtained; and

•        an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.    The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty. To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended, and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated automatically if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by an order of the courts of the Cayman Islands, by a special resolution of its members, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such Shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or

(c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, all of the Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Shares, and while we plan to apply to list our Shares on NYSE, we cannot assure you that a regular trading market for our Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effectiveness of the registration statement of which this prospectus forms a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the effectiveness of the registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. All of our other shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the effectiveness of the registration statement of which this prospectus forms a part. These parties collectively own all of our outstanding Ordinary Shares, without giving effect to this offering.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Shares that does not exceed the greater of the following:

•        1% of the then outstanding Shares of the same class, which will equal approximately 382,000 Shares immediately after this Offering assuming the over-allotment option is not exercised and 394,300 Shares assuming the over-allotment option is exercised in full; or

•        the average weekly trading volume of our Shares on NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is not otherwise party to any double-tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019, and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands as to tax concessions under the Tax Concessions Act (Revised). In accordance with the provision of Section 6 of The Tax Concessions Act (Revised), the Governor in Cabinet undertakes with our company:

•        that no law that is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our company or its operations; and

•        in addition, that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

•        on or in respect of the shares, debentures, or other obligations of our company; or

•        by way of the withholding, in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from October 9, 2023.

United Arab Emirates Taxation Considerations

It is the responsibility of all persons interested in purchasing Shares to inform themselves as to any tax consequences from their investing in the Company and the Company’s operations or management, as well as any foreign exchange or other fiscal or legal restrictions, which are relevant to their particular circumstances in connection with the acquisition, holding or disposition of the Shares. Investors should therefore seek their own separate tax advice in relation to their holding of Shares, we do not accept any responsibility for the taxation consequences of any investment by an investor.

On 16 January 2023, the Ministry of Finance introduced a 9% federal corporate tax regime for the first time in the UAE to be applied on the adjusted accounting net profits of a business above AED 375,000, which came into effect on 1 June 2023. Micropolis Dubai is not currently subject to corporate income tax in the UAE as its net profits do not currently meet the AED 375,000 threshold.

There are no transfer taxes in the UAE on the purchase of Shares. Accordingly, the purchase of Shares should not result in any UAE tax liabilities for shareholders who are individuals or corporations tax resident in the UAE.

Non-UAE tax residents, or dual tax residents, individuals, and corporations, may be subject to taxation in jurisdictions outside the UAE with respect to the ownership of, or income derived in connection with, the Shares based on local tax regulations.

Based on the current tax practice within the UAE outlined above, the purchase of Shares should not result in any UAE tax liabilities for shareholders who are individuals or corporations tax resident in the UAE, provided they are not subject to tax in the UAE by virtue of them being a foreign oil company or branch of a foreign bank. Non-UAE tax residents, or dual tax residents, individuals, and corporations, may be subject to taxation in jurisdictions outside the UAE with respect to the ownership of, or income derived in connection with, the Shares based on local tax regulations. Based on the same principles as outlined above, UAE resident shareholders who are not subject to tax in the UAE or jurisdictions outside the UAE (both corporate and individual), should not currently be taxed on the receipt of dividend income and gains on the future sale of the Shares. Shareholders who are subject to tax in the UAE by virtue of being a foreign oil company or branch of a foreign bank, or tax resident in jurisdictions outside the UAE, as well as shareholders tax resident in the UAE but also subject to tax in jurisdictions outside the UAE (both corporate and individual), should consult their own tax advisers as to the taxation of dividend income and gains on the future sale of the Shares under the relevant applicable local laws in those jurisdictions. There is currently no withholding tax in the UAE and as such, any dividend payments made by the Company should be made free of any UAE or Abu Dhabi withholding tax.

The UAE has adopted an excise tax, which was effective on 1 October 2017, and implemented a VAT, which was effective on 1 January 2018. On 27 August 2017, the VAT Law was published on the website of the Federal Tax Authority. The executive regulations of the VAT Law were issued on 28 November 2017 under Cabinet decision No. 52 of Federal Decree Law No. (8). The executive regulations provide more detail about products and services that are subject to VAT and which particular products are zero-rated or exempt. The executive regulations of the VAT Law outline the conditions and parameters of such VAT treatment. The GCC VAT Framework Agreement, which is a country level agreement between all the GCC States, sets out broad principles that should be followed by all the GCC countries in their VAT laws while providing individual member states some discretion to adopt a different VAT treatment in respect of certain matters. Each GCC country will enact its own domestic VAT legislation based on the underlying principles in this common framework.

Article 42 of the executive regulations outlines the scope of financial services classified as exempt and, on this basis, no VAT would be applied on any transfer of Shares. However, it should be noted that fees relating to the transfer of ownership of Shares would be standard rated at 5%.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on NYSE, as our Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries, we do not expect to be treated as a PFIC for the current taxable year. However, no assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc. (“Network 1”), as the Underwriter named therein, with respect to the Ordinary Shares in this offering. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the Underwriter the number of shares indicated below:

Name	Number of shares
Network 1 Financial Securities, Inc.	5,000,000
Total	5,000,000

The Underwriter is offering the shares subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the Underwriter is not required to take or pay for the shares covered by the Underwriter’s over-allotment option described below.

The underwriting agreement provides that the obligation of the Underwriter to take and pay for the Ordinary Shares, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on the NYSE, (2) delivery of legal opinions and (3) delivery of auditor comfort letters.

We have agreed to grant to the Underwriter an over-allotment option, exercisable within 45 days after the closing of this Offering, to purchase up to an additional 750,000 Ordinary Shares (15% of the Ordinary Shares offered to the public) at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

In order to facilitate the offering of the shares, the Underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our shares. Specifically, the Underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the Underwriter under the over-allotment option. The Underwriter can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the Underwriter will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The Underwriter may also sell shares in excess of the over-allotment option, creating a naked short position. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriter may bid for, and purchase, shares in the open market to stabilize the price of our shares. These activities may raise or maintain the market price of our shares above independent market levels or prevent or retard a decline in the market price of our shares. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Underwriter. The terms of the underwriting agreement provide that the obligation of the Underwriter is subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel, and our auditors.

Discounts and Expenses

We have agreed to pay the Underwriter a fee equal to 7% of the gross proceeds of the offering.

The table below shows the per ordinary share and total discounts that we will pay to the Underwriter.

	Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$4.50	$22,500,000	$25,875,000
Underwriting discounts to be paid by us	$0.315	$1,575,000	$1,811,250
Proceeds, before expenses, to us	$4.185	$20,925,000	$24,063,750

We have agreed to pay a non-accountable expense allowance to the Underwriter of one percent (1%) of the gross proceeds of the offering (including proceeds from the sale of over-allotment shares, if any).

We have also agreed to pay the underwriter’s reasonable out-of-pocket expenses (including reasonable clearing charges, travel and out-of-pocket expense in connection with this offering reasonable fees and expenses of legal counsel incurred by the Underwriter in connection with this offering, the cost of any due diligence meetings, and preparation of printed documents for closing and background check reports) incurred by the Underwriter in connection with this offering up to US$200,000. As of the date of this prospectus, we have paid an advance of US$100,000 to the Underwriter to be applied to the Underwriter’s anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g).

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the estimated discounts to the Underwriter and payment of the Underwriter’s accountable and non-accountable expenses referred to above, will be approximately US$1,086,000.

Tail Financings

We have also agreed that if at any time prior to the first anniversary of the final closing date of this offering, the Company, or any of its affiliates, shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party directly introduced to the Company by the Underwriter during the offering and the aforementioned time period, the Company shall pay the Underwriter a success fee, at the closing of such transaction, equal to 1% of the consideration or value received by the Company and/or its shareholders.

Warrants

In addition, we have agreed to grant the Underwriter non-redeemable warrants to purchase an amount equal to six percent (6%) of the Ordinary Shares sold in the offering (including any shares sold upon exercise of the over-allotment option), which warrants will be exercisable at any time, will be subject to lock up for 180 days from the date of issuance in accordance with FINRA Rule 5510, and will expire five years from the commencement of sales of this Offering. The warrants will be exercisable at a price equal to 125% of the public offering price of the Ordinary Shares sold in this Offering. We will register the Ordinary Shares underlying the underwriter’s warrants and will file all necessary undertakings in connection therewith. The underwriter’s warrants and the Ordinary Shares underlying the underwriter’s warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the Offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The underwriter’s warrants may be exercised as to all or a lesser number of Ordinary Shares and will provide for cashless exercise. The underwriter’s warrants contain a provision for one demand registration, at the expense of the Company, and one additional demand right at the expense of the holder of the underwriter’s warrants, in compliance with FINRA rule 5110(g)(8)(B). The demand registration rights may be exercised at any time following issuance of the warrants but no later than five years following the commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(C). The underwriter warrants also contain unlimited “piggyback” registration rights at our expense. The piggyback registration rights may be exercised at any time following issuance of the warrants but no later than five years following commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(D).

Lock-up Agreements

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the Underwriter, during the period ending 180 days after the effective date of the registration statement of which this prospectus forma a part (the “restricted period”):

•        sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

•        file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management,” and all of our existing shareholders that own 5% or more of our total outstanding share, have agreed that, subject to certain exceptions, such director, executive officer, or shareholder will not, without the prior written consent of the Underwriter, during the restricted period:

•        offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expects to consider a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the Underwriter;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the Underwriter and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

Listing

We intend to apply to have our Ordinary Shares approved for listing on the NYSE under the symbol “MCRP” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on NYSE may engage in passive market making transactions on NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book, or other established criteria of value of the Company.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on NYSE or on any trading market. If any of these transactions commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of our Ordinary Shares offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.    This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Cayman Islands.    This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

United Arab Emirates.    Neither this prospectus nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us. No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial or legal advisor.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

United Kingdom.    An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the Underwriter in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel.    This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the NYSE listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$15,000
The NYSE listing fee	50,000
FINRA filing fee	10,000
Printing expenses	20,000
Legal fees and expenses	450,000
Audit and accounting fees(1)	536,000
Transfer agent expenses	5,000
Total	$1,086,000

____________

(1)      The audit and accounting fees include $182,000 paid to the former auditor.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this Offering will be passed upon for us by Ogier, our Cayman Islands counsel. The legal matters concerning this offering relating to UAE law will be passed upon for us by Pinsent Masons LLP. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriters by Hunter Taubman Fischer & Li LLC.

EXPERTS

The consolidated financial statements of Micropolis Holding Company as of December 31, 2023, and 2022, and for the years then ended, have been audited by TAAD LLP, Independent Registered Public Accounting Firm, as set forth in their report elsewhere herein. Such combined financial statements have been included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Shares represented by the Shares to be sold in this Offering.

Immediately upon completion of this offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.micropolis.ai as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

Mpolis LLC will act as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favourable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•        the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of U.S. securities laws and (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

United States

Substantially all of our operations are conducted the United Arab Emirates, and substantially all of our assets are located in this jurisdiction. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

UAE

Our UAE legal counsel has advised us that the Dubai Courts will not enforce a foreign judgment where they would have had exclusive jurisdiction to hear the underlying dispute. If the Dubai Courts did not have jurisdiction or had concurrent jurisdiction with a foreign court, the Dubai Courts would enforce the judgment under the same conditions a UAE judgment would be enforced in the country which issued the judgment if: i) the foreign court that issued the judgment or order has been issued in accordance with the laws of the state in which the judgement or order has been issued, iii) the parties to the claim which the foreign judgement is issued were required to appear and were properly represented, iv) the judgment has res judicata effect; v) the judgement does not conflict with a judgment previously issued in the UAE and does not violate public policy or morals. Additionally, in principle, a money judgment from a recognized court may be enforced in ‘onshore’ Dubai through the Dubai International Financial Centre Courts if the judgment meets the common law test for enforcement, namely it is final and conclusive, the court issuing the judgment had jurisdiction to determine the dispute, the judgment does not relate to payment of taxes, fines, or penalties and the judgement is not subject to a ground justifying challenge to enforcement (e.g. where the judgement is contrary to public policy, obtained by fraud or is inconsistent with a prior judgement). If there are parallel proceedings in onshore Dubai Courts, it may not be possible to use the DIFC Courts as a conduit.

MICROPOLIS HOLDING COMPANY
INDEX TO THE FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Micropolis Holding Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Micropolis Holding Company (the “Company”), as of December 31, 2023 and 2022, the related consolidated statements of income (loss), comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2023, and related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 4 to the consolidated financial statements, the 2022 consolidated financial statements have been restated to correct certain misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2024.

Diamond Bar, California

September 27, 2024, except for Note 5 as to which the date is November 21, 2024

MICROPOLIS HOLDING COMPANY
Cayman Islands
Balance Sheets
As at December 31, 2023 and 2022
	Note	2023		2022
		USD	AED	AED
				As Restated
ASSETS
Non-current assets
Property and equipment	7	940,112	3,452,092	3,789,343
Intangible assets	8	—	—	—
Right of use asset	9	583,114	2,141,197	2,827,385
		1,523,226	5,593,289	6,616,728
Current assets
Other receivables	11	182,227	669,139	675,447
Advance payment to suppliers	11.1	628,105	2,306,399	14,821
Cash and cash equivalents	12	18,620	68,372	20,834
		828,952	3,043,910	711,102
TOTAL ASSETS		2,352,178	8,637,199	7,327,830

EQUITY (DEFICIT) AND LIABILITIES
EQUITY (DEFICIT)
Ordinary shares, $0.0001 par value, 30,000,000 shares, authorized shares 200,000,000	23	3,000	11,016	8,705
Additional paid in capital		4,714,051	17,309,994	17,309,994
Accumulated deficit		(7,436,969)	(27,308,549)	(15,420,369)
TOTAL EQUITY		(2,719,918)	(9,987,539)	1,898,330

LIABILITIES
Non-current liability
Contract Liabilities	16	2,524,271	9,269,122	—
Employees’ end-of-service benefits	14	112,385	412,678	274,586
Payable for shares	13	27,233	100,000	100,000
Lease liability	17	342,122	1,256,274	2,047,357
Total non-current liabilities		3,006,011	11,038,074	2,421,943

Current liabilities
Trade and other payables	15	333,887	1,226,035	729,967
Due to related parties	13	1,480,594	5,436,740	1,479,789
Lease liability	17	251,604	923,889	797,801
		2,066,085	7,586,664	3,007,557
Total liabilities		5,072,096	18,624,738	5,429,500
TOTAL EQUITY (DEFICIT) AND LIABILITIES		2,352,178	8,637,199	7,327,830

The accompanying notes are an integral part of these financial statements.

MICROPOLIS HOLDING COMPANY
Cayman Islands
Statement of Comprehensive Income (Loss)
For the periods ended December 31, 2023 and 2022
	Note	2023		2022
		USD	AED	AED
				As Restated
Revenue	18	157,153	577,064	—

Cost and operating expenses:
Cost of revenue	19	(78,736)	(289,119)	—
Research and development	19	(330,907)	(1,215,091)	(1,443,619)
Administrative expenses	19	(3,019,483)	(11,087,540)	(9,732,985)
Marketing expenses		(3,904)	(14,333)	(85,751)
Operating loss		(3,275,877)	(12,029,019)	(11,262,355)
Other income	20	55,503	203,808	28,617
Finance expense	20	(17,148)	(62,969)	(81,706)
Loss for the year		(3,237,522)	(11,888,180)	(11,315,444)
Other comprehensive income		—	—	—
Total comprehensive loss for the year		(3,237,522)	(11,888,180)	(11,315,444)

Basic and diluted loss per ordinary share		(0.13)	(0.46)	(0.48)
Weighted average number of ordinary shares outstanding		25,585,578	25,585,578	23,706,000

The accompanying notes are an integral part of these financial statements.

MICROPOLIS HOLDING COMPANY
Cayman Islands
Statement of Changes In Equity (Deficit)
For the periods ended December 31, 2023 and 2022
	Note	Number of ordinary shares outstanding	Ordinary share	Additional paid in capital	Accumulated deficit	Total
			AED	AED	AED	AED
As at January 1, 2022 (AED) – As Restated	2	23,706,000	8,705	6,946,107	(4,104,925)	2,849,887
Loss for the year		—	—	—	(11,315,444)	(11,315,444)
Capital introduced during the year	23	—	—	10,363,887	—	10,363,887
As at December 31, 2022 (AED) – As Restated		23,706,000	8,705	17,309,994	(15,420,369)	1,898,330
Ordinary shares issued for cash	2	6,294,000	2,311	—	—	2,311
Loss for the year		—	—	—	(11,888,180)	(11,888,180)
As at December 31, 2023 (AED)		30,000,000	11,016	17,309,994	(27,308,549)	(9,987,539)
As at December 31, 2023 (USD)		30,000,000	3,000	4,714,051	(7,436,969)	(2,719,918)

The accompanying notes are an integral part of these financial statements.

MICROPOLIS HOLDING COMPANY
Cayman Islands
Statement of Cash Flows
For the periods ended December 31, 2023 and 2022
	Note	2023		2022
		USD	AED	AED
				As Restated
Cash flow from operating activities
Loss for the year		(3,237,522)	(11,888,180)	(11,315,444)

Adjustments for:
Depreciation of property and equipment	7	198,034	727,181	494,912
Disposal loss of property plant and equipment		—	—	1,381
Amortization of intangible assets	8	—	—	294
Depreciation of right-of-use asset	9	230,138	845,064	817,062
Finance expense	20	17,148	62,969	81,706
Provision for employees’ end-of-service benefits	14	51,481	189,040	181,757
Operating loss before working capital changes		(2,740,721)	(10,063,926)	(9,738,332)

Changes in working capital
Decrease/(increase) in other receivables		1,718	6,308	843,895
Decrease/(increase) in advance payment to suppliers	11.1	(624,067)	(2,291,578)	(14,821)
Increase/(Decrease) in trade payables		135,094	496,068	85,286
Increase/(Decrease) in contract liabilities		2,524,271	9,269,122	—
Employees’ end of service benefits paid	14	(13,874)	(50,948)	(99,261)
Net cash flows used in operating activities		(717,579)	(2,634,954)	(8,923,233)

Cash flows from investing activities
Acquisition of property and equipment	7	(106,190)	(389,930)	(3,348,914)
Disposal of property and equipment		—	—	22,093
Net cash flows used in investing activities		(106,190)	(389,930)	(3,326,821)

Cash flows from financing activities
Capital introduced during the year		—	—	10,363,887
Ordinary shares issued for cash		629	2,311	—
Decrease in due to related parties	13	(8,978)	(32,967)	(884,063)
Increase in due to related parties	13	1,086,579	3,989,918	1,605,214
Lease payments made during the year		(241,514)	(886,840)	(859,830)
Net cash flows generated from financing activities		836,716	3,072,422	10,225,208
Net increase in cash and cash equivalents		12,947	47,538	(2,024,846)
Cash and cash equivalents at the beginning of the period/year		5,673	20,834	2,045,680
Cash and cash equivalents at the end of the year	12	18,620	68,372	20,834
Cash paid in interest expense		—	—	—

The accompanying notes are an integral part of these financial statements.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
1. LEGAL STATUS AND BUSINESS ACTIVITIES

When used in these notes, the terms “Micropolis Holding Company,” “Company,” “we,” “us,” and “our,” mean Micropolis Holding Company and its wholly-owned subsidiary include in our consolidated financial statements (“financial statements”).

Micropolis Holding Company ( “Micropolis Cayman”), was formed and registered in Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands under registration No. 397831 in February 2023. The registered office of the Company is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The management and control of the Company is vested with the board of Directors.

Micropolis Digital Development FZ-LLC (“Micropolis Dubai”), our wholly-owned subsidiary, is a robotics manufacturer founded in 2014, based in the United Arab Emirates (“UAE”) with its headquarters located in Dubai Production City, Dubai, UAE. We specialize in developing autonomous mobile robots (“AMRs”) that utilize wheeled electric vehicle (“EV”) platforms and are equipped with autonomous driving capabilities.

In July 2023, a common control transaction restructured Micropolis Dubai, such that the parent company changed to Micropolis Cayman. Refer to Note 2 — Common control transaction for more details.

The Company is currently a pre-revenue organization since most of our existing projects are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production for our robotics, which is expected to be by the second quarter of 2025.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Micropolis Dubai. All intercompany balances and transactions are eliminated.

Nature of Operations

The Company specializes in the creation of Autonomous Mobile Robots, which are utilized as Autonomous Police Patrols Robots and other commercialized robotic applications. The Company is actively partnering with Dubai Police to develop these advanced robotic systems, including two types of autonomous mobile robots and an advanced security software named Microspot.

Business Strategy

The Company focuses on leveraging cutting-edge technology and strategic partnerships to create innovative robotic solutions aimed at enhancing security and operational efficiency in various environments. The successful development and deployment of these technologies are expected to position the Company as a leader in the autonomous robotics industry.

2.      COMMON CONTROL TRANSACTION

Micropolis Cayman acquired 100 shares of Micropolis Dubai, UAE with registered office in Al Khaleej warehouse 1, Dubai Production City, IMPZ, Dubai, UAE., representing 100% of the issued and outstanding share capital of Micropolis Dubai, from its five shareholders (the “Former Shareholders”) for an aggregate purchase price of AED100,000. As a result, Micropolis Dubai became a wholly-owned subsidiary of Micropolis Cayman (“Common Control Transfer”). The restructuring represented a common control transaction rather than a business combination under the guidance in IFRS 3, Business Combinations, because (1) the New Parent was a shell company that did not meet the definition of a business at the time of the transaction, (2) ultimate control of the Micropolis Cayman was the same before and after the transaction, and (3) control of the Micropolis Cayman was not transitory.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
2. COMMON CONTROL TRANSACTION (cont.)

There is currently no specific guidance on accounting for common control transactions under International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”). In the absence of specific guidance in IFRS, the Company elected to apply guidance from other comprehensive general accepted accounting principles. The transaction did not result in a change in the reporting entity, as control was unchanged from the perspective of Micropolis Dubai. Micropolis Cayman was determined to be the reporting entity and, therefore, was deemed to be the receiving entity for accounting purposes. Since common control exists between the Company and Micropolis Dubai, the consolidated financial statements incorporate Micropolis Dubai’s financial results and financial information for all periods presented prior to July 2023.

In 2023, Micropolis Cayman issued an aggregate of 23,706,000 ordinary shares, representing 79% of its issued share capital, to the Former Shareholders of Micropolis Dubai and 6,294,000 ordinary shares, representing 21% of its issued share capital, to three new shareholders, at the par value of $0.0001 per share representing the amount of $629.40 (AED 2,311). The Company has restated the share capital to reflect the 23,706,000 ordinary shares as outstanding for all periods presented.

3.      GOING CONCERN ASSUMPTION

The Company incurred a loss of AED 11,888,180 during the year ended December 31, 2023 (2022: AED 11,315,444). Current liabilities exceeded current assets by AED 4,542,754 as at December 31, 2023 (2022: AED 2,296,455). Notwithstanding these facts, the financial statements of the Company have been prepared on the going concern basis, as the Shareholder shall provide the necessary financial support to the Company to enable it to continue its operations and meets its obligations, as they fall due. The company will continue to be funded by existing shareholders in the form of loans and revenue. The company also is exploring other equity financing options in the private equity market.

4.      RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company identified errors in our financial statements for the year ended December 31, 2022. The Company has restated herein our audited consolidated financial statements as at December 31, 2022 and for the year ended December 31, 2022.

The accounting errors impacting our 2022 Financial Statements include:

Intangible Assets and Property and Equipment

•        The previously recognized intangible assets have been adjusted by reallocating part of their value to property and equipment due to nature of underlying asset. Additionally, the remaining portion of intangible assets has been expensed as subscription expenses.

Other Receivables, advance payment for supplies and Cash

•        Recalculation has been performed to reclassify amounts from cash in hand to prepayments. Furthermore, cash has been adjusted to reflect the issuance of 23.7 million shares following the common control acquisition. In addition advance payment for supplies was previously included under other receivable, however it has now been reclassified into based on its nature.

Payable for ordinary share and share capital

•        Adjustments include the recognition of payable for shares and changes in related party liabilities.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Ordinary share, shareholders’ current accounts and due to related party

•        The equity adjustments include a common control acquisition for ordinary share, involving 23.7 million shares. The share capital for the Micropolis Dubai has been adjusted accordingly following the common control acquisition. Shareholders’ current accounts have been recalculated and reclassified to due to related parties under current liabilities due to the nature. Additionally, accumulated losses have been increased to account for adjustments expenses related to intangible assets corrections.

Research and Development and Administration expense

•        Previously included under administrative expenses, research and development expenses have now been reclassified into their own category. In addition, administrative expenses were previously overstated. This reclassification and correction better reflect the nature of these expenditures.

1- Balance Sheet

Statement of Balance Sheet As at December 31, 2022	As Filed AED	Restatement Adjustments AED	As Restated AED
ASSETS
Non-current assets
Property and equipment	3,631,583	157,760	3,789,343
Intangible assets	207,397	(207,397)	—
Right of use asset	2,827,385	—	2,827,385
Current assets
Other receivables	670,061	5,386	675,447
Advance payment for suppliers	—	14,821	14,821
Cash and cash equivalents	32,338	(11,504)	20,834
TOTAL ASSETS	7,368,764	(40,934)	7,327,830

EQUITY AND LIABILITIES
EQUITY
Ordinary shares, $0.0001 par value 30,000,000 shares, authorized shares 200,000,000	—	8,705	8,705
Share capital	100,000	(100,000)	—
Additional paid in capital	17,309,994	—	17,309,994
Shareholders’ current accounts	1,162,928	(1,162,928)	—
Accumulated deficit	(15,370,733)	(49,636)	(15,420,369)
Total equity	3,202,189	(1,303,859)	1,898,330
LIABILITIES
Non-current liability
Employees’ end-of-service benefits	274,586	—	274,586
Payable for ordinary share	—	100,000	100,000
Lease liability	2,047,357	—	2,047,357
Current liabilities
Trade and other payables	729,970	(3)	729,967
Due to related parties	316,861	1,162,928	1,479,789
Lease liability	797,801	—	797,801
Total liabilities	4,166,575	1,262,925	5,429,500
TOTAL EQUITY AND LIABILITIES	7,368,764	(40,934)	7,327,830

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

2- Statement of comprehensive income

Statement of comprehensive income For the year ended December 31, 2022	As Filed AED	Restatement Adjustments AED	As Restated AED
Revenue	—	—	—

Cost of revenue	—	—	—
Research and development	—	(1,443,619)	(1,443,619)
Administrative expenses	(11,126,968)	1,393,983	(9,732,985)
Marketing expenses	(85,751)	—	(85,751)
Other income	28,617	—	28,617
Finance expense	(81,706)	—	(81,706)
Loss for the year	(11,265,808)	(49,636)	(11,315,444)
Other comprehensive income	—	—	—
Total comprehensive loss for the year	(11,265,808)	(49,636)	(11,315,444)

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

3- Statement of cash flows

Statement of cash flows For the year ended December 31, 2022	As Filed AED	Restatement Adjustments AED	As Restated AED
Consolidated statement of cash flows
Cash flow from operating activities
Loss for the year	(11,265,808)	(49,636)	(11,315,444)

Adjustments for:
Depreciation of property and equipment	455,504	39,408	494,912
Disposal loss of property plant and equipment	1,382	(1)	1,381
Amortization of intangible assets	50,214	(49,920)	294
Depreciation of right-of-use asset	817,062	—	817,062
Finance expense	81,706	—	81,706
Provision for employees’ end-of-service benefits	181,757	—	181,757
Operating loss before working capital changes	(9,678,183)	(60,149)	(9,738,332)

Changes in working capital
Decrease/(increase) in other receivables	84,693	759,202	843,895
Decrease/(increase) in advance payment for suppliers	—	(14,821)	(14,821)
(Decrease)/increase in other payables	(512,498)	597,784	85,286
Decrease in due to related parties	(183,477)	183,477	—
Employees’ end of service benefits paid	(99,261)	—	(99,261)
Net cash flows used in operating activities	(10,388,726)	1,465,493	(8,923,233)
Cash flows from investing activities
Acquisition of property and equipment	(3,152,055)	(196,859)	(3,348,914)
Acquisition of intangible assets	(258,970)	258,970	—
Disposal of property and equipment	24,052	(1,959)	22,093
Net cash flows used in investing activities	(3,386,973)	60,152	(3,326,821)
Cash flows from financing activities
Movements in shareholder’s account	902,928	(902,928)	—
Decrease in due to related parties		(884,063)	(884,063)
Increase in due to related parties	—	1,605,214	1,605,214
Capital introduced during the year	10,363,887	—	10,363,887
Lease payments made during the year	(859,830)	—	(859,830)
Net cash flows generated from financing activities	10,406,985	(181,777)	10,225,208
Net increase in cash and cash equivalents	(3,368,714)	1,343,868	(2,024,846)

Cash and cash equivalents at the beginning of the year	3,401,052	(1,355,372)	2,045,680
Cash and cash equivalents at the end of the year	32,338	(11,504)	20,834

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

4- Statement of changes in equity

Statement of changes in equity For the year ended December 31, 2022 Description	As Filed AED	Restatement Adjustments AED	As Restated AED
As at January 1, 2022
No. of ordinary share outstanding	—	23,706,000	23,706,000
Share Capital	100,000	(100,000)	—
Ordinary Share	—	8,705	8,705
Additional Paid in Capital	6,946,107	—	6,946,107
Shareholders’ Accounts	260,000	(260,000)	—
Accumulated Deficit	(4,104,925)	—	(4,104,925)
Total	3,201,182	(351,295)	2,849,887

As at December 31, 2022
No. of ordinary share outstanding	—	23,706,000	23,706,000
Share Capital	100,000	(100,000)	—
Ordinary Share	—	8,705	8,705
Additional Paid in Capital	17,309,994	—	17,309,994
Shareholders’ Accounts	1,162,928	(1,162,928)	—
Accumulated Deficit	(15,370,733)	(49,636)	(15,420,369)
Total	3,202,189	(1,303,859)	1,898,330

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES

A summary of the material accounting policies, is set out below:

a)      Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”).

These financial statements were authorized for issue by the Company’s board of directors on September 27, 2024.

b)      Accounting convention

These financial statements have been prepared in accordance with the historical cost convention and the accruals basis.

c)      Functional and reporting currency

These financial statements are presented in United Arab Emirates dirham (AED), which is the Company’s functional and reporting currency.

Convenience rate presentation — Unites States Dollars

Translations of balances in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity (deficit) and consolidated statements of cash flows from AED into United States dollars (“US dollars”, “USD”, “$”) as of December 31, 2023 are solely for the convenience of the readers and are calculated at the rate of $1.00 = AED3.672 representing the exchange rate set forth on December 31, 2023. AED has been pegged to the US dollar at the rate of $1.00 to AED3.672 since 1997. No representation is made that the AED amounts could have been, or could be, converted, realized or settled into US dollar at such rate, or at any other rate.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

d)      Basis of Presentation and Consolidation

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”). Our year-end is December 31.

These consolidated financial statements include the accounts of the registrant, Micropolis Holding Company, and its wholly owned subsidiary, Micropolis Digital Development FZ-LLC. All intercompany transactions and balances have been eliminated.

e)      Foreign currency transactions and translations

Foreign currency transactions are translated into AED using the exchange rate prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into AED using the exchange rate prevailing on the reporting date. Gains and losses from foreign currency transactions are taken to the statement of comprehensive income.

f)      New account pronouncements

Adoption of new accounting policies

Amendments to IAS 8 — Definition of Accounting Estimates

These amendments clarify how companies distinguish changes in accounting policies from changes in accounting estimates, with a primary focus on the definition of and clarifications on accounting estimates. The distinction between the two is important because changes in accounting policies are applied retrospectively, whereas changes in accounting estimates are applied prospectively. Further, the amendments clarify that accounting estimates are monetary amounts in the financial statements subject to measurement uncertainty. The amendments also clarify the relationship between accounting policies and accounting estimates by specifying that a company develops an accounting estimate to achieve the objective set out by an accounting policy. These amendments are effective for reporting periods beginning on or after January 1, 2023. The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

Amendments to IAS 1 and IFRS Practice Statement 2 — Disclosure of Accounting Policies

These amendments continue the IASB’s clarifications on applying the concept of materiality. These amendments help companies provide useful accounting policy disclosures, and they include: requiring companies to disclose their material accounting policies instead of their significant accounting policies; clarifying that accounting policies related to immaterial transactions, other events or conditions are themselves immaterial and do not need to be disclosed; and clarifying that not all accounting policies that relate to material transactions, other events or conditions are themselves material. The IASB also amended IFRS Practice Statement 2 to include guidance and examples on applying materiality to accounting policy disclosures. These amendments are effective for reporting periods beginning on or after January 1, 2023. The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

New Standards and amendments issued but not yet effective

Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

The amendments to IAS1 provide a more general approach to the classification of liabilities based on the contractual arrangements in place at the reporting date. These amendments are effective for reporting periods beginning on or after January 1, 2024. The Company is evaluating the impact of the above amendments on its consolidated financial statements.

Presentation and Disclosure in Financial Statements — IFRS 18

In April 2024, the IASB issued IFRS 18, which will replace IAS 1 - Presentation of Financial Statements. The standard aims to improve the manner in which companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, specifically introducing additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from 1 January 2027. Companies are permitted to apply IFRS 18 before that date. The Company is evaluating the impact of the above amendments on its consolidated financial statements.

g)      Financial instruments

Financial assets and financial liabilities are recognised when the Company becomes a party to the contractual provisions of the financial instrument. Financial assets are derecognised when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and substantially all the risks and rewards are transferred. A financial liability is derecognised when it is extinguished, discharged, cancelled or expires.

Except for those receivables that do not contain a significant financing component and are measured at the transaction price in accordance with IFRS 15, all financial assets are initially measured at fair value adjusted for transaction costs (where applicable).

Financial assets, other than those designated and effective as hedging instruments, are classified into the following categories:

•        amortised cost

•        fair value through profit or loss (FVTPL)

•        fair value through other comprehensive income (FVOCI).

The above classification is determined by both:

i.       the Company’s business model for managing the financial asset

ii.      the contractual cash flow characteristics of the financial asset.

All income and expenses relating to financial assets are recognised in statement of comprehensive income and included as finance costs or interest income, except for allowance against trade receivables which is presented within general and administrative expenses.

Financial assets are measured at amortised cost if the assets meet the following conditions (and are not designated as FVTPL):

•        they are held within a business model whose objective is to hold the financial assets and collect its contractual cash flows; and

•        the contractual terms of the financial assets give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

After initial recognition, these are measured at amortised cost using the effective interest method.

The Company’s cash and cash equivalents, trade receivables, other receivables (excluding prepaid expenses and advances), and due from related parties fall into this category of financial instruments.

h)      Cash and cash equivalents

Cash and cash equivalents comprise cash in hand, and balance with banks.

i)       Trade receivables

Trade receivables are stated at original invoice amount less allowance as per the expected credit loss model. Bad debts are written off when there is no possibility of recovery.

The Company makes use of a simplified approach in accounting for trade receivables and records the loss allowance as lifetime expected credit losses. These are the expected shortfalls in contractual cash flows, considering the potential for default at any point during the life of the financial instrument. In calculating the allowance, the Company uses its historical experience, external indicators and forward-looking information to calculate the expected credit losses using a provision matrix.

The Company assesses impairment of trade receivables on a collective basis as they possess shared credit risk characteristics and they have been grouped based on the days past due.

j)      Related party transactions and balances

The Company enters into transactions with parties that fall within the definition of a related party as contained in IFRS. Related parties comprise companies and entities under joint or common management, ownership or control, their partners and key management personnel.

k)      Impairment of financial assets

IFRS 9’s impairment requirements use more forward-looking information to recognise expected credit losses — the expected credit loss (“ECL”) model. Instruments within the scope of the new requirements include financial assets measured at amortised cost. Recognition of credit losses is no longer dependent on the Company first identifying a credit loss event, instead the Company considers a broader range of information when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

In applying this forward-looking approach, a distinction is made between:

•        Stage 1 covers the financial assets that have not deteriorated significantly in credit quality since initial recognition or that have low credit risk;

•        Stage 2 covers the financial assets that have deteriorated significantly in credit quality since initial recognition and whose credit risk is not low; and

•        Stage 3 covers the financial assets that have objective evidence of impairment at the reporting date.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

“12-month expected credit losses” are recognised for the first category while ‘lifetime expected credit losses’ are recognised for the second category. Measurement of the expected credit losses is determined by a probability-weighted estimate of credit losses over the expected life of the financial instrument.

l)       Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any. Costs include expenditure that is directly attributable to the acquisition and bringing the asset to its working condition.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. When a part of an asset is replaced and the cost of the replaced asset is capitalized, the carrying amount of the replaced part is derecognised. All other repairs and maintenance are recognised in the statement of comprehensive income during the financial period in which they are incurred.

Depreciation of assets is calculated using the straight-line method to allocate their cost over their estimated useful lives as follows:

Assets	Years
Office furniture	3
Computers	4
Office equipment	5
Fit out and fixtures	10

Depreciation is charged from the date the asset is available for use up to the date the asset is disposed of.

Gains and losses and property and equipment are recognized as other income in the statement of comprehensive income in the period in which they occur.

m)    Intangible assets

Intangible assets are stated at cost less accumulated amortisation and impairment losses. The amount paid for acquiring business premises is amortised using the straight-line method over its estimated useful life of 4 years.

n)      Impairment of non-financial assets

The Company assesses at each reporting date whether there is any indication that an asset may be impaired based on IAS 36. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset’s recoverable amount.

An asset’s recoverable amount is the higher of an asset or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case, the cash-generating unit to which the asset belongs is used. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

o)      Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. Provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

p)      Contingent liabilities

A contingent liability is disclosed when the Company has a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non-occurrence, of one or more uncertain future events, not wholly within the control of the Company; or when the Company has a present legal or constructive obligation, that arises from past events, but it is not probable that an outflow of resources embodying economic benefits will be required to settle the obligation, or the amount of the obligation cannot be measured with sufficient reliability.

q)      Income taxes

Income tax expense comprises current and deferred tax. Deferred tax is recognized in the statements of income and comprehensive income except to the extent that they relate to items recognized directly in equity or in other comprehensive income or loss.

Current income tax is the expected tax payable or receivable in respect of the taxable income or loss for the period, using income tax rates enacted or substantively enacted at the reporting date, and any adjustments to tax payable in respect of previous periods.

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their related tax bases. However, deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business acquisition or affects tax or accounting profit. The deferred tax assets and liabilities have been measured using substantively enacted tax rates that will be in effect when the amounts are expected to settle. Deferred tax assets are only recognized to the extent that it is probable that they will be able to be utilized against future taxable income. The assessment of the probability of future taxable income in which deferred tax assets can be utilized is based on the Company’s latest approved forecast, which is adjusted for significant non-taxable income and expenses and specific limits to the use of any unused tax loss or credit. If a positive forecast of taxable income indicates the probable use of a deferred tax asset, especially when it can be used without a time limit, that deferred tax asset is usually recognized in full. The recognition of deferred tax assets that are subject to economic limits or uncertainties are assessed individually by management based on the specific facts and circumstances.

Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority. Changes in deferred tax assets or liabilities are recognized as a component of income or expense in the statements of income and comprehensive income, except where they relate to items that are recognized in other comprehensive income or loss or directly in equity.

The Corporate Tax Rate in Cayman Islands stands at 0%. Generally, UAE businesses will be subject to a 9% Corporate tax rate, however a rate of 0% will be applied to taxable income not exceeding AED 375,000 or to certain types of entities, as prescribed by way of a Cabinet Decision.

r)      Employees’ end-of-service benefits

Provision is made for the end-of-service benefits due to employees in accordance with U.A.E Labour Law for their periods of service up to the reporting date. The provision for the end-of-service benefits is calculated annually based on their current basic remuneration.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

s)      Leases

At inception of a contract, the Company assesses whether a contract is, or contains a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated under the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

•        fixed payments, including in-substance fixed payments;

•        variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•        amounts expected to be payable under a residual value guarantee; and

•        the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal policy if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost under the effective interest method. It is remeasured where there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised-in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to nil.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
5. SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

Short-term leases and leases of low-value assets

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

t)      Revenue recognition

Revenue is recognized at a point in time, when (or as) the Company satisfies performance obligations by providing the promised services to its customers.

To determine whether to recognise revenue, the Company follows a 5-step process:

i.       Identifying the contract with a customer;

ii.      Identifying the performance obligations;

iii.     Determining the transaction price;

iv.      Allocating the transaction price to the performance obligations; and

v.       Recognising revenue when performance obligation(s) are satisfied

Our services under milestone contracts are accounted for using the similar to percentage of completion method agreed upon in the contract. As soon as the outcome of a contract can be estimated reliably (or a partial products are delivered), contract revenue is recognized in proportion to the stage of completion of the contract.

Contract costs are expensed as incurred. Contract costs include material cost and salaries and wages that relate directly to the contract, are attributable to contract activity.

u)      Contract liability

Advance payments are recorded when payment receipt occurs prior to our products deliver; such advance payments are recognized as revenue in the period in which the products are provided.

6.      USE OF JUDGMENTS, ESTIMATES, AND ASSUMPTIONS

The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Estimates and judgments are continually evaluated and are based on historic experience, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognised in the year in which the estimate is revised if the revision affects only that year or in the year of the revision and future years if the revision affects both current and future years.

The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are as follows:

i.       Expected credit loss allowance against trade receivables

An allowance against trade receivables is recognised as per IFRS 9 considering the pattern of receipts from, and the future financial outlook of, the concerned customer. In measuring the expected credit losses, the trade receivables have been assessed on a collective basis as they possess shared credit risk characteristics. They have been grouped based on the credit period and the days past due.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
6. USE OF JUDGMENTS, ESTIMATES, AND ASSUMPTIONS (cont.)

ii.      Allowance for related party balances

The Company reviews related party balances on a regular basis and considers the recoverability and impairment of such amounts and recognises an allowance as per IFRS 9 for such balances where the amount from related party is not recoverable. It is reviewed by the management on a regular basis.

iii.     Useful lives and residual values of property and equipment

The Company reviews the useful lives and residual values of property and equipment on a regular basis. Any changes in estimates may affect the carrying amounts of the respective items of property and equipment with a corresponding effect on the related depreciation charge.

iv.     Leases

The Company exercises judgment in determining the approximate lease term on a lease by lease basis. The Company considers all facts and circumstances that may create an economic incentive to exercise renewal options and also evaluated the economic incentive related to continuation of existing leaseholds. The Company is also required to estimate specific criteria in order to estimate the carrying amount of right-of-use assets and lease liabilities including the incremental borrowing rate and effective interest rate.

7.      PROPERTY AND EQUIPMENT

7.1    Cost

	Balance as at January 1, 2023	Additions	Disposals/ transfers	Balance as at December 31, 2023
	AED	AED		AED
Office furniture	206,879	40,673	—	247,552
Computers	484,466			484,466
Office equipment	1,900,461	92,757	—	1,993,218
Fit out and fixtures	2,028,872	256,500	—	2,285,372
	4,620,678	389,930	—	5,010,608
Amount in USD	1,258,355	106,190	—	1,364,545
	Balance as at January 1, 2022	Additions	Disposals/ transfers	Balance as at December 31, 2022 (As Restated)
	AED	AED	AED	AED
Office furniture	68,543	138,336	—	206,879
Computers	225,302	287,466	(28,302)	484,466
Office equipment	200,138	1,700,323	—	1,900,461
Fit out and fixtures	—	2,028,872	—	2,028,872
	493,983	4,154,997	(28,302)	4,620,678

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
7. PROPERTY AND EQUIPMENT (cont.)

7.2    Depreciation

	Balance as at January 1, 2023	Charge for the year	Disposals	Balance as at December 31, 2023
	AED	AED	AED	AED
Office furniture	102,880	48,958	—	151,838
Computers	234,969	79,603		314,572
Office equipment	343,203	380,722	—	723,925
Fit out and fixtures	150,283	217,898	—	368,181
	831,335	727,181		1,558,516
Amount in USD	226,398	198,034		424,432
	Balance as at January 1, 2022	Charge for the year	Disposals/ transfers	Balance as at December 31, 2022 (As Restated)
	AED	AED	AED	AED
Office furniture	68,543	34,337	—	102,880
Computers	168,085	71,714	(4,830)	234,969
Office equipment	104,625	238,578	—	343,203
Fit out and fixtures	—	150,283	—	150,283
	341,253	494,912	(4,830)	831,335

7.3    Net book value

	2023		2022
	USD	AED	AED
			(As Restated)
Office furniture	26,066	95,714	103,999
Computers	46,267	169,894	249,497
Office equipment	345,668	1,269,293	1,557,258
Fit out and fixtures	522,111	1,917,191	1,878,589
	940,112	3,452,092	3,789,343

8.      INTANGIBLE ASSETS

INTANGIBLE ASSETS	2023		2022
	USD	AED	AED
Balance at the beginning of the year	—	—	294
Addition during the year	—	—	—
Disposals during the year	—	—	—
(-) Amortization for the year (note 19)	—	—	(294)
Balance at the end of the year	—	—	—

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
9. RIGHT OF USE ASSET
	2023		2022
	USD	AED	AED
Balance at the beginning of the year	1,054,458	3,871,968	3,871,968
Addition during the year	43,266	158,876	—
Asset capitalized	1,097,724	4,030,844	3,871,968

Depreciation

As at the beginning of the year	284,472	1,044,583	227,521
Charge for the year	230,138	845,064	817,062
	514,610	1,889,647	1,044,583
Net book value as at December 31	583,114	2,141,197	2,827,385

The following are the amounts recognized in the statement of comprehensive income.

	2023		2022
	USD	AED	AED
Depreciation of the right of use assets	230,137	845,064	817,062
Interest expenses on leased assets (note 20)	17,148	62,969	81,706
Total amount recognized in the statement of comprehensive income	247,285	908,033	898,768

9.1    The right of use asset had been capitalized with the incurred initial broker commission of AED 35,000 to obtain the lease agreement.

10.    TRADE RECEIVABLES

	2023		2022
	USD	AED	AED
Trade receivables (note 10.1 and note 10.2)	11,224	41,213	182,959
Less: expected credit losses allowance (note 10.3 and note 10.4)	(11,224)	(41,213)	(182,959)
	—	—	—

10.1  Trade receivables are non-interest bearing and are generally on 90 days terms (refer to note 22) after which date trade receivables are considered to be past due. It is not the practice of the Company to obtain collateral over receivables.

10.2  As at December 31, the ageing analysis of trade receivables was as follows:

	Total	Not past due		Past due
		0 – 90 days	91 – 360 days	Over 360 days
2023 (AED)	41,213	—	—	41,213
2023 (USD)	11,224	—	—	11,224
2022 (AED)	182,959	—	—	182,959

10.3  Expected credit losses on trade receivables as per IFRS 9

The Company applies the IFRS 9 simplified model of recognizing lifetime expected credit losses for all trade receivables as these items do not have a significant financing component.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
10. TRADE RECEIVABLES (cont.)

In measuring the expected credit losses, the trade receivables have been assessed on a collective basis as they possess shared credit risk characteristics. They have been grouped based on the credit year and the days past due.

The expected loss rates are based on the payment profile for sales over the past 12 months as well as the corresponding historical credit losses during that year. The historical rates are adjusted to reflect current and forward looking macroeconomic factors affecting the customer’s ability to settle the amount outstanding.

Trade receivables are written off (i.e. derecognized) when there is no reasonable expectation of recovery. Failure to make payments within 90 days from the invoice date and failure to engage with the Company on alternative payment arrangement amongst others is considered indicators of no reasonable expectation of recovery.

On the above basis, the expected credit loss for trade receivables as at December 31, 2023 and 2022 was determined using the provision matrix as follows:

Ageing analysis of trade receivables	Default rate %	Trade receivables AED	Provision as per IFRS 9 AED
As at December 31, 2023
Over 360 days	100.0%	41,213	41,213

Amount in USD		11,224	11,224

As at December 31, 2022
Over 360 days	100.0%	182,959	182,959

10.4  The movement in allowance against trade receivables was as follows:

	2023		2022
	USD	AED	AED
Balance at the beginning of the year	49,825	182,959	182,959
Provision during the year	(38,601)	(141,746)	—
Balance at the end of the year	11,224	41,213	182,959

11.    OTHER RECEIVABLES

	2023		2022
	USD	AED	AED
			(As Restated)
Bank guarantee	23,516	86,350	86,350
Prepayments*	74,742	274,452	188,841
Other deposits	39,025	143,301	142,700
VAT receivable	28,814	105,806	257,556
Other	16,130	59,230	—
	182,227	669,139	675,447

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
11. OTHER RECEIVABLES (cont.)

*Prepayments:

The Company has prepayments totaling AED 274,452 as of December 31, 2023, classified as follows:

1 – Prepaid Rent:	AED	16,890
2 – Prepaid Medical Insurance:	AED	49,965
3 – Prepaid Rent Services Charge:	AED	95,654
4 – Prepaid Equipment Rental:	AED	111,943

11.1  Advance Payment to Suppliers

As of December 31, 2023, the Company has made advance payments totaling AED 2,306,399 to various suppliers for the procurement of machines, equipment, and related systems. The breakdown of these advance payments is as follows:

1.      DMG MORI Middle East FZE:    AED 870,722 — Machines and Equipment Supplier

2.      L V L TECH GENERAL TRADING LLC:    AED 704,145 — Machines and Equipment Supplier

3.      Siemens:    AED 241,098 — Autonomous Navigation System

4.      Other Local Suppliers:    AED 490,434

These advance payments are recorded as current assets in the financial statements and represent amounts paid in advance for goods and services to be received in the future.

As of December 31, 2022, the advance payment to suppliers was AED 14,821.

12.    CASH AND CASH EQUIVALENTS

	2023		2022
	USD	AED	AED
			(As Restated)
Cash in hand	3,000	11,016	8,705
Cash at bank	15,620	57,356	12,129
	18,620	68,372	20,834

13.    RELATED PARTY TRANSACTIONS AND BALANCES

Balances with related parties during the year as follows. However, Mr. Fares and Diamond Developers are not anymore part of the related party transactions due to Mr. Fares transferred all his shares in 2022 to Mr. Egor Romanyuk.

13.1  Due to related parties

		2023		2022
		USD	AED	AED
				(As Restated)
Diamond Developers Co. LTD. (*)	Affiliate Company owned by Mr. Fares	—	—	316,861
Mr. Fares (Moh’d Said) Mustafa Ab (Ex Shareholder)		—	—	150,000
Mr. Egor Romanyuk (Shareholder)		1,480,594	5,436,740	1,012,928
		1,480,594	5,436,740	1,479,789

(*) For the fiscal year 2023, the amounts owing totaling AED 466,861 has been recorded as part of trade and other payables.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
13. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

During the fiscal year 2023, the Company entered into the following related party transactions:

Mr. Egor Romanyuk (Loan)	Amount (AED)%		Management Fee (AED)	Total (AED)	Total (USD)
Amount Due Without Fees	119,978	0%	—	119,978	32,674
Mr. Egor May 23 (Loan 1)	3,968,987	20%	529,198	4,498,185	1,224,996
Mr. Egor Dec 23 (Loan 2)	446,857	20%	5,045	451,902	123,067
Mr. Egor Dec 23 (Loan 3)	365,300	20%	1,375	366,675	99,857
Total	4,901,122		535,618	5,436,740	1,480,594

During the fiscal year 2022, the Company entered into the following related party transactions:

Mr. Egor Romanyuk (Loan)	Amount (AED)%		Management Fee	Total (AED)	Total (USD)
Amount Due Without Fees	1,012,928	0%	—	1,012,928	275,852
Total	1,012,928		—	1,012,928	275,852

Loan from Shareholder:    The Company received loans amounting to AED 4,781,143 from Mr. Egor Romanyuk, a shareholder. In connection with this loan, the Company has agreed to pay Mr. Romanyuk a management fee of 20% per annum on the loan amount.

Additional Loan:    The Company also received an additional loan of AED 119,978 from Mr. Romanyuk. This loan does not carry any associated management fee.

These transactions are considered related party transactions and have been conducted on terms agreed upon between the parties involved.

The Company reviewed and determined that imputed interest expense of Amount Due Without Fees (interest-free loan) is immaterial for the year ended December 31, 2023 and 2022.

13.2. Payable for shares

	2023		2022
	USD	AED	AED
			(As Restated)
Payable for ordinary share (note 2)	27,233	100,000	100,000
	27,233	100,000	100,000

Micropolis Holding acquired 100 shares of Micropolis Dubai for a total consideration of AED 100,000. The transaction has been recorded as a payable in the financial statements, reflecting the obligation to settle the purchase price for the acquired shares.

14.    EMPLOYEES’ END-OF-SERVICE BENEFITS

	2023		2022
	USD	AED	AED
Balance at the beginning of the year	74,778	274,586	192,090
Add: provided for the year	51,481	189,040	181,757
Less: paid during the year	(13,874)	(50,948)	(99,261)
Balance at the end of the year	112,385	412,678	274,586

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
15. TRADE AND OTHER PAYABLES
	2023		2022
	USD	AED	AED
Trade payables	19,903	73,082	120,925
Staff payables	160,336	588,756	345,519
Accrued Expenses	8,858	32,528	45,593
Post dated cheques payables	3,230	11,860	159,364
Payables to former related party	127,141	466,861	—
Other payables	14,419	52,948	58,566
	333,887	1,226,035	729,967

Payables to former related party represent amounts owing to the former controlling shareholder (and related corporation) of the Micropolis Dubai for operating expenses paid on behalf of Micropolis Dubai. The shareholder ceased being a controlling shareholder and related party, during the fiscal year ended 2021. The Company intends to repay amounts when funds are available. The amounts are due on demand, do not accrue interest, and are unsecured.

16.    CONTRACT LIABILITIES

	2023		2022
	USD	AED	AED
Future General Trading LLC – Machinery Investment	389,395	1,415,172	—
Future General Trading LLC – Autonomous Investment	2,138,876	7,853,950	—
	2,528,271	9,269,122	—

Below we describe the two agreements in detail.

16.1  Future General Trading LLC — Autonomous Investment

This agreement is made effective as of April 26, 2023. The primary purpose of this investment financed by Future General Trading LLC, is to finance the development and production of Autonomous Police Patrols. These robots will be used as Autonomous Police Patrols and other commercial robotic applications, including crime detection and security software called Microspot. The Company will pay the investor, Future General Trading LLC, royalty of 25% of the total selling price of each unit sold until the investment amount is paid back, and thereafter 25% of the margin on each unit sold in perpetuity. The Company will receive the financial commitment as follows;

Total Agreed Investment Amount: $3.3 million (AED 12.1 million)

•        $500,000 (AED 1,836,000) in Month 1

•        $275,000 (AED 1,009,800) monthly from Month 2 to Month 9

•        $200,000 (AED 734,400) monthly from Month 10 to Month 12

As of December 31, 2023, the total amount received under this agreement was approximately AED 7.9 million.

All items will be delivered. The Company expects the delivery date in the first quarter of fiscal year-end 2025.

16.2  Future General Trading LLC — Machinery Investment

This agreement is made effective as of November 18, 2023. The primary purpose of this investment is to fund the purchase and installation of a DMG Mori DMU 75 Monoblock CNC machine and a TPM 600P SLS 3D Printing machine, collectively referred to as “the Machines”. This is expected to significantly improve the production capabilities of Micropolis, for legal support, staffing, production, quality control and reporting.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
16. CONTRACT LIABILITIES (cont.)

The total agreed investment amount is $774,800 (AED 2.8 million). The Company and the investors also agreed to form subsequently a Special purpose vehicle (SPV), and investor will have 50% stake in that SPV. However, due to the delay in the project and the machine arrival, the SPV has not been formed yet. As of December 31, 2023, the total amount received under this agreement was approximately AED 1.4 million.

The Company received the TPM 600P SLS 3D Printing machine in March 2024, We expect the delivery of the DMU 75 Monoblock CNC machine in Q4 2024, with full operational integration planned for Q1 2025. This timeline aligns with our strategic plan to enhance production capabilities and operational efficiency.

The table below summarizes the maturities of the Company’s contract liabilities at December 31, 2023:

	Less than one year AED	One to two year AED	Total AED
Contract liabilities in AED	—	9,269,122	9,269,122
Amount in USD	—	2,528,271	2,528,271

17.    LEASE LIABITITY

	2023		2022
	USD	AED	AED
Payable after one year (2 – 3 years)	342,122	1,256,274	2,047,357
Payable within one year	251,604	923,889	797,801
	593,726	2,180,163	2,845,158

The movement in lease liability was as follows:

	2023		2022
	USD	AED	AED
Balance at the beginning	774,826	2,845,158	3,623,282
Lease additions during the year	43,266	158,876	—
Add: Interest accretion (note 18)	17,148	62,969	81,706
Less: Payments made during the year	(241,514)	(886,840)	(859,830)
Balance at the end of the year	593,726	2,180,163	2,845,158

Maturity analysis of the lease liability as at reporting date was as follows:

	Within 1 year AED	Within 2 to 3 years AED	Total AED
2023
Gross lease liabilities	967,854	1,282,794	2,250,648
Less: Future interest	(43,965)	(26,520)	(70,485)
Net lease liabilities	923,889	1,256,274	2,180,163

Amount in USD	251,604	342,122	593,726

2022
Gross lease liabilities	859,830	2,115,618	2,975,448
Less: Future interest	(62,029)	(68,261)	(130,290)
Net lease liabilities	797,801	2,047,357	2,845,158

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
17. LEASE LIABITITY (cont.)

17.1  The Company has issued a postdated cheques of AED 3,176,875 and AED 960,000 which were written in advance for the usage of warehouse premises and equipment for a lease period of 60 and 48 months respectively. As per IFRS 16 ‘Leases’ standard (Note 5 (r)) the present value of future cashflows (inclusive of VAT) had been discounted at the incremental borrowing rate of 2.5% for the calculation of right of use asset (Note 9) and the liabilities.

18.    REVENUE

The Company recognized revenue of AED 577,064 from Customer Quality Support Solutions Co. Ltd. for the supply of robotics. Revenue is recorded based on the milestone completed with the Company’s revenue recognition policy.

19     OPERATING EXPENSES

19.1  Cost of revenue

	2023		2022
	USD	AED	AED
Material consumed	47,146	173,119	—
Direct salaries and wages	31,590	116,000	—
	78,736	289,119	—

19.2  Administrative Expenses

	2023		2022
	USD	AED	AED
			(As Restated)
Employees benefit expenses	1,688,794	6,201,252	6,941,885
Accommodation expenses	41,692	153,093	162,833
Rent expenses(*)	51,804	190,225	244,983
Depreciation of property plant and equipment (note 7)	198,034	727,181	494,912
Depreciation of right of use asset (note 9)	230,138	845,064	817,062
Utilities and office expenses	69,236	254,235	151,707
Telephone expenses	18,366	67,440	71,088
Government and license fee	6,008	22,060	31,660
Transport expenses	31,622	116,116	125,798
Repairs and maintenance	21,547	79,122	30,038
Bank charges	15,689	57,610	21,301
Professional fee	447,640	1,643,733	295,888
IT expenses	53,048	194,792	338,312
Amortization (note 8)	—	—	294
Other expenses	—	—	5,224
Management fees	145,865	535,617	—
	3,019,483	11,087,540	9,732,985

____________

(*)      The Company adopted IFRS 16 Leases with effect from January 1, 2019. There were no right of use assets and corresponding lease liability recognized as the lease considered as short term lease.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
19 OPERATING EXPENSES (cont.)

19.3  Research and development cost

	2023		2022
	USD	AED	AED
			(As Restated)
Research and Development cost	330,907	1,215,091	1,443,619

20.    OTHER INCOME AND FINANCE EXPENSE

20.1  Other Income

Other income for the year ended December 31, 2023, amounts to AED 203,808. This income is primarily derived from room rental in our warehouse facilities. Additionally, this amount includes adjustments related to the Dubai Police invoice from 2020, which has been cleared against the provision for doubtful debts, as well as revenue from the sale of scrap items. These items are classified separately to provide clarity on the entity’s non-core revenue streams.

Other income for the year ended December 31, 2022, amounts to AED 28,617. This amount is derived from room rental in our warehouse facilities. This income is classified separately to provide clarity on the non-core revenue streams of the entity.

20.2  Finance expense

	2023		2022
	USD	AED	AED
Interest expense	17,148	62,969	81,706

21.    COMMITMENTS AND CONTINGENCIES

21.1  Capital expenditure commitments

The Company did not have capital expenditure commitments at the reporting date.

21.2  Operating expenditure commitments

The Company has committed rental expense of AED 190,225 (USD 51,804) as of December 31, 2023 (2022 — AED 244,983) and rent agreements are renewable on an annual basis.

21.3  Contingent liabilities

	2023		2022
	USD	AED	AED
Labor guarantees	34,041	125,000	125,000

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
22. RISK MANAGEMENT

22.1  Credit risk

Credit risk is limited to the carrying values of financial assets in the statement of financial position, and is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is exposed to credit risk on its bank balances and trade and other receivables as follows:

	2023		2022
	USD	AED	AED
			(As Restated)
Cash at bank (note 12)	15,620	57,356	12,129
Trade receivables (note 10)	11,224	41,213	182,959
Other receivables (excluding prepayments) (note 11)	107,486	394,687	515,865
	134,330	493,256	710,953

The Company seeks to limit its credit risk with respect to banks by dealing with reputable banks only.

Due from related party and other receivables (excluding advances and prepaid expenses) relate to transactions arising in the normal course of business with minimal credit risk.

Credit risks related to trade receivables are managed subject to the Company’s policies, procedures and controls relating to customer credit risk management. Credit limits are established for all customers based on internal rating criteria and the credit quality of customers is assessed by management. Outstanding customer receivables are regularly monitored. The requirement for an impairment is analyzed at each reporting date on an individual basis for major customers. Additionally, minor receivables are grouped into homogenous groups and assessed for impairment collectively. The Company does not hold collateral as security.

22.2  Liquidity risk

Liquidity risk is the risk that the Company may not have sufficient liquid funds to meet its liabilities as they fall due. Prudent liquidity risk management requires maintaining sufficient cash and the availability of funding to meet obligations when due. The Company limits its liquidity risk by ensuring funds from the shareholder and related parties are available, as required.

The Company terms of contract require amounts to be paid within 90 days of the date of sale.

Trade payables are normally settled within 30 days of the date of purchase.

The table below summarizes the maturities of the Company financial liabilities at December 31.

	Less than one year	More than one year (*)	Total
	AED	AED	AED
2023
Trade and other payables (note 15)	1,226,035	—	1,226,035
Due to related parties (note 13)	5,436,740	—	5,436,740
Lease liability (note 17)	923,889	1,256,274	2,180,163
Amount in AED	7,586,664	1,256,274	8,842,938
Amount in USD	2,066,085	342,122	2,408,207

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
22. RISK MANAGEMENT (cont.)
	Less than one year	More than one year (*)	Total
(Restated)	AED	AED	AED
2022
Trade and other payables (note 15)	729,968	—	729,968
Due to related parties (note 13)	1,479,789	—	1,479,789
Lease liability (note 17)	797,801	2,047,357	2,845,158
	3,007,558	2,047,357	5,054,915

____________

(*) There are no liabilities more than five years.

22.3  Foreign currency risk

Foreign currency risk is the risk that an adverse movement in currency exchange rates can affect the financial performance of the Company and can arise on financial instruments that are denominated in a currency other than the functional currency in which they are measured. Most of the Company’s transactions are carried out in AED, hence no material risk arises.

Translations of balances in the statement of financial position, the statement of comprehensive income and the statements of cash flows from AED into USD as of and for the year ended December 31, 2023 are solely for the convenience of the reader and were calculated at the rate of USD 1.00 to AED 3.6722, representing the noon buying rate in the City of New York for cable transfers of AED as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 2023. No representation is made that the AED amounts represent or could have been, or could be, converted, realized or settled into USD at that rate on December 31, 2023, or at any other rate.

23.    ORDINARY SHARE

Micropolis holding was incorporated under the laws of Cayman Islands and is principally engaged in the development of advanced robotics and autonomous systems. The Company’s authorized capital amounts to 200,000,000 shares, with the current issued and paid-up capital being USD $3,000, divided into 30,000,000 shares of $0.0001 each.

In 2022, the Company had AED 10,363,887 worth of capital introduced during the year, all consisting of shareholders’ funds with main purpose to finance company’s daily operations.

24.    WARRANTS

As the result of the ongoing IPO, Micropolis Holding Company (the “Company”) has agreed to issue Warrants to OLIMP PROJECTS LLC, a Wyoming limited liability company (the “Holder”). OLIMP PROJECTS LLC initially signed the warrants on January 1, 2023 with Dubai entity, Micropolis Dubai and then the same warrant was transferred on newly formed Micropolis Holding Company on February 23, 2023. The number of shares for which the Warrants are exercisable represents 3% of the issued and outstanding Ordinary Shares as of the Issuance Date, and that such number of Warrant Shares shall be subject to adjustment as set forth herein. The exercise price per Ordinary Share under this Warrant shall be $0.01. Trigger date of the warrant issuance is either of the earlier date: 1) the company completes its first IPO, 2) the company consummates a merger or other transaction with a SPAC wherein the company becomes a subsidiary of the SPAC, 3) the company consummates any other Fundamental Transaction or 4) five years from the issuance date of the warrant.

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
24. WARRANTS (cont.)

In addition, as the result of the ongoing IPO process, we have agreed to grant the Underwriter (Network1 Financial Securities, Inc) non-redeemable warrants to purchase an amount equal to six percent (6%) of the Ordinary Shares sold in the offering (including any shares sold upon exercise of the over-allotment option), which warrants will be exercisable at any time, will be subject to lock up for 180 days from the date of issuance in accordance with FINRA Rule 5510, and will expire five years from the commencement of sales of the offering. Such warrants are exercisable at a price of one hundred and twenty-five (125%) of the public offering price of the Ordinary Shares offered pursuant to this offering. We will register the Ordinary Shares underlying the underwriter’s warrants and will file all necessary undertakings in connection therewith. The underwriter’s warrants and the Ordinary Shares underlying the underwriter’s warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the Offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The underwriter’s warrants may be exercised as to all or a lesser number of Ordinary Shares and will provide for cashless exercise. The underwriter’s warrants contain a provision for one demand registration, at the expense of the Company, and one additional demand right at the expense of the holder of the underwriter’s warrants. The demand registration rights may be exercised at any time following issuance of the warrants but no later than five years following the commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(C). The underwriter warrants also contain unlimited “piggyback” registration rights at our expense. The piggyback registration rights may be exercised at any time following issuance of the warrants but no later than five years following commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(D).

25.    EARNINGS PER SHARE

	December 31, 2023						December 31, 2022
	USD	USD	AED		AED		AED		AED
	Basic	Diluted	Basic		Diluted		Basic		Diluted
							(As Restated)		(As Restated)
Earnings
Earnings (Losses) attributable to Micropolis Shareowners	$(3,237,522)	$(3,237,522)	AED	(11,888,180)	AED	(11,888,180)	AED	(11,315,444)	AED	(11,315,444)

Number of Shares
Weighted average number of shares	25,585,578	25,585,578		25,585,578		25,585,578		23,706,000		23,706,000

Earnings per Share
Earnings (Losses) attributable to Micropolis Shareowners per share	$(0.13)	$(0.13)	AED	(0.46)	AED	(0.46)	AED	(0.48)	AED	(0.48)

MICROPOLIS HOLDING COMPANY Cayman Islands Notes to the Financial Statements For the period ended December 31, 2023 and 2022
26. EVENTS AFTER REPORTING DATE

The Company entered into loan agreements with Mr. Fareed Aljawhari and with Mr.Egor Romanyuk. Below are the details of each Loan agreement entered in 2024:

Sr		Commission	Repayment Date	Amount AED
1	January 31, 2024 – Fareed Aljawhari –	0%	within one month After IPO	2,000,000
2	February 29, 2024 – Fareed Aljawhari –	0%	within one month After IPO	1,913,600
3	March 31, 2024 – Fareed Aljawhari –	0%	within one month After IPO	1,180,000
4	April 30, 2024 – Fareed Aljawhari –	0%	within one month After IPO	475,000
5	May 18, 2024 – Egor Romanyuk –	20%	within 15 days After IPO	175,025
6	May 31, 2024 – Fareed Aljawhari –	0%	within one month After IPO	2,500,000
7	July 31, 2024*1 – Fareed Aljawhari –	0%	within one month After IPO	1,139,507
8	July 31, 2024 *2 – Fareed Aljawhari –	0%	within one month After IPO	146,120
9	August 16, 2024 – Egor Romanyuk	20%	within 15 days After IPO	372,323
Total				9,901,575

MICROPOLIS HOLDING COMPANY
Balance Sheets
(Unaudited)

	Notes	June 30, 2024		December 31, 2023
		USD	AED	AED
ASSETS
Non-current assets
Property and equipment	7	1,272,195	4,671,500	3,452,092
Intangible assets	8	11,874	43,598	—
Right of use asset	9	468,922	1,721,880	2,141,197
		1,752,991	6,436,978	5,593,289
Current assets
Other receivables	11	316,618	1,162,619	669,139
Advance Payment to Suppliers	11.1	743,388	2,729,721	2,306,399
Cash and cash equivalents	12	49,316	181,087	68,372
		1,109,322	4,073,427	3,043,910
TOTAL ASSETS		2,862,313	10,510,405	8,637,199

DEFICIT AND LIABILITIES
DEFICIT
Ordinary share, $0.0001 par value 30,000,000 shares, authorized shares 200,000,000	23	3,000	11,016	11,016
Additional paid in capital	13	4,995,902	18,344,953	17,309,994
Accumulated losses		(10,587,063)	(38,875,697)	(27,308,549)
TOTAL DEFICIT		(5,588,161)	(20,519,728)	(9,987,539)

LIABILITIES
Non-current liabilities
Contract liabilities	16	—	—	9,269,122
Employees’ end-of-service benefits	14	136,322	500,576	412,678
Payable for shares	13.2	27,233	100,000	100,000
Lease liability	17	225,215	826,989	1,256,274
Total non-current liabilities		388,770	1,427,565	11,038,074

Current liabilities
Contract liabilities	16	3,522,081	12,933,081	—
Trade and other payables	15	622,037	2,284,114	1,226,035
Due to related parties	13	3,662,535	13,448,827	5,436,740
Lease liability	17	255,051	936,546	923,889
		8,061,704	29,602,568	7,586,664
Total liabilities		8,450,474	31,030,133	18,624,738
TOTAL DEFICIT AND LIABILITIES		2,862,313	10,510,405	8,637,199

The accompanying notes are an integral part of these unaudited financial statements.

MICROPOLIS HOLDING COMPANY
Statement of Comprehensive Loss
For the six months ended June 30, 2024 and 2023
(Unaudited)

	Notes	June 30, 2024		June 30, 2023
		USD	AED	AED
				(As Restated)
Revenue	18	8,931	32,796	577,064

Cost and operating expenses:
Cost of revenue	19	(2,729)	(10,020)	(289,119)
Research and development	19	(485,292)	(1,781,994)	(323,912)
Administrative expenses	19	(2,380,576)	(8,741,474)	(4,668,194)
Marketing expenses	19	(197,913)	(726,740)	—
Operating loss		(3,057,579)	(11,277,432)	(4,704,161)
Other income	20	4,828	17,727	199,551
Finance expense	20	(97,343)	(357,443)	(33,506)
Loss for the period		(3,150,094)	(11,567,148)	(4,538,116)
Other comprehensive income		—	—	—
Total comprehensive loss for the period		(3,150,094)	(11,567,148)	(4,538,116)
Loss per share		(0.11)	(0.39)	(0.19)
Weighted average number of ordinary shares outstanding – basic and diluted		30,000,000	30,000,000	23,706,000

The accompanying notes are an integral part of these unaudited financial statements.

MICROPOLIS HOLDING COMPANY
Statement of Changes In Equity (Deficit)
For the six months ended June 30, 2024 and 2023
(Unaudited)

	Note	Number of ordinary shares outstanding	Ordinary shares	Additional paid in capital	Accumulated deficit	Total
			AED	AED	AED	AED
As at December 31, 2022 (AED)		23,706,000	8,705	17,309,994	(15,420,369)	1,898,330
Loss for the period		—	—	—	(4,538,116)	(4,538,116)
As at June 30, 2023 (AED) (As Restated)		23,706,000	8,705	17,309,994	(19,958,485)	(2,639,786)

As at December 31, 2023 (AED)		30,000,000	11,016	17,309,994	(27,308,549)	(9,987,539)
Capital contribution		—	—	1,034,959	—	1,034,959
Loss for the period		—	—	—	(11,567,148)	(11,567,148)
As at June 30, 2024 (AED)		30,000,000	11,016	18,344,953	(38,875,697)	(20,519,728)
As at June 30, 2024 (USD)		30,000,000	3,000	4,995,902	(10,587,063)	(5,588,161)

The accompanying notes are an integral part of these unaudited financial statements.

MICROPOLIS HOLDING COMPANY
Statement of Cash Flows
For the six months ended June 30, 2024 and 2023
(Unaudited)

	Notes	June 30, 2024		June 30, 2023
		USD	AED	AED
				(As Restated)
Cash flow from operating activities
Loss for the period		(3,150,094)	(11,567,148)	(4,538,116)

Adjustments for:
Depreciation of property and equipment	7	132,773	487,543	358,498
Amortization of intangible assets	8	1,121	4,118	—
Depreciation of right-of-use asset	9	129,505	475,543	408,530
Provision for employees’ end-of-service benefits	14	27,858	102,293	56,003
Finance expense	20	97,343	357,443	33,506
Operating loss before working capital changes		(2,761,494)	(10,140,208)	(3,681,579)

Changes in working capital
(Increase)/decrease in other receivables		(134,391)	(493,480)	(179,829)
Decrease/(increase) in advance payment to suppliers	11.1	(115,283)	(423,322)	(34,618)
Increase/(decrease) in trade and other payables		288,149	1,058,077	535,341
Increase/(decrease) in Contract liabilities		997,809	3,663,959	1,826,500
Employees’ end of service benefits paid	14	(3,921)	(14,395)	(36,228)
Net cash flows used in operating activities		(1,729,131)	(6,349,369)	(1,570,413)

Cash flows from investing activities
Acquisition of property and equipment	7	(464,856)	(1,706,951)	(308,137)
Acquisition of intangible assets	8	(12,995)	(47,716)	—
Net cash flows used in investing activities		(477,851)	(1,754,667)	(308,137)

Cash flows from financing activities
Decrease in due to related parties	13	(15,425)	(56,642)	(30,000)
Increase in due to related parties	13	2,388,818	8,771,740	2,651,496
Increase in short-term borrowings	13.2	40,577	149,000	—
Decrease in short-term borrowings	13.2	(40,577)	(149,000)	—
Lease payments made during the period	17	(135,715)	(498,347)	(429,914)
Net cash flows generated from financing activities		2,237,678	8,216,751	2,191,582
Net increase in cash and cash equivalents		30,696	112,715	313,032
Cash and cash equivalents at the beginning of the period	12	18,620	68,372	20,834
Cash and cash equivalents at the end of the period		49,316	181,087	333,866
Cash paid in interest expense	17	6,943	25,493	33,506

The accompanying notes are an integral part of these unaudited financial statements.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

1.      LEGAL STATUS AND BUSINESS ACTIVITIES

When used in these notes, the terms “Micropolis Holding Company,” “Company,” “we,” “us,” and “our,” mean Micropolis Holding Company and its wholly-owned subsidiary included in our unaudited interim consolidated financial statements (“financial statements”).

Micropolis Holding Company ( “Micropolis Cayman”), was formed and registered in Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands under registration No. 397831 in February 2023. The registered office of the Company is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The management and control of the Company is vested with the board of Directors.

Micropolis Digital Development FZ-LLC (“Micropolis Dubai”), our wholly-owned subsidiary, is a robotics manufacturer founded in 2014, based in the United Arab Emirates (“UAE”) with its headquarters located in Dubai Production City, Dubai, UAE. We specialize in developing autonomous mobile robots (“AMRs”) that utilize wheeled electric vehicle (“EV”) platforms and are equipped with autonomous driving capabilities.

In July 2023, a common control transaction restructured Micropolis Dubai, such that the parent company changed to Micropolis Cayman. Refer to Note 2 — Common control transaction for more details.

The Company is currently a pre-revenue organization since most of our existing projects are collaborative in nature and we do not anticipate earning substantial revenues until such time as we enter into commercial production for our robotics, which is expected to be by the second quarter of 2025.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Micropolis Dubai. All intercompany balances and transactions are eliminated.

Nature of Operations

The Company specializes in the creation of Autonomous Mobile Robots, which are utilized as Autonomous Police Patrols Robots and other commercialized robotic applications. The Company is actively partnering with Dubai Police to develop these advanced robotic systems, including two types of autonomous mobile robots and an advanced security software named Microspot.

Business Strategy

The Company focuses on leveraging cutting-edge technology and strategic partnerships to create innovative robotic solutions aimed at enhancing security and operational efficiency in various environments. The successful development and deployment of these technologies are expected to position the Company as a leader in the autonomous robotics industry.

2.      COMMON CONTROL TRANSACTION

Micropolis Cayman acquired 100 shares of Micropolis Dubai, UAE with registered office in Al Khaleej warehouse 1, Dubai Production City, IMPZ, Dubai, UAE., representing 100% of the issued and outstanding share capital of Micropolis Dubai, from its five shareholders (the “Former Shareholders”) for an aggregate purchase price of AED100,000. As a result, Micropolis Dubai became a wholly-owned subsidiary of Micropolis Cayman (“Common Control Transfer”). The restructuring represented a common control transaction rather than a business combination under the guidance in IFRS 3, Business Combinations, because (1) the New Parent was a shell company that did not meet the definition of a business at the time of the transaction, (2) ultimate control of the Micropolis Cayman was the same before and after the transaction, and (3) control of the Micropolis Cayman was not transitory.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

2.      COMMON CONTROL TRANSACTION (cont.)

There is currently no specific guidance on accounting for common control transactions under International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”). In the absence of specific guidance in IFRS, the Company elected to apply guidance from other comprehensive general accepted accounting principles. The transaction did not result in a change in the reporting entity, as control was unchanged from the perspective of Micropolis Dubai. Micropolis Cayman was determined to be the reporting entity and, therefore, was deemed to be the receiving entity for accounting purposes. Since common control exists between the Company and Micropolis Dubai, the consolidated financial statements incorporate Micropolis Dubai’s financial results and financial information for all periods presented prior to July 2023.

In 2023, Micropolis Cayman issued an aggregate of 23,706,000 ordinary shares, representing 79% of its issued share capital, to the Former Shareholders of Micropolis Dubai and 6,294,000 ordinary shares, representing 21% of its issued share capital, to three new shareholders, at the par value of $0.0001 per share representing the amount of $629.40 (AED 2,311). The Company has restated the share capital to reflect the 23,706,000 ordinary shares as outstanding for all periods presented.

3.      GOING CONCERN ASSUMPTION

The Company incurred a loss of AED 11,567,148 during the period ended June 30, 2024. Current liabilities exceeded current assets by AED 25,529,141 as at June 30, 2024. Notwithstanding these facts, the financial statements of the Company have been prepared on the going concern basis, as the Shareholder shall provide the necessary financial support to the Company to enable it to continue its operations and meets its obligations, as they fall due. The company will continue to be funded by existing shareholders in the form of loans and revenue. The company also is exploring other equity financing options in the private equity market.

4.      RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company identified errors in our financial statements for the year ended December 31, 2022. The Company has restated herein our unaudited consolidated financial statements as at June 30, 2023 and for the period ended June 30, 2023.

The accounting errors impacting our 2023 interim Financial Statements include:

Ordinary share, shareholders’ current accounts and due to related party

•        The equity adjustments include a common control acquisition for ordinary share, involving 23.7 million shares. The share capital for the Micropolis Dubai has been adjusted accordingly following the common control acquisition. Shareholders’ current accounts have been recalculated and reclassified to due to related parties under current liabilities due to the nature. Additionally, accumulated deficit at December 31, 2022 have been increased to account for adjustments expenses related to intangible assets corrections in 2022.

Cost of revenue, Research and Development and Administration expense

•        Previously included under administrative expenses, cost of revenue and research and development expenses have now been reclassified into their own category.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

4.      RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Other income

The amount of other income was corrected due to adjustments in the provision for doubtful debts, ensuring a more accurate reflection of potential losses on outstanding receivables.

1- Statement of comprehensive income

For the period ended June 30, 2023	As Filed AED	Restatement Adjustments AED	As Restated AED
Revenue	577,064	—	577,064

Cost and operating expenses:
Cost of revenue	(173,119)	(116,000)	(289,119)
Research and development	—	(323,912)	(323,912)
Administrative expenses	(5,108,106)	439,912	(4,668,194)
Operating loss	(4,704,161)	—	(4,704,161)
Other income	204,804	(5,253)	199,551
Finance expense	(33,506)	—	(33,506)
Loss for the period	(4,532,863)	(5,253)	(4,538,116)
Other comprehensive income	—	—	—
Total comprehensive loss for the period	(4,532,863)	(5,253)	(4,538,116)

2- Statement of cash flows

Statement of cash flows For the six months ended June 30, 2023	As Filed AED	Restatement Adjustments AED	As Restated AED
Cash flow from operating activities
Loss for the period	(4,532,863)	(5,253)	(4,538,116)

Adjustments for:
Depreciation of property and equipment	326,812	31,686	358,498
Amortization of intangible assets	31,685	(31,686)	—
Depreciation of right-of-use asset	408,530	—	408,530
Finance expense	33,506	—	33,506
Provision for employees’ end-of-service benefits	56,003	—	56,003
Operating loss before working capital changes	(3,676,326)	(5,253)	(3,681,579)

Changes in working capital
Decrease/(increase) in other receivables	(229,196)	49,367	(179,829)
Decrease/(increase) in advance payment to suppliers	—	(34,618)	(34,618)
Increase/(Decrease) in due to related parties	3,797,926	(3,797,926)	—
Increase/(Decrease) in trade payables	2,337,626	(1,802,284)	535,341
Increase/(Decrease) in contract liabilities	—	1,826,500	1,826,500
Employees’ end of service benefits paid	(36,228)	—	(36,228)
Net cash flows generated (used in) operating activities	2,193,800	(3,764,214)	(1,570,413)

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

4.      RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Statement of cash flows For the six months ended June 30, 2023	As Filed AED	Restatement Adjustments AED	As Restated AED
Cash flows from investing activities
Acquisition of property and equipment	(308,137)	—	(308,137)
Net cash flows used in investing activities	(308,137)	—	(308,137)

Cash flows from financing activities
Capital introduced during the period	3,672	(3,672)	—
Movements in shareholder’s account	(1,162,928)	1,162,928	—
Decrease in due to related parties	—	(30,000)	(30,000)
Increase in due to related parties	—	2,651,496	2,651,496
Lease payments made during the period	(429,915)	1	(429,914)
Net cash flows generated (used in) from financing activities	(1,589,171)	3,780,753	2,191,582

Net increase in cash and cash equivalents	296,493	16,539	313,032
Cash and cash equivalents at the beginning of the period	32,338	(11,504)	20,834
Cash and cash equivalents at the end of the period	328,831	5,035	333,866
Cash paid in interest expense	—	35,506	35,506

3- Statement of changes in equity

Statement of changes in equity For the six months ended June 30, 2023	As Filed AED	Restatement Adjustments AED	As Restated AED
Number of ordinary share outstanding	—	23,706,000	23,706,000
Share capital	100,000	(100,000)	—
Ordinary share	—	8,705	8,705
Additional paid in capital	17,309,994	—	17,309,994
Shareholders’ accounts	1,162,928	(1,162,928)	—
Accumulated deficit	(15,370,733)	(49,636)	(15,420,369)
As at December 31, 2022	3,202,189	(1,303,859)	1,898,330

Number of ordinary share outstanding	—	23,706,000	23,706,000
Share capital	100,000	(100,000)	—
Ordinary share	—	8,705	8,705
Additional paid in capital	17,309,994	—	17,309,994
Capital introduced during the period	3,672	(3,672)	—
Accumulated deficit	(19,903,594)	(54,891)	(19,958,485)
As at June 30, 2023	(2,489,928)	(149,858)	(2,639,786)

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES

A summary of the material accounting policies, is set out below:

Basis of preparation

These financial statements for the six months ended June 30, 2024 have been prepared in accordance with IAS 34 Interim Financial Reporting and should be read in conjunction with the Company’s last annual consolidated financial statements at and for the year ended December 31, 2023. They do not include all of the information required for a complete set of financials statements prepared in accordance with IFRS Accounting Standards.

These interim financial statements were authorized for issue by the Company’s board of directors on November 19, 2024.

Accounting convention

These financial statements have been prepared in accordance with the historical cost convention and the accruals basis.

Basis of Consolidation

These financial statements include the accounts of the registrant, Micropolis Holding Company, and its wholly owned subsidiary, Micropolis Digital Development FZ-LLC. All intercompany transactions and balances have been eliminated.

Functional and reporting currency

These financial statements are presented in United Arab Emirates dirham (AED), which is the Company’s functional and reporting currency.

Convenience rate presentation — Unites States Dollars

Translations of balances in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity (deficit) and consolidated statements of cash flows from AED into United States dollars (“US dollars”, “USD”, “$”) as of June 30, 2024 are solely for the convenience of the readers and are calculated at the rate of $1.00 = AED3.672 representing the exchange rate set forth on June 30, 2024. AED has been pegged to the US dollar at the rate of $1.00 to AED3.672 since 1997. No representation is made that the AED amounts could have been, or could be, converted, realized or settled into US dollar at such rate, or at any other rate.

Foreign currency transactions and translations

Foreign currency transactions are translated into AED using the exchange rate prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into AED using the exchange rate prevailing on the reporting date. Gains and losses from foreign currency transactions are taken to the statement of comprehensive income.

Financial instruments

Financial assets and financial liabilities are recognised when the Company becomes a party to the contractual provisions of the financial instrument. Financial assets are derecognised when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and substantially all the risks and rewards are transferred. A financial liability is derecognised when it is extinguished, discharged, cancelled or expires.

Except for those receivables that do not contain a significant financing component and are measured at the transaction price in accordance with IFRS 15, all financial assets are initially measured at fair value adjusted for transaction costs (where applicable).

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

Financial assets, other than those designated and effective as hedging instruments, are classified into the following categories:

•        amortised cost

•        fair value through profit or loss (FVTPL)

•        fair value through other comprehensive income (FVOCI).

The above classification is determined by both:

•        the Company’s business model for managing the financial asset

•        the contractual cash flow characteristics of the financial asset.

All income and expenses relating to financial assets are recognised in statement of comprehensive income and included as finance costs or interest income, except for allowance against trade receivables which is presented within general and administrative expenses.

Financial assets are measured at amortised cost if the assets meet the following conditions (and are not designated as FVTPL):

•        they are held within a business model whose objective is to hold the financial assets and collect its contractual cash flows; and

•        the contractual terms of the financial assets give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial recognition, these are measured at amortised cost using the effective interest method.

The Company’s cash and cash equivalents, trade receivables, other receivables (excluding prepaid expenses and advances), and due from related parties fall into this category of financial instruments.

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand, and balance with banks.

Trade receivables

Trade receivables are stated at original invoice amount less allowance as per the expected credit loss model. Bad debts are written off when there is no possibility of recovery.

The Company makes use of a simplified approach in accounting for trade receivables and records the loss allowance as lifetime expected credit losses. These are the expected shortfalls in contractual cash flows, considering the potential for default at any point during the life of the financial instrument. In calculating the allowance, the Company uses its historical experience, external indicators and forward-looking information to calculate the expected credit losses using a provision matrix.

The Company assesses impairment of trade receivables on a collective basis as they possess shared credit risk characteristics and they have been grouped based on the days past due.

Related party transactions and balances

The Company enters into transactions with parties that fall within the definition of a related party as contained in IFRS. Related parties comprise companies and entities under joint or common management, ownership or control, their partners and key management personnel.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

Impairment of financial assets

IFRS 9’s impairment requirements use more forward-looking information to recognise expected credit losses — the expected credit loss (“ECL”) model. Instruments within the scope of the new requirements include financial assets measured at amortised cost. Recognition of credit losses is no longer dependent on the Company first identifying a credit loss event, instead the Company considers a broader range of information when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

In applying this forward-looking approach, a distinction is made between:

•        Stage 1 covers the financial assets that have not deteriorated significantly in credit quality since initial recognition or that have low credit risk;

•        Stage 2 covers the financial assets that have deteriorated significantly in credit quality since initial recognition and whose credit risk is not low; and

•        Stage 3 covers the financial assets that have objective evidence of impairment at the reporting date.

“12-month expected credit losses” are recognised for the first category while ‘lifetime expected credit losses’ are recognised for the second category. Measurement of the expected credit losses is determined by a probability-weighted estimate of credit losses over the expected life of the financial instrument.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any. Costs include expenditure that is directly attributable to the acquisition and bringing the asset to its working condition.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. When a part of an asset is replaced and the cost of the replaced asset is capitalized, the carrying amount of the replaced part is derecognised. All other repairs and maintenance are recognised in the statement of comprehensive income during the financial period in which they are incurred.

Depreciation of assets is calculated using the straight-line method to allocate their cost over their estimated useful lives as follows:

Assets	Years
Office furniture	3
Computers	4
Office equipment	5
Fit out and fixtures	10

Depreciation is charged from the date the asset is available for use up to the date the asset is disposed of. Gains and losses and property and equipment are recognized as other income in the statement of comprehensive income in the period in which they occur.

Intangible assets

Intangible assets are stated at cost less accumulated amortisation and impairment losses. The amount paid for acquiring business premises is amortised using the straight-line method over its estimated useful life of 4 years.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

Impairment of non-financial assets

The Company assesses at each reporting date whether there is any indication that an asset may be impaired based on IAS 36. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset’s recoverable amount.

An asset’s recoverable amount is the higher of an asset or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case, the cash-generating unit to which the asset belongs is used. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. Provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Contingent liabilities

A contingent liability is disclosed when the Company has a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non-occurrence, of one or more uncertain future events, not wholly within the control of the Company; or when the Company has a present legal or constructive obligation, that arises from past events, but it is not probable that an outflow of resources embodying economic benefits will be required to settle the obligation, or the amount of the obligation cannot be measured with sufficient reliability.

Income taxes

Income tax expense comprises current and deferred tax. Deferred tax is recognized in the statements of income and comprehensive income except to the extent that they relate to items recognized directly in equity or in other comprehensive income or loss.

Current income tax is the expected tax payable or receivable in respect of the taxable income or loss for the period, using income tax rates enacted or substantively enacted at the reporting date, and any adjustments to tax payable in respect of previous periods.

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their related tax bases. However, deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business acquisition or affects tax or accounting profit. The deferred tax assets and liabilities have been measured using substantively enacted tax rates that will be in effect when the amounts are expected to settle. Deferred tax assets are only recognized to the extent that it is probable that they will be able to be utilized against future taxable income. The assessment of the probability of future taxable income in which deferred tax assets can be utilized is based on the Company’s latest approved forecast, which is adjusted for significant non-taxable income and expenses and specific limits to the use of any unused tax loss or credit. If a positive forecast of taxable income indicates the probable use of a deferred tax asset, especially when it can be used without a time limit, that deferred tax asset is usually recognized in full. The recognition of deferred tax assets that are subject to economic limits or uncertainties are assessed individually by management based on the specific facts and circumstances.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority. Changes in deferred tax assets or liabilities are recognized as a component of income or expense in the statements of income and comprehensive income, except where they relate to items that are recognized in other comprehensive income or loss or directly in equity.

The Corporate Tax Rate in Cayman Islands stands at 0%. Generally, UAE businesses will be subject to a 9% Corporate tax rate, however a rate of 0% will be applied to taxable income not exceeding AED 375,000 or to certain types of entities, as prescribed by way of a Cabinet Decision.

Employees’ end-of-service benefits

Provision is made for the end-of-service benefits due to employees in accordance with U.A.E Labour Law for their periods of service up to the reporting date. The provision for the end-of-service benefits is calculated annually based on their current basic remuneration.

Leases

At inception of a contract, the Company assesses whether a contract is, or contains a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated under the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

•        fixed payments, including in-substance fixed payments;

•        variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•        amounts expected to be payable under a residual value guarantee; and

•        the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal policy if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

The lease liability is measured at amortized cost under the effective interest method. It is remeasured where there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised-in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to nil.

Short-term leases and leases of low-value assets

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Revenue recognition

Revenue is recognized at a point in time, when (or as) the Company satisfies performance obligations by providing the promised services to its customers.

To determine whether to recognise revenue, the Company follows a 5-step process:

i.       Identifying the contract with a customer;

ii.      Identifying the performance obligations;

iii.     Determining the transaction price;

iv.      Allocating the transaction price to the performance obligations; and

v.       Recognising revenue when performance obligation(s) are satisfied

Our services under milestone contracts are accounted for using the similar to percentage of completion method agreed upon in the contract. As soon as the outcome of a contract can be estimated reliably (or a partial products are delivered), contract revenue is recognized in proportion to the stage of completion of the contract.

Contract costs are expensed as incurred. Contract costs include material cost and salaries and wages that relate directly to the contract, are attributable to contract activity.

Contract liability

Advance payments are recorded when payment receipt occurs prior to our products deliver; such advance payments are recognized as revenue in the period in which the products are provided.

New account pronouncements

Adoption of new accounting policies

Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

The amendments to IAS1 provide a more general approach to the classification of liabilities based on the contractual arrangements in place at the reporting date. These amendments are effective for reporting periods beginning on or after January 1, 2024. The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

5.      SUMMARY OF MATERIAL ACCOUNTING POLICIES (cont.)

New Standards and amendments issued but not yet effective

Presentation and Disclosure in Financial Statements — IFRS 18

In April 2024, the IASB issued IFRS 18, which will replace IAS 1 — Presentation of Financial Statements. The standard aims to improve the manner in which companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, specifically introducing additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from 1 January 2027. Companies are permitted to apply IFRS 18 before that date. The Company is evaluating the impact of the above amendments on its consolidated financial statements.

6.      USE OF JUDGMENTS, ESTIMATES, AND ASSUMPTIONS

The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Estimates and judgments are continually evaluated and are based on historic experience, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognised in the year in which the estimate is revised if the revision affects only that year or in the year of the revision and future years if the revision affects both current and future years.

The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are as follows:

Expected credit loss allowance against trade receivables

An allowance against trade receivables is recognised as per IFRS 9 considering the pattern of receipts from, and the future financial outlook of, the concerned customer. In measuring the expected credit losses, the trade receivables have been assessed on a collective basis as they possess shared credit risk characteristics. They have been grouped based on the credit period and the days past due.

Allowance for related party balances

The Company reviews related party balances on a regular basis and considers the recoverability and impairment of such amounts and recognises an allowance as per IFRS 9 for such balances where the amount from related party is not recoverable. It is reviewed by the management on a regular basis.

Useful lives and residual values of property and equipment

The Company reviews the useful lives and residual values of property and equipment on a regular basis. Any changes in estimates may affect the carrying amounts of the respective items of property and equipment with a corresponding effect on the related depreciation charge.

Leases

The Company exercises judgment in determining the approximate lease term on a lease by lease basis. The Company considers all facts and circumstances that may create an economic incentive to exercise renewal options and also evaluated the economic incentive related to continuation of existing leaseholds. The Company is also required to estimate specific criteria in order to estimate the carrying amount of right-of-use assets and lease liabilities including the incremental borrowing rate and effective interest rate.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

7.      PROPERTY AND EQUIPMENT

7.1    Cost

	Balance as at December 31, 2023	Additions	Disposals/ transfers	Balance as at June 30, 2024
	AED	AED	AED	AED
Office furniture	247,552	71,859	—	319,411
Computers	484,466	230,878	—	715,344
Office equipment	1,993,218	1,363,214	—	3,356,432
Fit out and fixtures	2,285,372	41,000	—	2,326,372
Totals (AED)	5,010,608	1,706,951	—	6,717,559
Totals (USD)	1,364,545	464,856	—	1,829,401

7.2    Depreciation

	Balance as at December 31, 2023	Additions	Disposals/ transfers	Balance as at June 30, 2024
	AED	AED	AED	AED
Office furniture	151,838	38,976	—	190,814
Computers	314,572	61,418	—	375,990
Office equipment	723,925	271,877	—	995,801
Fit out and fixtures	368,181	115,272	—	483,452
	1,558,516	487,543	—	2,046,057
Amount in USD	424,432	132,773	—	557,205

For the period ended June 30, 2023, the Company recorded depreciation expense of $358,498.

7.3    Net book value

	June 30, 2024		December 31, 2023
	USD	AED	AED
Office furniture	35,021	128,597	95,714
Computers	92,417	339,354	169,894
Office equipment	642,873	2,360,630	1,269,293
Fit out and fixtures	501,884	1,842,919	1,917,191
	1,272,195	4,671,500	3,452,092

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

8.      INTANGIBLE ASSETS

	June 30, 2024		December 31, 2023
	USD	AED	AED
Balance at the beginning of the year	—	—	—
Addition during the period	12,995	47,716	—
Disposals during the period	—	—	—
Amortization for the period	(1,121)	(4,118)	—
Balance at the end of the period	11,874	43,598	—

9.      RIGHT OF USE ASSET

	June 30, 2024		December 31, 2023
	USD	AED	AED
Asset capitalized
Balance at the beginning of the year	1,097,724	4,030,844	3,871,968
Capitalized during the period	15,313	56,226	158,876
	1,113,037	4,087,070	4,030,844
Depreciation
As at the beginning of the year	514,610	1,889,647	1,044,583
Charge for the period	129,505	475,543	845,064
	644,115	2,365,190	1,889,647
Net book value	468,922	1,721,880	2,141,197

The following are the amounts recognized in the statement of comprehensive income.

	June 30, 2024		June 30, 2023
	USD	AED	AED
Depreciation of the right of use assets	129,505	475,543	408,530
Interest expenses on leased assets	6,943	25,493	33,506
Total amount recognized in the statement of comprehensive income	136,448	501,036	442,036

9.1    The right of use asset had been capitalized with the incurred initial broker commission of AED 35,000 to obtain the lease agreement.

10.    TRADE RECEIVABLES

	June 30, 2024		December 31, 2023
	USD	AED	AED
Trade receivables	11,224	41,213	41,213
Less: expected credit losses allowance	(11,224)	(41,213)	(41,213)
	—	—	—

10.1  Trade receivables are non-interest bearing and are generally on 90 days terms (refer to note 22) after which date trade receivables are considered to be past due. It is not the practice of the Company to obtain collateral over receivables.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

10.    TRADE RECEIVABLES (cont.)

10.2  As at June 30, 2024 and December 31 2023, the ageing analysis of trade receivables was as follows:

	Total	Not past due		Past due
		0 – 90 days	91 – 360 days	Over 360 days
June 30, 2024 (AED)	41,213	—	—	41,213
June 30, 2024 (USD)	11,224	—	—	11,224
December 31, 2023 (AED)	41,213	—	—	41,213

10.3  Expected credit losses on trade receivables as per IFRS 9

The Company applies the IFRS 9 simplified model of recognizing lifetime expected credit losses for all trade receivables as these items do not have a significant financing component.

In measuring the expected credit losses, the trade receivables have been assessed on a collective basis as they possess shared credit risk characteristics. They have been grouped based on the credit year and the days past due.

The expected loss rates are based on the payment profile for sales over the past 12 months as well as the corresponding historical credit losses during that year. The historical rates are adjusted to reflect current and forward-looking macroeconomic factors affecting the customer’s ability to settle the amount outstanding.

Trade receivables are written off (i.e. derecognized) when there is no reasonable expectation of recovery. Failure to make payments within 90 days from the invoice date and failure to engage with the Company on alternative payment arrangement amongst others is considered indicators of no reasonable expectation of recovery.

On the above basis, the expected credit loss for trade receivables as at June 30, 2024 and December 31, 2023 was determined using the provision matrix as follows:

Ageing analysis of trade receivables	Default rate %	Trade receivables AED	Provision as per IFRS 9 AED
As at June 30, 2024
Over 360 days	100%	41,213	41,213

Amount in USD		11,224	11,224

As at December 31, 2023
Over 360 days	100%	41,213	41,213

10.4  The movement in allowance against trade receivables was as follows:

	June 30, 2024		December 31, 2023
	USD	AED	AED
Balance at the beginning of the year	11,224	41,213	41,213
Provision during the period	—	—	—
Balance at the end of the period	11,224	41,213	41,213

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

11.    OTHER RECEIVABLES

	June 30, 2024		December 31, 2023
	USD	AED	AED
Bank guarantee	25,654	94,200	86,350
Prepayments	175,396	644,055	274,452
Other deposits	43,287	158,951	143,301
VAT receivable	54,924	201,680	105,806
Other	17,357	63,733	59,230
	316,618	1,162,619	669,139

*Prepayments:

The Company has prepayments totaling AED 622,692 as of June 30, 2024, classified as follows:

1 – Prepaid Rent:	AED	260,929
2 – Prepaid Medical Insurance:	AED	109,563
3 – Prepaid Rent Services Charge:	AED	31,856
4 – Prepaid Equipment Rental:	AED	3,888
5 – Prepaid Subscriptions:	AED	237,819

The Company has prepayments totaling AED 274,452 as of December 31, 2023, classified as follows:

1 – Prepaid Rent:	AED	16,890
2 – Prepaid Medical Insurance:	AED	49,965
3 – Prepaid Rent Services Charge:	AED	95,654
4 – Prepaid Equipment Rental:	AED	111,943

11.1  Advance Payment to Suppliers

As of June 30, 2024, the Company has made advance payments totaling AED 2,729,721 (USD 743,388) to various suppliers for the procurement of machines, equipment, and related systems. The breakdown of these advance payments is as follows:

1.      DMG MORI Middle East FZE:    AED1,688,568 — Machines and Equipment Supplier

2.      Creative Colors Design:    AED 300,000 — Fit out Supplier

3.      Siemens:    AED 241,098 — Autonomous Navigation System

4.      Other Local Suppliers:    AED 500,055

As of December 31, 2023, the Company has made advance payments totaling AED 2,306,399 to various suppliers for the procurement of machines, equipment, and related systems. The breakdown of these advance payments is as follows:

1.      DMG MORI Middle East FZE:    AED 870,722 — Machines and Equipment Supplier

2.      L V L TECH GENERAL TRADING LLC:    AED 704,145 — Machines and Equipment Supplier

3.      Siemens:    AED 241,098 — Autonomous Navigation System

4.      Other Local Suppliers:    AED 490,434

These advance payments are recorded as current assets in the financial statements and represent amounts paid in advance for goods and services to be received in the future.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

12.    CASH AND CASH EQUIVALENTS

	June 30, 2024		December 31, 2023
	USD	AED	AED
Cash in hand	7,003	25,716	11,016
Cash at bank	42,313	155,371	57,356
	49,316	181,087	68,372

13.    RELATED PARTY TRANSACTIONS AND BALANCES

Balances with related parties during the period as follows.

13.1  Due to related parties

	June 30, 2024		December 31, 2023
	USD	AED	AED
Mr. Egor Romanyuk (Loan)	1,656,655	6,083,236	5,436,740
Mr. Fareed Aljawhary	2,005,880	7,365,591	—
	3,662,535	13,448,827	5,436,740

During the period ended June 30, 2024, the Company entered into the following related party transactions:

Loan from Mr. Egor Romanyuk:    In May 2024 The Company received a loan in amounting to AED 175,025 (USD 47,665) from Mr. Egor Romanyuk, a shareholder. In connection with this loan, the Company has agreed to pay Mr. Romanyuk a management fee of 20% per annum on the loan amount., The Company will repay this amount within 15 days after the IPO.

Loan from Mr. Fareed Aljawhary:    The Company received a loan amounting to AED 8,068,600 from Mr. Fareed Aljawhary, a shareholder. This loan does not carry any associated management fee. In connection with this loan, the Company will repay this amount within one month after the IPO. The initial fair value of loans received in 2024 was determined to be AED 7,033,641 ($1,915,480), which was determined using an estimated effective interest rate of 20% and estimated maturity date of December 31, 2024. The difference between the face value and the fair value of the loans received in 2024 of AED 1,034,959 ($281,852) has been recognized as a capital contribution during the period. Imputed interest expense of loans received in 2024 is AED 331,950 ($90,400) for the period ended June 30, 2024.

	Commission	Principal Amount (AED)	Principal Amount (USD)	Balance at June 30, 2024
				Total (AED)	Total (USD)
Loan from Mr. Fareed Aljawhary
January 31, 2024	0%	2,000,000	544,662	1,825,742	497,206
February 29, 2024	0%	1,913,600	521,133	1,746,870	475,727
March 31, 2024	0%	1,180,000	321,351	1,077,188	293,352
April 30, 2024	0%	475,000	129,357	433,614	118,087
May 31, 2024	0%	2,500,000	680,828	2,282,177	621,508
		8,068,600	2,197,331	7,365,591	2,005,880

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

13.    RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

The following table sets out the indebtedness of the Company as at June 30, 2024 with Mr.Egor Romanyuk:

Mr. Egor Romanyuk (Loan)	Amount (AED)%		Management Fee	Total (AED)	Total (USD)
Amount Due Without Fees	119,978	0%	—	119,978	32,674
Mr. Egor May 23 (Loan 1)	3,968,987	20%	926,097	4,895,083	1,333,084
Mr. Egor Dec 23 (Loan 2)	446,857	20%	49,731	496,588	135,236
Mr. Egor Dec 23 (Loan 3)	365,300	20%	37,905	403,205	109,805
Mr. Egor May 24 (Loan 4) *20% After IPO	175,025	20%	—	175,025	47,665
Repayment during 2024				(6,643)	(1,809)
Total	5,076,147		1,013,733	6,083,236	1,656,655

Loan from Shareholder:    The Company received loans amounting to AED 5,076,147 from Mr. Egor Romanyuk, a shareholder. In connection with this loan, the Company has agreed to pay Mr. Romanyuk a management fee of 20% per annum on the loan amount.

Additional Loan:    The Company also received an additional loan of AED 119,978 from Mr. Romanyuk. This loan does not carry any associated management fee.

These transactions are considered related party transactions and have been conducted on terms agreed upon between the parties involved.

The Company reviewed and determined that imputed interest expense of Amount Due Without Fees (interest-free loan) is immaterial for the period ended June 30, 2023.

13.2. Payable for shares

	June 30, 2024		December 31, 2023
	USD	AED	AED
Payable for ordinary share (note 2)	27,233	100,000	100,000
	27,233	100,000	100,000

Micropolis Holding acquired 100 shares of Micropolis Dubai for a total consideration of AED 100,000. The transaction has been recorded as a payable in the financial statements, reflecting the obligation to settle the purchase price for the acquired shares.

14.    EMPLOYEES’ END-OF-SERVICE BENEFITS

	June 30, 2024		December 31, 2023
	USD	AED	AED
Balance at the beginning of the year	112,385	412,678	274,586
Add: provided for the period	27,858	102,293	189,040
Less: paid during the period	(3,921)	(14,395)	(50,948)
Balance at the end of the period	136,322	500,576	412,678

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

15.    TRADE AND OTHER PAYABLES

	June 30, 2024		December 31, 2023
	USD	AED	AED
Trade payables	120,927	444,042	73,082
Staff payables	272,027	998,880	588,756
Accrued Expenses	12,891	47,334	32,528
PDC payables	74,632	274,049	11,860
Payables to former related party	127,141	466,861	466,861
Other payables	14,419	52,948	52,948
	622,037	2,284,114	1,226,035

Payables to former related party represent amounts owing to the former controlling shareholder (and related corporation) of the Micropolis Dubai for operating expenses paid on behalf of Micropolis Dubai. The shareholder ceased being a controlling shareholder and related party, during the fiscal year ended 2021. The Company intends to repay amounts when funds are available. The amounts are due on demand, do not accrue interest, and are unsecured.

16.    CONTRACT LIABILITIES

	June 30, 2024		December 31, 2023
	USD	AED	AED
Future General Trading LLC -Machinery Investment	537,604	1,974,081	1,415,172
Future General Trading LLC -Autonomous Investment	2,984,477	10,959,000	7,853,950
	3,522,081	12,933,081	9,269,122

Below we describe the two agreements in detail.

16.1  Future General Trading LLC — Autonomous Investment

This agreement is made effective as of April 26, 2023. The primary purpose of this investment financed by Future General Trading LLC, is to finance the development and production of Autonomous Police Patrols. These robots will be used as Autonomous Police Patrols and other commercial robotic applications, including crime detection and security software called Microspot. The Company will pay the investor, Future General Trading LLC, royalty of 25% of the total selling price of each unit sold until the investment amount is paid back, and thereafter 25% of the margin on each unit sold in perpetuity. The Company will receive the financial commitment as follows;

Total Agreed Investment Amount: $3.3 million (AED 12.1 million)

•        $500,000 (AED 1,836,000) in Month 1

•        $275,000 (AED 1,009,800) monthly from Month 2 to Month 9

•        $200,000 (AED 734,400) monthly from Month 10 to Month 12

As of June 30, 2024, the total amount received under this agreement was approximately AED 11.0 million.

All items will be delivered. The Company expects the delivery date in the first quarter of fiscal year-end 2025.

16.2  Future General Trading LLC — Machinery Investment

This agreement is made effective as of November 18, 2023. The primary purpose of this investment is to fund the purchase and installation of a DMG Mori DMU 75 Monoblock CNC machine and a TPM 600P SLS 3D Printing machine, collectively referred to as “the Machines”. This is expected to significantly improve the production capabilities of Micropolis, for legal support, staffing, production, quality control and reporting.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

16.    CONTRACT LIABILITIES (cont.)

The total agreed investment amount is $774,800 (AED 2.8 million). The Company and the investors also agreed to form subsequently a Special purpose vehicle (SPV), and investor will have 50% stake in that SPV. However, due to the delay in the project and the machine arrival, the SPV has not been formed yet. As of June 30, 2024, the total amount received under this agreement was approximately AED 2.0 million.

The Company received the TPM 600P SLS 3D Printing machine in March 2024, We expect the delivery of the DMU 75 Monoblock CNC machine in Q4 2024, with full operational integration planned for Q1 2025. This timeline aligns with our strategic plan to enhance production capabilities and operational efficiency.

The table below summarizes the maturities of the Company’s contract liabilities at June 30, 2024 and December 31, 2023:

June 30, 2024	Less than one year	One to two year	Total
	AED	AED	AED
Contract liabilities in AED	12,933,081	—	12,933,081
Amount in USD	3,522,081	—	3,522,081
December 31, 2023	Less than one year AED	One to two year AED	Total AED
Contract liabilities in AED	—	9,269,122	9,269,122

17.    LEASE LIABITITY

LEASE LIABITITY	June 30, 2024		December 31, 2023
	USD	AED	AED
Payable after one year (2 – 3 years)	225,215	826,989	1,256,274
Payable within one year	255,051	936,546	923,889
	480,266	1,763,535	2,180,163

The movement in lease liability was as follows:

	June 30, 2024		June 30, 2023
	USD	AED	AED
Balance at the beginning of the year	593,726	2,180,163	2,845,158
Lease additions during the period	15,312	56,226	—
Add: interest accretion	6,943	25,493	33,506
Less: payments made during the period	(135,715)	(498,347)	(429,914)
Balance at the end of the period	480,266	1,763,535	2,448,750

Maturity analysis of the lease liability as at reporting date was as follows:

June 30, 2024	Within 1 year	Within 2 to 3 years	Total
	AED	AED	AED
Gross lease liabilities	968,229	840,299	1,808,528
Less: Future interest	(31,683)	(13,310)	(44,993)
Net lease liabilities	936,546	826,989	1,763,535
Amount in USD	255,051	225,215	480,266

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

17.    LEASE LIABITITY (cont.)

17.1  The Company has issued a postdated cheques of AED 3,176,875 and AED 960,000 which were written in advance for the usage of warehouse premises and equipment for a lease period of 60 and 48 months respectively. As per IFRS 16 ‘Leases’ standard (Note 5 (r)) the present value of future cashflows (inclusive of VAT) had been discounted at the incremental borrowing rate of 2.5% for the calculation of right of use asset (Note 9) and the liabilities.

18.    REVENUE

The Company recognized revenue of AED 32,796 (USD 8,931) (2023: AED 577,064) from Customer Quality Support Solutions Co. Ltd. for the supply of robotics. Revenue is recorded based on the milestone completed with the Company’s revenue recognition policy.

19     OPERATING EXPENSES

19.1  Cost of revenue

	June 30, 2024		June 30, 2023
	USD	AED	AED
			(As restated)
Material consumed	2,729	10,020	173,119
Direct salaries and wages	—	—	116,000
	2,729	10,020	289,119

19.2  Administrative Expenses

	June 30, 2024		June 30, 2023
	USD	AED	AED
			(As restated)
Employees benefit expenses	1,430,283	5,252,000	2,459,498
Accommodation expenses	46,403	170,392	73,831
Rent expenses	32,019	117,573	92,475
Depreciation of property plant and equipment (note 7)	132,773	487,543	358,497
Depreciation of right of use asset (note 9)	129,505	475,543	408,530
Utilities and office expenses	69,893	256,646	73,065
Telephone expenses	9,846	36,154	26,734
Government and license fee	637	2,340	1,820
Transport expenses	39,557	145,254	61,323
Repairs and maintenance	18,336	67,329	20,300
Bank charges	11,315	41,547	19,304
Professional fee	264,371	970,768	847,354
IT expenses	64,312	236,153	93,163
Amortization (note 8)	1,121	4,118	—
Management Fees	130,205	478,114	132,300
	2,380,576	8,741,474	4,668,194

____________

(*)      The Company adopted IFRS 16 Leases with effect from January 1, 2019. There were no right of use assets and corresponding lease liability recognized as the lease considered as short-term lease.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

19     OPERATING EXPENSES (cont.)

19.3  Research and development cost

	June 30, 2024		June 30, 2023
	USD	AED	AED
			(As restated)
Research and development cost	485,292	1,781,994	323,912

19.4  Marketing

	June 30, 2024		June 30, 2023
	USD	AED	AED
Marketing expenses	197,913	726,740	—

20.    OTHER INCOME AND FINANCE EXPENSE

20.1  Other Income

The other income for the period ended June 30, 2024, totals AED 17,727 (USD 4,828). This amount includes revenue from the sale of scrap items and cash back from a prepaid card. These revenues are classified separately to clarify the entity’s non-core income sources.

Other income for period ended June 30, 2023, amounts to AED 199,551 (As Restated). This income is primarily derived from room rental in our warehouse facilities. Additionally, this amount includes adjustments related to the Dubai Police invoice from 2020, which has been cleared against the provision for doubtful debts, as well as revenue from the sale of scrap items. These items are classified separately to provide clarity on the entity’s non-core revenue streams.

20.2  Finance expense

FINANCE EXPENSE	June 30, 2024		June 30, 2023
	USD	AED	AED
Imputed interest from due to related party	90,400	331,950	—
Interest expense from lease	6,943	25,493	33,506
	97,343	357,443	33,506

21.    COMMITMENTS AND CONTINGENCIES

21.1  Capital expenditure commitments

The Company did not have capital expenditure commitments at the reporting date.

21.2  Operating expenditure commitments

The Company has committed rental expense of AED 117,573 (USD 32,019) as of June 30, 2024 (2023 — AED 92,475) and rent agreements are renewable on an annual basis.

21.3  Contingent liabilities

	June 30, 2024		December 31, 2023
	USD	AED	AED
Labor guarantees	34,041	125,000	125,000

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

22.    RISK MANAGEMENT

22.1  Credit risk

Credit risk is limited to the carrying values of financial assets in the statement of financial position, and is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is exposed to credit risk on its bank balances and trade and other receivables as follows:

	June 30, 2024		December 31, 2023
	USD	AED	AED
Cash at bank (note 12)	42,313	155,371	57,356
Trade receivables (note 10)	11,224	41,213	41,213
Other receivables (excluding prepaid expenses and advances) (note 11)	141,222	518,564	394,687
	194,759	715,148	493,256

The Company seeks to limit its credit risk with respect to banks by dealing with reputable banks only.

Due from related party and other receivables (excluding advances and prepaid expenses) relate to transactions arising in the normal course of business with minimal credit risk.

Credit risks related to trade receivables are managed subject to the Company’s policies, procedures and controls relating to customer credit risk management. Credit limits are established for all customers based on internal rating criteria and the credit quality of customers is assessed by management. Outstanding customer receivables are regularly monitored. The requirement for an impairment is analyzed at each reporting date on an individual basis for major customers. Additionally, minor receivables are grouped into homogenous groups and assessed for impairment collectively. The Company does not hold collateral as security.

22.2  Liquidity risk

Liquidity risk is the risk that the Company may not have sufficient liquid funds to meet its liabilities as they fall due. Prudent liquidity risk management requires maintaining sufficient cash and the availability of funding to meet obligations when due. The Company limits its liquidity risk by ensuring funds from the shareholder and related parties are available, as required.

The Company terms of contract require amounts to be paid within 90 days of the date of sale.

Trade payables are normally settled within 30 days of the date of purchase.

The table below summarizes the maturities of the Company financial liabilities at June 30, 2024 and December 31, 2023.

	Less than one year	More than one year (*)	Total
	AED	AED	AED
June 30, 2024
Due to related parties (note 13)	14,151,836	—	14,151,836
Trade and other payables (note 15)	2,284,114	—	2,284,114
Lease liability (note 17)	936,546	826,989	1,763,535
Amount in AED	17,372,496	826,989	18,199,485
Amount in USD	4,731,072	225,215	4,956,287

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

22.    RISK MANAGEMENT (cont.)

	Less than one year	More than one year(*)	Total
	AED	AED	AED
December 31, 2023
Due to related parties (note 13)	5,436,740	—	5,436,740
Trade and other payables (note 15)	1,226,035	—	1,226,035
Lease liability (note 17)	923,889	1,256,274	2,180,163
Amount in AED	7,586,664	1,256,274	8,842,938

____________

(*)      There are no liabilities more than five years.

22.3  Foreign currency risk

Foreign currency risk is the risk that an adverse movement in currency exchange rates can affect the financial performance of the Company and can arise on financial instruments that are denominated in a currency other than the functional currency in which they are measured. Most of the Company’s transactions are carried out in AED, hence no material risk arises.

Translations of balances in the statement of financial position, the statement of comprehensive income and the statements of cash flows from AED into USD as of and for the period ended June 30, 2024 are solely for the convenience of the reader and were calculated at the rate of USD 1.00 to AED 3.672, representing the noon buying rate in the City of New York for cable transfers of AED as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2024. No representation is made that the AED amounts represent or could have been, or could be, converted, realized or settled into USD at that rate on June 30, 2024, or at any other rate.

23.    ORDINARY SHARE

Micropolis holding was incorporated under the laws of Cayman Islands and is principally engaged in the development of advanced robotics and autonomous systems. The Company’s authorized capital amounts to 200,000,000 shares, with the current issued and paid-up capital being USD $3,000, divided into 30,000,000 shares of $0.0001 each.

In 2022, the Company had AED 10,363,887 worth of capital introduced during the year, all consisting of shareholders’ funds with main purpose to finance company’s daily operations.

24.    WARRANTS

As the result of the ongoing IPO, Micropolis Holding Company (the “Company”) has agreed to issue Warrants to OLIMP PROJECTS LLC, a Wyoming limited liability company (the “Holder”). OLIMP PROJECTS LLC initially signed the warrants on January 1, 2023 with Dubai entity, Micropolis Dubai and then the same warrant was transferred on newly formed Micropolis Holding Company on February 23, 2023. The number of shares for which the Warrants are exercisable represents 3% of the issued and outstanding Ordinary Shares as of the Issuance Date, and that such number of Warrant Shares shall be subject to adjustment as set forth herein. The exercise price per Ordinary Share under this Warrant shall be $0.01. Trigger date of the warrant issuance is either of the earlier date: 1) the company completes its first IPO, 2) the company consummates a merger or other transaction with a SPAC wherein the company becomes a subsidiary of the SPAC, 3) the company consummates any other Fundamental Transaction or 4) five years from the issuance date of the warrant.

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

24.    WARRANTS (cont.)

In addition, as the result of the ongoing IPO process, we have agreed to grant the Underwriter (Network1 Financial Securities, Inc) non-redeemable warrants to purchase an amount equal to six percent (6%) of the Ordinary Shares sold in the offering (including any shares sold upon exercise of the over-allotment option), which warrants will be exercisable at any time, will be subject to lock up for 180 days from the date of issuance in accordance with FINRA Rule 5510, and will expire five years from the commencement of sales of the offering. Such warrants are exercisable at a price of one hundred and twenty-five (125%) of the public offering price of the Ordinary Shares offered pursuant to this offering. We will register the Ordinary Shares underlying the underwriter’s warrants and will file all necessary undertakings in connection therewith. The underwriter’s warrants and the Ordinary Shares underlying the underwriter’s warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the Offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The underwriter’s warrants may be exercised as to all or a lesser number of Ordinary Shares and will provide for cashless exercise. The underwriter’s warrants contain a provision for one demand registration, at the expense of the Company, and one additional demand right at the expense of the holder of the underwriter’s warrants. The demand registration rights may be exercised at any time following issuance of the warrants but no later than five years following the commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(C). The underwriter warrants also contain unlimited “piggyback” registration rights at our expense. The piggyback registration rights may be exercised at any time following issuance of the warrants but no later than five years following commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(D).

25.    EARNINGS PER SHARE

	June 30, 2024		June 30, 2023
	USD Basic and Diluted	AED Basic and Diluted	AED Basic and Diluted
			(As Restated)
Earnings
Losses attributable to Micropolis Shareowners	(3,150,094)	(11,567,148)	(4,538,116)

Number of Shares
Weighted average number of shares	30,000,000	30,000,000	23,706,000

Earnings per Share
Losses attributable to Micropolis Shareowners per share	(0.11)	(0.39)	(0.19)

MICROPOLIS HOLDING COMPANY
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2024

26.    EVENTS AFTER REPORTING DATE

The Company entered into loan agreements with Mr. Fareed Aljawhari and with Mr.Egor Romanyuk. Below are the details of each Loan agreement entered in 2024:

	Details	Commission	Repayment Date	Amount AED
1	July 31, 2024, note 1 – Fareed Aljawhari	0%	within one month After IPO	1,139,507
2	July 31, 2024, note 2 – Fareed Aljawhari	0%	within one month After IPO	146,120
3	August 16, 2024 – Egor Romanyuk	20% Y	within 15 days After IPO	372,323
4	September 30, 2024 – Egor Romanyuk	20% Y	within 15 days After IPO	219,527
5	October 25, 2024, Rajesh Venkataraman	10% M	within three months After IPO	700,000
6	October 26, 2024 – Fareed Aljawhari	0%	within one month After IPO	500,000
7	October 31, 2024 – Egor Romanyuk	0%	No Loan agreement yet	450,000
8	November 8, 2024 – Egor Romanyuk	0%	No Loan agreement yet	157,516
	Total			3,684,993

MICROPOLIS HOLDING COMPANY

Ordinary Shares

______________________

PROSPECTUS

______________________

[            ], 2025

Until [•] (twenty-five (25) days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II — Information Not Required in the Prospectus

Item 6.       Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles which will become effective from the date on which the registration statement of which this prospectus forms a part becomes effective, to the fullest extent permissible under Cayman Islands law every Director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, losses, damages, expenses or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, losses, damages, expenses or liabilities by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Purchaser	Date of Issuance	Number of Shares
Ogier Global Subscriber (Cayman) Limited*	February 23, 2023	1
Egor Romanyuk	March 14, 2023	8,499,999
Simon Jonathan Rubel Lo Gatto	March 14, 2023	1,500,000
Egor Romanyuk	September 14, 2023	3,509,000
Simon Jonathan Rubel Lo Gatto	September 14, 2023	2,700,000
Mpolis LLC	September 14, 2023	2,997,000
Fareed Talal Aljawhari	September 14, 2023	4,200,000
Mohammed Mounir Bourayou	September 14, 2023	300,000
Dzmitry Kastahorau	September 14, 2023	300,000
Alexander Rugaev	September 14, 2023	2,997,000
Saken Saryyev	September 14, 2023	2,997,000
TOTAL		30,000,000

____________

*        Ogier Global Subscriber (Cayman) Limited was the initial subscriber at the time of incorporation of the Company, the one (1) share was transferred to Egor Romanyuk on March 14, 2023.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8.       Exhibits.

(a)     The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement*
3.1	Articles and Memorandum of Association, as currently in effect*
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective upon effectiveness of the registration statement*
4.1	Specimen Share Certificate*
4.2	Form of Underwriters’ Warrant*
5.1	Opinion of Ogier*
5.2	Opinion of Loeb & Loeb LLP regarding the enforceability of the Underwriter Warrants*
8.1	Opinion of UAE counsel regarding certain tax matters*
10.1	Form of Employment Agreement and Indemnification Agreement between the Registrant and its executive officers*
10.2	Form of Agreement and Indemnification Agreement with the Registrant’s independent directors*
10.4	English translation of the Contractual Agreement For the Implementation of Self-Driving Cars Project entered into between Micropolis Digital Development FZ-LLC and Invest 56 LLC dated July 31, 2023*
10.5	Investment Agreement entered into between Micropolis Digital Development FZ-LLC and Future General Trading FZE dated April 26, 2023*
10.6	Agreement entered into between Micropolis Digital Development FZ-LLC and Quality Support Solutions Limited dated December 28, 2022*
10.7	Professional services agreement entered into between Micropolis Digital Development FZ-LLC and Siemens Industry Software SA (Pty) Ltd*
19.1	Insider Trading Policy*
21.1	List of Subsidiaries*
23.1	Consent of TAAD LLP*
23.2	Consent of Ogier (included in Exhibit 5.1)*
23.3	Consent of Pinsent Masons LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on signature page to the registration statement)**
99.1	Charter of the Audit Committee*
99.2	Charter of the Compensation Committee*
99.3	Charter of the Nominating and Corporate Governance Committee*
99.4	Code of Business Conduct and Ethics*
99.5	Registrant’s Representation under Item 8.A.4 of Form 20-F*
107	Registration Fee Table*

____________

*        Filed previously.

**      Filed herewith.

(b)    Financial Statement Schedules

None.

Item 9.       Undertakings

The undersigned registrant hereby undertakes:

(a)     to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)    insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(d)    for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(e)     for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)     for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the UAE, on January 15, 2025.

Micropolis Holding Company
By:	/s/ Fareed Aljawhari
	Name:	Fareed Aljawhari
	Title:	Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fareed Aljawhari his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Fareed Aljawhari	Chief Executive Officer and director	January 15, 2025
Fareed Aljawhari	(Principal executive officer)
/s/ Dzmitry Kastahorau	Chief Financial Officer	January 15, 2025
Dzmitry Kastahorau	(Principal financial and accounting officer)
/s/ Saken Saryyev	Director	January 15, 2025
Saken Saryyev
/s/ Marwan Al Sarkal	Chairman and Independent Director	January 15, 2025
Marwan Al Sarkal
/s/ Peter Balint	Independent Director	January 15, 2025
Peter Balint
/s/ Alun Richards	Independent Director	January 15, 2025
Alun Richards

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Micropolis Holding Company, has signed this registration statement in New York, on January 15, 2025.

Authorized U.S. Representative MPOLIS LLC
By:	/s/ Grigorii Trubkin
	Name:	Grigorii Trubkin
	Title:	Manager